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Cincinnati Bell Inc.

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Cincinnati Bell Inc.
221 East Fourth Street
Cincinnati, Ohio 45202

March 18, 2016

Dear Fellow Shareholder:
You are cordially invited to attend the annual meeting of shareholders of Cincinnati Bell Inc. to be held at 11:00 a.m., Eastern Daylight Time, on Friday, April 29, 2016, at the Queen City Club, 331 East Fourth Street, Cincinnati, Ohio.
This booklet includes the formal notice of the meeting as well as the proxy statement. The proxy statement gives you information about the formal items of business to be voted on at the meeting and other information relevant to your voting decisions.
We are providing our shareholders access to the proxy materials and our 2015 annual report over the internet. This allows us to provide you with the annual meeting information you need in a fast and efficient manner, while reducing the environmental impact of our annual meeting. On or about March 18, 2016, we will mail to shareholders a Notice of Internet Availability of Proxy Materials (the "Notice") containing instructions on how to access our proxy statement and 2015 annual report online and how to vote online. If you receive such a Notice by mail, you will not receive a printed copy of the materials unless you specifically request one. However, the Notice contains instructions on how to request printed copies of these materials and a proxy card by mail.
Your vote is very important to us. Regardless of the number of shares you own, please vote. You can vote your shares by internet, toll-free telephone call, or, if you request that the proxy materials be mailed to you, by completing, signing and returning the proxy card enclosed with those materials. Please see page 2 of the proxy statement for more detailed information about your voting options.

Very truly yours,
Phillip R. Cox
Chairman of the Board

Notice of 2016 Annual Meeting of Shareholders

Time and Date:	11:00 a.m., Eastern Daylight Time, Friday, April 29, 2016

Place:	Queen City Club
331 East Fourth Street
Cincinnati, Ohio

Matters to be Voted upon:

•	Election as directors of the nine nominees named in the accompanying proxy statement for one-year terms expiring at the 2017 annual meeting of shareholders;

•	Approval, by non-binding advisory vote, of our executive officers' compensation;

•	Approval of an amendment to the Cincinnati Bell Inc. 2007 Stock Option Plan for Non-Employee Directors;

•	Re-approval of the material terms of the performance goals under the Cincinnati Bell Inc. 2011 Short-Term Incentive Plan;

•	Ratification of our Audit Committee's appointment of our independent registered public accounting firm for 2016; and

•	Any other business properly brought before the meeting and any adjournments or postponements of the meeting.

Record Date:	February 29, 2016
Only shareholders of record as of the close of business on this date are entitled to vote.

Whether or not you plan to attend the meeting, we encourage you to vote as promptly as possible by the internet or by telephone. If you request a printed copy of the proxy materials, you may complete and return by mail the proxy or voting instruction card you will receive in response to your request, or you can vote by the internet or by telephone. If you attend the meeting and wish to change your vote, you can do so by voting in person at the meeting.

Christopher J. Wilson
Vice President, General Counsel and Secretary

Proxy Statement for Annual Meeting of Shareholders

The annual meeting of shareholders of Cincinnati Bell Inc. ("Cincinnati Bell", "we", "our", "us", or the "Company") will be held at 11:00 a.m., Eastern Daylight Time, on Friday, April 29, 2016, at the Queen City Club, 331 East Fourth Street, Cincinnati, Ohio.
We are furnishing this proxy statement to our shareholders in connection with the solicitation of proxies by our Board of Directors for the 2016 annual meeting of shareholders on that date, and any adjournment or postponement of the meeting. Our 2015 annual report accompanies this proxy statement.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON APRIL 29, 2016.
This proxy statement and the 2015 annual report are first being made available on the website at www.proxyvote.com, or mailed to shareholders who have requested paper copies, on or about March 18, 2016. Other information on our website does not constitute part of this proxy statement.

Meeting and Voting Highlights

The Annual Meeting

Time and Date:	11:00 a.m., Eastern Daylight Time, Friday, April 29, 2016
Place:	Queen City Club 331 East Fourth Street Cincinnati, Ohio
Record Date:	February 29, 2016

Purpose of Meeting
This is the annual meeting of the shareholders of Cincinnati Bell Inc. ("Cincinnati Bell", "we", "our", "us", or the "Company"). At the meeting, we will be voting upon:

		Board's Recommendation	Votes Required for Approval
Proposal 1:	Election of directors for one-year terms expiring in 2017.	FOR each nominee	Majority of votes cast
Proposal 2:	Approval, by a non-binding advisory vote, of our executive officers' compensation.	FOR	Majority of shares present and entitled to vote
Proposal 3:	Approval to an amendment to the Cincinnati Bell Inc. 2007 Stock Option Plan for Non-Employee Directors (the "2007 Directors Plan").	FOR	Majority of shares present and entitled to vote
Proposal 4:	Re-approval of the material terms of the performance goals under the Cincinnati Bell Inc. 2011 Short-Term Incentive Plan (the "2011 Short-Term Incentive Plan").	FOR	Majority of shares present and entitled to vote
Proposal 5:	Ratification of our Audit Committee's appointment of our independent registered public accounting firm for 2016.	FOR	Majority of shares present and entitled to vote
Our Board of Directors ("Board") strongly encourages you to exercise your right to vote on these matters. Your vote is important.

Who May Vote
Common and preferred stock shareholders of Cincinnati Bell Inc. whose shares are recorded directly in their names in our stock register (“shareholders of record”) at the close of business on February 29, 2016 (the "Record Date"), may vote their shares on the matters to be acted upon at the meeting. Shareholders who hold shares of our common stock in “street name,” that is, through an account with a bank, broker, or other holder of record, as of such date may direct the holder of record how to vote their shares at the meeting by following the instructions that the street name holders will receive from the holder of record.

How to Vote
If you meet the above qualification, you may vote in one of the following four ways:

BY INTERNET	BY PHONE	BY MAIL	ATTEND THE MEETING
:	(	*	?
Go to www.proxyvote.com 24/7 and follow the instructions. You need the 12-digit control number included in the Notice of Internet Availability of Proxy Materials, proxy card or voting instructions form sent to you. Voting will be available until 11:59 p.m., EDT, April 28, 2016.

Call toll-free 1-800-690-6903, 24/7, and follow the instructions. You need the 12-digit control number included in the Notice of Internet Availability of Proxy Materials, proxy card or voting instructions form sent to you. Voting will be available until 11:59 p.m., EDT, April 28, 2016.

You can vote by marking, dating and signing your proxy card and returning it by mail in the postage-paid envelope provided. Please mail these items to allow delivery prior to the meeting.
Whether you are a shareholder of record or a street name holder, you may vote your shares at the annual meeting if you attend in person. See “How can I attend and vote my shares at the meeting?” on page 59.

To allow sufficient time for voting, your voting instructions must be received by 11:59 p.m. Eastern Daylight Time ("EDT"), on April 28, 2016.

Admission to the Meeting
If you are a shareholder of record, you will need to bring with you to the meeting either the Notice of Internet Availability of Proxy Materials (the "Notice") or any proxy card that is sent to you. Otherwise, you will be admitted only upon other verification of record ownership at the admission counter.
If you own shares held in street name, bring with you to the meeting either the Notice or any voting instruction form that is sent to you, or your most recent brokerage statement or a letter from your bank, broker, or other record holder indicating that you beneficially owned shares of our common stock on February 29, 2016. We can use that to verify your beneficial ownership of common stock and admit you to the meeting. If you intend to vote at the meeting, you also will need to bring to the meeting a signed proxy from your bank, broker, or other holder of record that authorizes you to vote the shares that the record holder holds for you in its name.
Additionally, all persons will need to bring a valid government-issued photo ID to gain admission to the meeting.

Additional Information
More detailed information about the 2016 annual meeting and voting can be found in “Questions and Answers” beginning on page 57.

Governance
Board of Directors and Committees

Corporate Governance Overview
Our business, property and affairs are managed under the direction of our Board. Members of our Board are kept informed of our business through discussions with our President and Chief Executive Officer and other officers, by reviewing materials provided to them, by visiting our offices and by participating in meetings of the Board and its committees.
The Company’s Amended Regulations provide that the Board shall consist of not less than nine nor more than 17 persons, with the exact number to be fixed and determined by resolution of the Board or by resolution of the shareholders at any annual or special meeting of shareholders. At this time, the Board has determined that the Board shall consist of nine members.
On January 23, 2015, Mr. Alan R. Schriber informed the Company that he would not seek re-election to the Board when his term expired in 2015, and on April 30, 2015, Mr. Schriber’s position on the Board became vacant. Effective July 2, 2015, Mr. Martin J. Yudkovitz was appointed to the Board to fill the vacancy resulting from Mr. Schriber's decision not to stand for re-election at last year's annual meeting.
The Company has a long-standing policy that the positions of Chairman of the Board (currently held by Mr. Phillip R. Cox) and Chief Executive Officer (currently held by Mr. Theodore H. Torbeck) should be held by separate persons, as discussed in its Corporate Governance Guidelines. The Company continues to believe that this structure is in the best interest of shareholders because it facilitates the Board’s oversight of management, allows the independent directors to be more actively involved in setting agendas and establishing priorities for the work of the Board, and is consistent with the principles of good corporate governance.
Our Board currently has the following four committees: (i) the Audit and Finance Committee, (ii) the Compensation Committee, (iii) the Governance and Nominating Committee, and (iv) the Executive Committee. The members and function of each committee are described below. During fiscal year 2015, the Board held eight meetings, and all directors attended at least 75% of all Board and applicable committee meetings during the period in which he or she served as a director.
Under the Company’s Corporate Governance Guidelines, directors are expected to attend the Annual Meeting of Shareholders. All of the directors, who were on the Board at the time and were seeking election, attended the 2015 Annual Meeting of Shareholders.
For information on how to obtain a copy of the Company's Corporate Governance Guidelines, please see page 62.

Director Independence
In accordance with the rules and listing standards of the New York Stock Exchange ("NYSE") and the Company’s Corporate Governance Guidelines, the Board affirmatively evaluates and determines the independence of each director and each nominee for election. Based on an analysis of information supplied by the directors, the Board evaluates whether any director has any material relationship with the Company, either directly or as a partner, shareholder or officer of an organization that has a relationship with the Company that might cause a conflict of interest in the performance of a director’s duties.
Based on these standards, the Board determined that each of the following persons who served as a non-employee director in 2015 is (or was) independent and has (or had) no relationship with the Company, except as a director and shareholder:

• Phillip R. Cox	• Alan R. Schriber*
• John W. Eck	• Lynn A. Wentworth
• Jakki L. Haussler	• Martin J. Yudkovitz**
• Craig F. Maier	• John M. Zrno
• Russel P. Mayer

* Mr. Schriber did not stand for re-election at last year's annual meeting and his term ended April 30, 2015.
** Mr. Yudkovitz was appointed to the Board effective July 2, 2015.
In addition, based on these standards, the Board determined that Mr. Torbeck was not independent because he served as the President and Chief Executive Officer of the Company in 2015.
The non-employee directors of the Company meet in executive session without management present at each regularly scheduled meeting of the Board. Mr. Cox presides at the meetings of the non-employee directors.

Committees of the Board
The Board has four committees: (i) Audit and Finance Committee, (ii) Compensation Committee, (iii) Governance and Nominating Committee and (iv) Executive Committee. For information on how to obtain a copy of each committee’s charter (other than the Executive Committee), please see page 62.
The directors serving on each Committee are appointed by the Board at least annually for terms expiring at the next annual meeting of shareholders.
The following table lists the chairs (C) and members (M) of each standing committee as at the end of 2015:

Name of Director	Audit and Finance	Compensation	Governance and Nominating	Executive
Non-Employee Directors (a)
Phillip R. Cox	M	M	M	C
John W. Eck		M	M
Jakki L. Haussler	M	M
Craig F. Maier	M	C		M
Russel P. Mayer	M		C	M
Lynn A. Wentworth	C	M		M
Martin J. Yudkovitz (b)			M
John M. Zrno	M		M

Employee Directors
Theodore H. Torbeck				M

(a)	All non-employee directors were determined by the Board to be independent directors.

(b)	Effective July 2, 2015, Mr. Yudkovitz was appointed to fill a vacancy on the Board.

In addition, Mr. Alan R. Schriber served as a member of the Compensation Committee and the Governance and Nominating Committee until the expiration of his term on the Board on April 30, 2015.
Audit and Finance Committee:  The Audit and Finance Committee currently consists of six persons, none of whom is an executive officer of the Company. The Audit and Finance Committee held five meetings during 2015. The purpose of the Audit and Finance Committee is, among other things, to assist the Board in its oversight of (i) the integrity of the financial statements of the Company, (ii) the Company’s compliance with legal and regulatory requirements, (iii) the independence and qualifications of the independent registered public accounting firm ("Independent Registered Public Accounting Firm"), (iv) the Company’s risk assessment and risk management policies, and (v) the performance of the Company’s internal audit function and Independent Registered Public Accounting Firm. To this end, the Audit and Finance Committee meets in executive session with its own members and may also meet separately with the Independent Registered Public Accounting Firm, the Company’s internal auditors, General Counsel or members of management. The Audit and Finance Committee Charter provides a more detailed description of the responsibilities and duties of the Audit and Finance Committee. For information on how to obtain a copy of the Audit and Finance Committee Charter, please see page 62.
While the Board has ultimate responsibility for risk oversight, it delegates many of these functions to the Audit and Finance Committee. The Audit and Finance Committee receives regular updates on the Company’s existing and emerging risks from the Company’s Internal Audit department. The updates are based upon interviews with senior management of the Company as well as other key employees. The updates include risk rankings and a general description of risk mitigation activities pertaining to each item. In addition, the Audit and Finance Committee receives regular updates from the Company’s Chief Security Officer on cyber security risks and the actions being taken by his department to monitor and mitigate those risks. The Audit and Finance Committee also oversees the Company’s Security Breach Response and Notification Plan, which sets forth the Company’s plan for notifying affected persons and other stakeholders in the event a security breach involving personally identifiable information or protected health information triggers notification requirements under applicable law. The Audit and Finance Committee provides periodic updates to the full Board on risk oversight and cyber security matters.
In performing its duties, the Audit and Finance Committee meets as often as necessary and at least once each calendar quarter with members of management, the Company’s internal audit staff and the Independent Registered Public Accounting Firm. An agenda for each such meeting is provided in advance to the members of the Audit and Finance Committee.
The Board determined that each member of the Audit and Finance Committee satisfies the independence requirements of the rules and regulations of the Securities and Exchange Commission (the "SEC") and the independence and other requirements of the rules and listing standards of the NYSE. No member of the Audit and Finance Committee serves on the audit committees of more than three public companies. In addition, the Board determined that Ms. Wentworth and Ms. Haussler are audit committee financial experts as defined in the regulations of the SEC and that each member of the Audit and Finance Committee is financially literate as defined by the rules and listing standards of the NYSE. For Ms. Wentworth’s and Ms. Haussler’s relevant experience, please see pages 14 - 15.
Compensation Committee:  The Compensation Committee currently consists of five persons, none of whom is an executive officer. The Compensation Committee held five meetings during 2015. The Compensation Committee is responsible for, among other things, ensuring that directors and certain key executives are effectively and competitively compensated in terms of base compensation and short- and long-term incentive compensation and benefits. In addition, the Compensation Committee evaluates the performance of the Chief Executive Officer and reviews with management the succession planning process for key executive positions. The Compensation Committee Charter provides a more detailed description of the responsibilities and duties of the Compensation Committee. For information on how to obtain a copy of the Compensation Committee Charter, please see page 62.
The Compensation Committee meets as often as necessary to perform its duties. The Compensation Committee also meets separately with the Company’s Chief Executive Officer and other corporate officers, as it deems appropriate, to establish and review the performance criteria and compensation of the Company’s executive officers. An agenda for each meeting is provided in advance to the members of the Compensation Committee.
The Board determined that each member of the Compensation Committee satisfies the independence requirements of the rules and listing standards of the NYSE.

Governance and Nominating Committee:  In 2015, the Governance and Nominating Committee consisted of five persons, none of whom is an executive officer. The Governance and Nominating Committee held three meetings during 2015. The Governance and Nominating Committee, among other things, identifies individuals to become members of the Board, periodically reviews the size and composition of the Board, evaluates the performance of Board members, makes recommendations regarding the determination of a director’s independence, recommends committee appointments and chairpersons to the Board, periodically reviews and recommends to the Board updates to the Company’s Corporate Governance Guidelines and related Company policies and oversees an annual evaluation of the Board and its committees. The Governance and Nominating Committee Charter provides a more detailed description of the responsibilities and duties of the Governance and Nominating Committee. For information on how to obtain a copy of the Governance and Nominating Committee Charter, please see page 62.
The Chief Executive Officer and the Secretary of the Company typically attend the meetings of the Governance and Nominating Committee. An agenda for each such meeting is provided in advance to the members of the Governance and Nominating Committee.
The Board determined that each member of the Governance and Nominating Committee satisfies the independence requirements of the rules and listing standards of the NYSE.
Executive Committee:  The Executive Committee currently consists of five persons, one of whom is the President and Chief Executive Officer of the Company. The Executive Committee did not hold any meetings during 2015. The Executive Committee acts on behalf of the Board in certain matters, when necessary, between Board meetings.

Other Responsibilities and Governance Process
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
As of December 31, 2015, the members of the Compensation Committee included Ms. Wentworth, Ms. Haussler and Messrs. Cox, Eck and Maier. None of the Compensation Committee members have at any time been an officer or employee of the Company. None of the Company’s executive officers serve, or in the past fiscal year served, as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving on the Company’s Board or Compensation Committee.
CODE OF BUSINESS CONDUCT AND CODES OF ETHICS
The Company has a Code of Business Conduct applicable to all officers and employees that describes requirements related to ethical conduct, conflicts of interest and compliance with laws. In addition to the Code of Business Conduct, the Chief Executive Officer and senior financial officers are subject to the Code of Ethics for Senior Financial Officers and the directors are subject to the Code of Ethics for Directors.
For information on how to obtain a copy of the Company’s Code of Business Conduct, Code of Ethics for Senior Financial Officers or Code of Ethics for Directors, please see page 62.
CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS
The Board is committed to upholding the highest legal and ethical conduct in fulfilling its responsibilities and recognizes that related party transactions can present a heightened risk of potential or actual conflicts of interest. Accordingly, as a general matter, it is the Company’s preference to avoid related party transactions. Current SEC rules define a related party transaction to include any transaction, arrangement or relationship (i) in which the Company is a participant, (ii) in which the transaction has an aggregate value greater than $120,000, and (iii) in which any of the following persons has or will have a direct or indirect material interest:
• an executive officer, director or director nominee of the Company;
• any person who is known to be the beneficial owner of more than 5% of the Company's common and preferred shares;
• any person who is an immediate family member (as defined under Item 404 of Regulation S-K) of an executive officer, director or director nominee or beneficial owner of more than 5% of the Company's common or preferred shares; or
• any firm, corporation or other entity in which any of the foregoing persons is employed or is a partner or principal or in a similar position or in which such person, together with any other of the foregoing persons, has a 10% or greater beneficial ownership interest.

The Company's Code of Business Conduct, the Company’s Code of Ethics for Senior Financial Officers and the Company’s Code of Ethics for Directors require directors, officers and all other members of the workforce to avoid any relationship, influence or activity that would cause or even appear to cause a conflict of interest. The Company’s Code of Business Conduct, Code of Ethics for Senior Financial Officers and Code of Ethics for Directors generally require (i) a director to promptly disclose to the Governance and Nominating Committee any potential or actual conflict of interest involving him or her and (ii) an employee, including the executive officers, to promptly disclose a conflict of interest to the General Counsel. The Governance and Nominating Committee (and, if applicable, the General Counsel) determines an appropriate resolution to actual or potential conflicts of interest on a case-by-case basis. All directors must recuse themselves from any discussion or decision affecting their personal, business or professional interests.
All related party transactions shall be disclosed in the Company's applicable filings with the SEC as required under SEC rules. In 2015, there were no related party transactions requiring disclosure, except as follows: Prior to his appointment to the Board in 2013, Mr. Mayer served as an executive officer of General Electric Co. (“GE”), a significant client of the Company. In evaluating the transactions, the Governance and Nominating Committee considered the fact that (a) Mr. Mayer had retired from GE prior to his appointment to the Board and (b) no longer served in any capacity with GE and thus received no direct or indirect material benefit because of the Company’s business relationship with GE. Further, the Board affirmatively determined that such transaction is an immaterial relationship that does not affect the independence of Mr. Mayer under the standards set forth in the NYSE rules and SEC rules. The Company believed that the transactions entered into between the Company and GE were on terms that are reasonable and in the best interests of the Company. The Board has determined that Mr. Mayer received no material benefit as a result of such transactions.

Director Compensation

Annual Compensation Program
The Company uses a combination of cash and stock-based incentive compensation to attract and retain qualified candidates to serve on the Board. In setting director compensation, the Company considers the significant amount of time that Directors spend in fulfilling their duties to the Company as well as the skill level required.
Compensation for Employee Directors
Directors who are also employees of the Company (or any subsidiary of the Company) receive no additional compensation for serving on the Board or its committees during the period of their employment. If such directors continue on the Board after their employment ends, such directors may receive additional compensation in connection with such continued service.
General Compensation Policy for Non-Employee Directors
Directors who are not employees of the Company or any subsidiary of the Company (“non-employee directors”) while serving as directors of the Company receive compensation from the Company for their service on the Board. The table below sets forth the annual compensation for non-employee directors in 2015.

Compensation Element	2015
Chairman of the Board Annual Retainer (a)	$320,000
Annual Board Retainer	$70,000
Annual Board Equity Award (b)	$80,000
Annual Audit and Finance Committee Chairman Retainer	$27,000
Annual Audit and Finance Committee Member Retainer	$15,000
Annual Compensation Committee Chairman Retainer	$18,000
Annual Compensation Committee Member Retainer	$10,000
Annual Governance and Nominating Committee Chairman Retainer	$16,000
Annual Governance and Nominating Committee Member Retainer	$10,000

(a)	The Chairman is not entitled to receive any of the other annual Board or Committee retainers described above; however, the Chairman is eligible for the Annual Board Equity Award.

(b)
The Annual Board Equity Award is paid in the form of an award granted under the Cincinnati Bell Inc. 2007 Stock Option Plan for Non-Employee Directors. In 2015, the Annual Board Equity Award was paid to all non-employee directors, including the Chairman of the Board, in the form of restricted stock units with an aggregate value of $80,000 and a one-year vesting period. On July 29, 2015, the Board increased the value of the Annual Board Equity Award to $90,000 beginning with the 2016 award grants and approved the use of pro-rated Annual Board Equity Awards to new directors. Because Mr. Yudkovitz was approved to the Board mid-year, he received a prorated Annual Board Equity Award in 2015.

Non-Employee Directors Deferred Compensation Plan
Effective October 30, 2015, the Board approved the termination of the Cincinnati Bell Inc. Deferred Compensation Plan for Outside Directors (the “Directors Deferred Compensation Plan”). The Directors Deferred Compensation Plan’s termination liquidation and distributions will be accomplished in compliance with Section 409A of the Internal Revenue Code and the Treasury Regulations issued thereunder. In accordance with the Internal Revenue Code, no new deferrals are permitted and all outstanding account balances will be distributed to the participants on November 7, 2016.
The Directors Deferred Compensation Plan allowed each non-employee director of the Company to defer receipt of all or a part of his or her director fees and annual retainers and to have such deferred amounts credited to an account of the director under the plan. A non-employee director could also choose to have such deferrals assumed to be invested among a number of investment options that are designated for this purpose by the Compensation Committee of the Board, and his or her account under the plan is adjusted by the investment returns that would result if such amounts were invested in the investment options that he or she chooses.

The Board may have, in its discretion, also credited to the plan account of any non-employee director of the Company an amount equal to the value of a number of Company common shares determined by the Board. The Board exercised its discretion in crediting amounts to the plan accounts of the non-employee directors with the intent that such credits, together with other compensation that either is paid in the form of Company common shares or has its value determined in relation to the value of common shares (such grants and such other compensation referred to as “Company equity-based compensation”), is approximately equal to the median level of the value of equity-based compensation provided by comparable companies to their non-employee directors. In exercise of such discretion in 2015, no credits were made to the non-employee directors plan accounts. Any credit made by the Board in its discretion to a non-employee director’s account under the plan was also adjusted by the investment returns that would result if such amounts were invested exclusively in common shares of the Company. A non-employee director will generally be vested in the amounts credited to his or her account under the plan only if he or she completed at least five years of active service as a non-employee director of the Company (with a fraction of a year of service as a non-employee director being rounded up or down to the nearest whole year) or if he or she died while a member of the Board.
 A non-employee director of the Company may also have had additional amounts credited to his or her account under the Directors Deferred Compensation Plan based on his or her deferral of director fees and annual retainers for earlier years or on other extra amounts that were credited by the Company to his or her account under the plan in prior years. The portion of a non-employee director’s account under the plan that is attributable to such earlier credited amounts was also adjusted by the investment returns that would result if such amounts were invested in investment options that he or she chooses, in common shares or in other investments, depending on the particular credits that are involved.
Each payment made to a non-employee director of the vested amounts credited to his or her account under the Directors Deferred Compensation Plan is made in the form of cash to the extent such amounts are deemed to be invested under the plan other than in common shares and will be distributed in the form of common shares to the extent such amounts are deemed to be invested under the plan in such shares; except that (i) the vested portion of his or her account under the plan that is attributable to any credit that is or has been made by the Board in its discretion to his or her plan account (or that is attributable to certain Board designated annual credits made to his or her plan account in earlier years) and (ii) the value of any vested amount that is deemed to be invested in a fractional common share will, in each such case, only be paid in cash.
The Company will reimburse a non-employee director for all reasonable commissions or similar costs he or she incurs in selling any common shares he or she receives under the Directors Deferred Compensation Plan, or make arrangements to permit the director to have such shares sold without commissions or similar fees charged to him or her, if the director wants to sell such shares shortly (generally within two weeks) after he or she receives them.
Until paid, all amounts credited to a non-employee director's account under the Directors Deferred Compensation Plan are not funded or otherwise secured, and all payments under the plan are made from the general assets of the Company.
The Directors Deferred Compensation Plan must comply with the requirements of the American Jobs Creation Act of 2004 in order to retain its ability to defer federal income tax on certain amounts credited to a non-employee director’s account under the plan. The Company has amended the plan to meet the requirements of the American Jobs Creation Act of 2004.
Non-Employee Directors Plan
The Company grants its non-employee directors time-based restricted shares and/or options to purchase common shares under the Cincinnati Bell Inc. 2007 Stock Option Plan for Non-Employee Directors, as amended (the “2007 Directors Plan”). Pursuant to the current terms of such plan, each non-employee director of the Company, at the discretion of the Board, may be granted a number of restricted common shares and/or a stock option for a number of common shares (as determined by the Board) on the date of each annual meeting, if such director first became a non-employee director of the Company before the date of such annual meeting and continues in office as a non-employee director after such meeting.
Currently under the 2007 Directors Plan, up to 1,000,000 common shares may in the aggregate be the subject of awards granted during the life of the plan, all of which could be subject to stock option awards or restricted stock awards. As described in more detail on pages 45 - 48, the shareholders of the Company are being asked to approve an amendment to the 2007 Directors Plan. The amendment, if approved, would increase the aggregate number of common shares that may be awarded under the 2007 Directors Plan to 1,500,000 common shares.
The Company has flexibility regarding the type of awards to issue. The Board will exercise its discretion in granting such options and/or time-based restricted shares with the intent that such grants, together with other Company equity-based compensation, provide Company equity-based compensation that is competitive with the value of equity-based compensation provided by comparable companies to their non-employee directors.

Under the 2007 Directors Plan, in 2015 the Company granted restricted stock unit awards that vest after one year and with an aggregate value of $80,000 on the date of grant to each non-employee director. In July 2015, the Board approved granting pro-rated awards to newly elected or appointed directors. In 2016, the Company intends to again grant restricted stock units that vest after one year and with an aggregate value of $90,000 on the date of grant to each incumbent non-employee director. For 2014 and earlier, the Company annually granted awards with an aggregate value of $70,000 on the date of grant to each incumbent non-employee director. Awards granted in 2013 and earlier were in the form of time-based restricted shares and awards granted in 2014 were in the form of restricted stock units. The restricted shares issued in 2012 and prior vested on the third anniversary of the grant date, the restricted shares issued in 2013 vested on the second anniversary of the grant date, and the restricted stock units issued in 2014 vested on the first anniversary of the grant date.
Each stock option granted to a non-employee director under the 2007 Directors Plan, or a predecessor plan, requires that upon the exercise of the option, the price to be paid for the common shares that are being purchased under the option will be equal to 100% of the fair market value of such shares as determined at the time the option is granted. With certain exceptions provided in the 2007 Directors Plan, a non-employee director of the Company who is granted an option under the plan generally will have ten years from the date of the grant to exercise the option.
In general, each award will require that the restrictions not lapse in full unless the non-employee director continues to serve as a director of the Company for the vesting period after the applicable award grant date or ends service as a Company director under special circumstances (e.g., death, disability, or attaining retirement age).

2015 Director Compensation
The following table shows the compensation paid to our non-employee directors for the 2015 fiscal year:

	DIRECTOR COMPENSATION
Name	Fees Earned or Paid in Cash ($) (a)	Stock Awards ($) (b) (c)	Option Awards ($) (c)	Total ($)
Phillip R. Cox	320,000	80,000	—	400,000
John W. Eck	80,073	80,000	—	160,073
Jakki L. Haussler	95,000	80,000	—	175,000
Craig F. Maier	103,000	80,000	—	183,000
Russel P. Mayer	92,555	80,000	—	172,555
Alan R. Schriber (d)	52,417	—	—	52,417
Lynn A. Wentworth	107,000	80,000	—	187,000
Martin J. Yudkovitz (e)	19,239	67,000	—	86,239
John M. Zrno	95,000	80,000	—	175,000

(a)	No Board member elected to defer fees or annual retainers in fiscal 2015.

(b)
The values reflect the aggregate grant-date fair value of the restricted stock units granted on April 30, 2015 to all directors except Mr. Yudkovitz, and of the restricted stock units granted on July 29, 2015 to Mr. Yudkovitz, computed in accordance with Accounting Standards Codification Topic 718, “Compensation - Stock Compensation” (“ASC 718”) for all awards. For a discussion of the valuation assumptions and methodology, see Note 15 to the Company’s Consolidated Financial Statements included in the Annual Report on Form 10-K for the year ended December 31, 2015.

(c)
No stock options were awarded in 2015. As of December 31, 2015, the non-employee directors and former directors held an aggregate of 180,448 unvested stock awards and an aggregate of 84,400 option awards (granted in years prior to 2008), as set forth in the table below.

Name	Number of Unvested Stock Awards Outstanding as of December 31, 2015	Number of Option Awards Outstanding as of December 31, 2015
Phillip R. Cox	23,324	18,000
John W. Eck	23,324	—
Jakki L. Haussler	23,324	—
Craig F. Maier	23,324	—
Russel P. Mayer	23,324	—
Lynn A. Wentworth	23,324	—
Martin J. Yudkovitz	17,180	—
John M. Zrno	23,324	66,400

(d)	Mr. Schriber did not stand for re-election at the expiration of his term on April 30, 2015 and did not receive a grant in 2015.

(e)	Mr. Yudkovitz was appointed to the Board on July 2, 2015 and received a pro-rated grant as a newly appointed director.

Board of Directors Selection Process

Director Qualifications and Nominations
The Governance and Nominating Committee will consider director candidates recommended by shareholders. The Governance and Nominating Committee did not receive, and therefore did not consider, any recommendations for director candidates by any shareholder for the 2016 Annual Meeting.
The Governance and Nominating Committee uses the following process to identify and evaluate director nominee candidates. Any qualified individual or group, including shareholders, incumbent directors and members of senior management, may at any time propose a candidate to serve on the Board. Background information on proposed candidates is forwarded to the Governance and Nominating Committee. For information on how to propose a candidate to serve on the Board, please see page 62. The Governance and Nominating Committee reviews forwarded materials relating to prospective candidates in the event of a director vacancy. A candidate selected from the review is interviewed by each member of the Governance and Nominating Committee, unless the member waives the interview requirement. If approved by the Governance and Nominating Committee, the candidate will be recommended to the full Board for consideration. The Governance and Nominating Committee evaluates shareholder-recommended candidates in the same manner that it evaluates all other candidates.
All nominees to the Board should possess the following attributes:

•	Established leadership reputation in his/her field;

•	Known for good business judgment;

•	Active in business;

•	Knowledge of business on a national/global basis;

•	Meets high ethical standards; and

•	Commitment to regular board/committee meeting attendance.
In addition, the Board will consider the following factors:

•	The nominee's familiarity with the field of telecommunications; and

•	Whether the nominee would contribute to the gender, racial and/or geographical diversity of the Board.
While the Company has not adopted a formal process or policy for making sure that diversity exists on the Board, the selection criteria used by the Governance and Nominating Committee when considering director nominees, as noted above, includes as a factor whether a nominee would contribute to the gender, racial and/or geographical diversity of the Board.
Mr. Martin J. Yudkovitz was appointed to the Board effective July 2, 2015. He is the only director nominee at the 2016 Annual Meeting who is standing for election by the shareholders for the first time. The Governance and Nominating Committee, based upon the suggestion of Messrs. Eck and Mayer, recommended Mr. Yudkovitz as a nominee to fill the vacancy created by Mr. Alan R. Schriber's decision to not seek re-election at last year's annual meeting.

Item 1 - Election of Directors
The Company’s Amended Regulations provide that the Board shall consist of not less than nine nor more than 17 persons, with the exact number to be fixed and determined by resolution of the Board or by resolution of the shareholders at any annual or special meeting of shareholders. The Board has determined that the Board shall consist of nine members.
The directors will serve until their respective successors are elected and qualified.
Based upon the recommendations of the Governance and Nominating Committee, the Board has nominated Phillip R. Cox, John W. Eck, Jakki L. Haussler, Craig F. Maier, Russel P. Mayer, Lynn A. Wentworth, Martin J. Yudkovitz, John M. Zrno and Theodore H. Torbeck to serve until the 2017 Annual Meeting of Shareholders. Each of the nominees is standing for re-election, except for Mr. Yudkovitz, who is standing for election for the first time. Mr. Yudkovitz was appointed to the Board on July 2, 2015 to fill a vacancy resulting from the decision of Mr. Alan R. Schriber not to seek re-election at the expiration of his term on April 30, 2015. The Board has determined all director nominees, other than Mr. Torbeck, are independent and have no relationship with the Company other than as a shareholder and director.
If, at the time of the Annual Meeting, one or more of the nominees should be unavailable or unable to serve as a candidate, the shares represented by the proxies will be voted to elect the remaining nominees, if any, and any substitute nominee or nominees designated by the Board. The Board knows of no reason why any of the nominees will be unavailable or unable to serve.
Information regarding the business experience of each nominee is provided on pages 14 - 16.
Majority Vote Requirements; Holdover Directors
A director nominee who receives a majority of the votes cast will be elected to the Board. If a director nominee is an incumbent director and does not receive a majority of the votes cast, the Company’s Amended Regulations require that such “holdover director” promptly tender his or her resignation to the Board, subject to acceptance by the Board. The Governance and Nominating Committee will make a recommendation to the Board as to whether to accept or reject the holdover director’s resignation or whether other action should be taken. The Board will act on the tendered resignation by the holdover director, taking into account the Governance and Nominating Committee’s recommendation, and publicly disclose its decision regarding the tendered resignation of the holdover director and the rationale behind the decision within 90 days from the date of the certification of the election results by the Inspector of Elections. The Governance and Nominating Committee in making its recommendation and the Board in making its decision may consider any factors or other information that they consider appropriate and relevant. The holdover director who tenders his or her resignation shall not participate in the recommendation of the Governance and Nominating Committee or the decision of the Board with respect to his or her tendered resignation.
If a holdover director’s resignation is accepted by the Board pursuant to the Company’s Amended Regulations, the Board may either fill the resulting vacancy or, if permitted, may decrease the size of the Board in accordance with law and the Company’s Amended Regulations.
Vote Required
A director nominee must receive a majority of the votes cast to be elected to the Board. Since neither abstentions nor broker non-votes will be considered as votes cast in the election of directors, they will not have an effect on the outcome of the election.

Our Recommendation
The Board recommends election of each of the nominees.
The following are brief biographies of each person nominated for election as a director of the Company.

NOMINEES FOR DIRECTORS
(Terms Expire in 2017)

Mr. Cox has been President and Chief Executive Officer of Cox Financial Corporation (a financial planning services company) since 1972. He is a current director of The Timken Company, Diebold Inc., and Touchstone Mutual Funds. He is a former director of the Federal Reserve Bank of Cleveland and Duke Energy Corporation. Director since 1993. Age 68.

With his years of entrepreneurial and managerial experience in the development and growth of Cox Financial Corporation, coupled with the experience he has gained from serving on the audit and compensation committees of several public company boards, Mr. Cox brings a valuable perspective to the Company’s Board. In addition, having served as Chairman of the Company’s Board since 2003, Mr. Cox has demonstrated an effective management style and the ability to facilitate the Board’s primary oversight functions.

Phillip R. Cox

Mr. Eck is currently the Chief Local Media Officer at Univision Communications, Inc., the leading Hispanic media company in the United States. Prior to joining Univision Communications, Inc. in 2011, Mr. Eck worked at NBC Universal (“NBCU”) for 18 years, most recently serving as President, Media Works, where he oversaw NBCU’s information, broadcasting and production technology, and NBCU’s television and film studio operations. Prior to joining NBCU, Mr. Eck held various other executive and financial positions at General Electric. Director since 2014. Age 56.
With over 33 years of media, finance and information technology experience at Univision, NBCU and General Electric, Mr. Eck brings relevant industry experience from the perspective of a producer and distributor of media content. This experience makes him a very valuable asset to the Board, the Compensation Committee and the Governance and Nominating Committee.

John W. Eck

Ms. Haussler has served as Chairman and Chief Executive Officer of Opus Capital Group (a registered investment advisory firm) since 1996. She is a director of Morgan Stanley Funds. She is a former director of Capvest Venture Fund, LP, Adena Ventures, LP (a venture capital fund), and The Victory Funds. Director since 2008. Age 58.

With more than 30 years of experience in the financial services industry, including her years of entrepreneurial and managerial experience in the development and growth of Opus Capital Group, Ms. Haussler brings a valuable perspective to the Company’s Board. Through her role at Opus Capital and her service as a director of several venture capital funds and other boards, Ms. Haussler has gained valuable experience dealing with accounting principles and evaluating financial results of large corporations. She is a certified public accountant (inactive), an attorney in the State of Ohio (inactive), and an audit committee financial expert under SEC regulations. This experience, coupled with her educational background, makes her a valuable asset to the Board, the Audit and Finance Committee and the Compensation Committee.

Jakki L. Haussler

Mr. Maier recently retired from his role as President and Chief Executive Officer of Frisch’s Restaurants, Inc. (operator of family style restaurants), a position he held from 1989 to 2015. He was also a director of Frisch’s Restaurants, Inc. from 2008 to 2015. Director since 2008. Age 66.

With over 20 years of experience as the chief executive officer of a large, publicly-traded corporation, Mr. Maier brings to the Board demonstrated management and leadership ability. In addition, Mr. Maier has valuable experience dealing with accounting principles, financial reporting regulations and evaluating financial results of large corporations. This experience makes him a valuable asset to the Board as Chairman of the Compensation Committee and a member of the Audit and Finance Committee and Executive Committee.

Craig F. Maier

Mr. Mayer is retired, and is now working part time with several consulting companies in information technology and business process improvement. Prior to joining the Board, Mr. Mayer held several executive-level information technology and business process improvement positions at General Electric. Most recently, he was Executive Vice President, CIO, and Quality Leader at GE Healthcare from 2009 to 2012. Prior to that, he was Executive Vice President and CIO at GE Healthcare from 2005 to 2008; Vice President and CIO at GE Aircraft Engines and GE Transportation from 2000 to 2005; and CIO and Chief Quality Officer at NBC from 1998 to 2000. He held various other information technology and business process improvement positions at GE from 1986 to 1998. Prior to that he held multiple positions at Chiquita Brands, Republic Steel and Enduro Stainless. Director since 2013. Age 62.

With over 35 years of information technology and business process improvement experience at large, global organizations, Mr. Mayer brings relevant industry experience from the customer’s perspective. This experience makes him a very valuable asset to the Board as well as the Chairman of the Governance and Nominating Committee and a member of the Executive Committee and Audit and Finance Committee. He also serves as a valuable resource to the Company’s management team.

Russel P. Mayer

Ms. Wentworth is the former Senior Vice President, Chief Financial Officer and Treasurer of BlueLinx Holdings Inc. (a building products distributor) from 2007 to 2008. Prior to joining BlueLinx, she was, most recently, Vice President and Chief Financial Officer for BellSouth Corporation’s Communications Group and held various other positions at BellSouth from 1985 to 2007. She is a certified public accountant licensed in the state of Georgia. She is a director, chair of the Audit Committee and member of the Nominating & Governance Committee of Graphic Packaging Holding Company and a director and member of the Audit & Finance and Compensation Committees of CyrusOne Inc. Director since 2008. Age 57.

Ms. Wentworth’s experience as Chief Financial Officer and Treasurer of BlueLinx Holdings Inc. as well as her 22 years of telecommunications industry experience at BellSouth makes her a valuable asset to the Board, Chairwoman of the Audit and Finance Committee, and member of the Compensation Committee and Executive Committee. Ms. Wentworth qualifies as an audit committee financial expert under applicable SEC regulations. Ms. Wentworth’s prior experience has provided her with a wealth of knowledge in dealing with complex financial and accounting matters affecting large corporations in the telecommunications industry.

Lynn A. Wentworth

Mr. Yudkovitz is retired. He was head of The Walt Disney Company’s Strategic Innovation Group (2010 through 2015). He also served as the Senior Vice President for Corporate Strategy and Business Development at Disney (2005-2010) and as President of TiVo (2003-2005). Previously, as a long-time senior executive at NBC, Mr. Yudkovitz was a key member of the teams that developed and launched the CNBC and MSNBC networks. Director since 2015. Age 61.

With over 30 years of experience in the broadcast and media entertainment industries, Mr. Yudkovitz brings to the Board relevant industry experience, which makes him a valuable asset to the Board as a member of the Governance and Nominating Committee. In addition, Mr. Yudkovitz's previous experience leading large strategic business innovation initiatives at Disney makes him a valuable advisor to the Company’s management team on key areas of growth.

Martin J. Yudkovitz

Mr. Zrno is retired. He was President and Chief Executive Officer of IXC Communications, Inc. (a telecommunications company) from June 1999 through November 1999. He served as President and Chief Executive Officer of ALC Communications Corporation from 1988 through 1995. Director since 1999. Age 77.

With over 30 years of experience in the telecommunications industry and his past experience as the chief executive officer of two large telecommunications corporations, Mr. Zrno brings to the Board demonstrated management and leadership ability. In addition, Mr. Zrno has gained valuable experience dealing with accounting principles, financial reporting regulations and evaluating financial results of large corporations. This experience makes him a valuable asset to the Board as a member of the Audit and Finance Committee and Governance and Nominating Committee.

John M. Zrno

Mr. Torbeck was named President and Chief Executive Officer of Cincinnati Bell Inc. effective January 31, 2013. He joined Cincinnati Bell in 2010 as President and General Manager of Cincinnati Bell Communications Group. Prior to joining Cincinnati Bell, Mr. Torbeck was Chief Executive Officer of the Freedom Group and also worked more than 25 years for the General Electric Co. (“GE”), where he served as the Vice President of Operations for GE Industrial Business, President and CEO of GE’s Rail Services business as well as Vice President of Global Supply Chain for GE Aviation. Director since January 2013. Age 59.

Mr. Torbeck brings to the Board critical knowledge and understanding of the products and services offered by the Company and a strong understanding of the telecommunications industry. Mr. Torbeck’s prior business and management experience also provides the Board with a valuable perspective on managing a successful business.

Theodore H. Torbeck

Stock Ownership
Ownership of Equity Securities of the Company

Directors and Executive Officers
The following table sets forth the beneficial ownership of common shares and 6 3/4% Cumulative Convertible Preferred Shares as of February 29, 2016 (except as otherwise noted) by (i) each current director and each executive officer named in the Summary Compensation Table on page 34, and (ii) all directors and executive officers of the Company as a group.
Unless otherwise indicated, the address of each named director and executive officer is c/o Cincinnati Bell Inc. at the Company's address.

Name and Address of Beneficial Owner	Common Shares Beneficially Owned as of February 29, 2016 (a)	Percent of Common Shares (b)	6 3/4% Convertible Preferred Shares Beneficially Owned as of February 29, 2016 (c)	Percent of 6 3/4% Cumulative Convertible Preferred Shares (c)
Phillip R. Cox	54,185	*	—	*
Joshua T. Duckworth	12,828	*	—	*
John W. Eck	23,324	*	—	*
Leigh R. Fox	83,848	*	—	*
Jakki L. Haussler	122,368	*	—	*
Craig F. Maier	120,794	*	—	*
Russel P. Mayer	45,267	*	—	*
Thomas E. Simpson	10,912	*	—	*
Theodore H. Torbeck (d)	1,180,227	*	—	*
Lynn A. Wentworth	119,209	*	—	*
Christopher J. Wilson	288,415	*	—	*
Martin J. Yudkovitz	17,180	*	—	*
John M. Zrno (e)	220,934	*	—	*
All directors and executive officers as a group (consisting of the 13 persons named above)	2,299,491	1.1%	—	*

*	indicates ownership of less than 1% of issued and outstanding shares.

(a)
Includes common shares subject to outstanding options under the Cincinnati Bell Inc. 2007 Long Term Incentive Plan, the 2007 Directors Plan and the Cincinnati Bell Inc. 1997 Stock Option Plan for Non-Employee Directors that are exercisable as of February 29, 2016. The following options are included in the totals: 18,000 common shares for Mr. Cox; 1,800 common shares for Mr. Duckworth; 1,500 common shares for Mr. Fox; 119,389 common shares for Mr. Torbeck; 95,511 common shares for Mr. Wilson; and 66,400 common shares for Mr. Zrno. Effective January 31, 2013, the Company updated its Insider Trading Policy to expressly bar ownership of financial instruments or participation in investment strategies that hedge the economic risk of owning the Company's common shares and to prohibit officers and directors from pledging Company securities as collateral for loans.

(b)	These percentages are based upon 210,018,609 common shares outstanding as of February 29, 2016, the Record Date.

(c)
These numbers represent 6 3/4% Cumulative Convertible Preferred Shares. In the aggregate, the 155,250 issued and outstanding 6 3/4% Cumulative Convertible Preferred Shares are represented by 3,105,000 depositary shares, and each 6 3/4% Cumulative Convertible Preferred Share is represented by 20 depositary shares.

(d)	Amount includes 5,960 common shares held by Mr. Torbeck's daughter.

(e)	Amount includes 25,000 common shares held by the Zrno Family Limited Partnership.

Principal Shareholders
The following table sets forth the beneficial ownership of common shares as of December 31, 2015 (except as otherwise noted) by each beneficial owner of more than five percent (5%) of the common shares and 6 3/4% Cumulative Convertible Preferred shares outstanding known by the Company.

Name and Address of Beneficial Owner	Common Shares Beneficially Owned		Percent of Common Shares	6 3/4% Convertible Preferred Shares Beneficially Owned		Percent of 6 3/4% Convertible Preferred Shares
GAMCO Investors, Inc. and affiliates	25,926,170	(a)	12.37%	11,002	(b)	7.09%
One Corporate Center
Rye, NY 10580
BlackRock, Inc.	24,751,244	(c)	11.80%	*		*
55 East 52nd Street
New York, NY 10055
The Vanguard Group	22,962,406	(d)	10.94%	*		*
100 Vanguard Blvd.
Malvern, PA 19355
Pinnacle Associates, Ltd.	11,698,338	(e)	5.50%	*		*
335 Madison Avenue, Suite 1100
New York, NY 10017

*	Indicates ownership of less than 1% of the issued and outstanding class of shares

(a)
As reported on Schedule 13D/A filed on December 4, 2014 by GAMCO Investors, Inc., as of December 3, 2014, Gabelli Funds, LLC has sole voting and dispositive power for 10,846,849 common shares, GAMCO Asset Management Inc. has sole voting power for 13,227,914 common shares and sole dispositive power for 13,982,365 common shares, MJG Associates, Inc. has sole voting and dispositive power for 30,000 common shares, Mario J. Gabelli has sole voting and dispositive power for 7,000 common shares, Teton Advisors Inc. has sole voting and dispositive power for 750,005 common shares, Gabelli Securities, Inc. has sole voting and dispositive power for 301,551 common shares and GAMCO Investors Inc. has sole voting and dispositive power for 8,400 common shares. The amounts reported on Schedule 13D/A include a number of shares with respect to which Gabelli Funds, LLC and GAMCO Asset Management Inc. have the right to beneficial ownership upon the conversion of the Company’s 6 3/4% Cumulative Convertible Preferred Shares.

(b)
As indicated in Schedule 13D/A filed on December 4, 2014 by GAMCO Investors, Inc., as of December 3, 2014, GAMCO Asset Management Inc. and Gabelli Funds, LLC owned in the aggregate a number of 6 3/4% Cumulative Convertible Preferred Shares that would convert into 220,049 common shares if converted. Based upon the conversion rate of 20 to 1, the Schedule 13D/A filing indicated ownership of approximately 11,002 6 3/4% Cumulative Convertible Preferred Shares. The Company has 155,250 6 3/4% Cumulative Convertible Preferred Shares outstanding. As noted on page 60, each 6 3/4% Cumulative Convertible Preferred Share is entitled to one vote.

(c)
As reported on Schedule 13G/A filed on January 8, 2016 by BlackRock, Inc., as of December 31, 2015, BlackRock, Inc. has sole voting power for 24,228,787 common shares and sole dispositive power for 24,751,244 common shares.

(d)
As reported on Schedule 13G/A filed on February 11, 2016 by The Vanguard Group, as of December 31, 2015, The Vanguard Group has sole voting power for 274,221 common shares and sole dispositive power for 22,672,814 common shares. The Vanguard Group has shared voting power for 27,800 common shares and shared dispositive power for 289,592 common shares.

(e)
As reported on Schedule 13G filed on February 10, 2016 by Pinnacle Associates, Ltd., as of December 31, 2015, Pinnacle Associates Ltd. has shared voting and dispositive power for 11,698,338 common shares.

Section 16(a) Beneficial Ownership Reporting Compliance
Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company’s directors, executive officers and persons who own more than 10% of a registered class of the Company’s equity securities to file reports of ownership and changes in ownership with the SEC. Directors, executive officers and greater than 10% shareholders are required by regulations of the SEC to furnish the Company with copies of all Section 16(a) reports that they file. Such reports are filed on Forms 3, 4 and 5 under the Securities Exchange Act of 1934. Based solely on the Company’s review of the copies of such forms received by it, the Company believes that, during the period commencing January 1, 2015 and ending December 31, 2015, all such persons complied on a timely basis with the filing requirements of Section 16(a).

Executive Compensation

Compensation Discussion and Analysis
Introduction
The material on the following pages sets forth an overview and discussion of the Company's executive compensation philosophy and how it functions to create alignment between its shareholders and its executives.
Our goal is to continue the transformation of Cincinnati Bell from a legacy copper-based telecommunications company into a  technology company with state of the art fiber assets servicing customers with data, video, voice and IT solutions to meet their evolving needs. To this end, leveraging our past and future investments creates a company with a healthy balance sheet, growing revenue, growing profitability and sustainable cash flows. To accomplish our objectives, management identified three key initiatives: (i) continue the expansion of our local fiber network, (ii) evaluate opportunities to monetize the Company's investment in CyrusOne Inc. (NASDAQ: CONE) ("CyrusOne"), and (iii) manage wireless operations for cash flow and profitability while seeking strategic alternatives for the business. Over the past three years, the Company has made considerable progress in its transformational efforts and has accomplished each of its financial and operational objectives established for 2015:

•	Strategic revenue was up more than 20% year-over-year - consolidated revenue increased by 1% compared to the prior year

•	Entertainment and Communications segment of our business generated annual revenue growth for the second consecutive year - with Fioptics revenue increasing 34% compared to 2014

•	Adjusted EBITDA totaled $302 million - at the high-end of our 2015 guidance range

•	Record-high 40,000 Fioptics internet and 23,000 video net activations in 2015

•	Strategic IT Services and Hardware segment revenue increased by 29% year-over-year

•	Proceeds from the monetization of our CyrusOne investment totaled $644 million in 2015 and

•	Successfully completed the sale of our wireless spectrum and closed our wireless operations as of March 31, 2015.
The investments made in fiber and other strategic products have significantly improved the Company's financial trajectory and perception in the marketplace. In 2015, we continued the build out of our fiber network to achieve our long-term goal.
Our long-term performance based awards for 2015 continued our 2014 changes to award parameters which aligned executive compensation with shareholder interest. The 2015 awards focused on driving strategic revenue growth, strong Adjusted EBITDA and unlevered cash returns on average assets. Payouts for the 2015 plan are based on the aggregate three-year performance period rather than utilizing interim payouts, increasing the focus on long-term results and talent retention. In addition, the Company will continue to adjust the final payout using a total shareholder return (“TSR”) factor based on the Company’s TSR performance as compared to the Russell 2000 Index.

This alignment of executive compensation to the current award parameters continues to demonstrate the Company’s ongoing commitment to best practices and a pay-for-performance culture. The award parameters are detailed below and include: (i) using general industry market data as the primary information source for setting executive compensation; (ii) adoption of a prohibition on cash buyouts of underwater options in the absence of shareholder approval; (iii) implementation of double-trigger equity vesting in the event of the change in control of the Company; and (iv) updated peer groups used to benchmark executive compensation to eliminate companies that are substantially larger than the Company.
We continue to believe that our current year results confirm that the Company’s executive compensation program is effective in focusing our key executive talent on driving the attainment of strategic revenue and Adjusted EBITDA goals, delivering sustained cash flow performance over multiple years, and aligning executive long-term incentive rewards with the interests of shareholders. The mix of base pay (the “fixed cost” of the program) and both annual and long-term incentive plans promote achievement of current-year goals and longer-term business strategies while driving appropriate business behavior without inducing executives to take undue business risks.

Named Executive Officers
The Company's 2015 named executive officers (“NEOs”) were:

Theodore H. Torbeck	President and Chief Executive Officer
Leigh R. Fox	Chief Financial Officer
Thomas E. Simpson	Chief Technology Officer
Christopher J. Wilson	Vice President, General Counsel and Secretary
Joshua T. Duckworth	Vice President, Investor Relations and Controller
This Compensation Discussion and Analysis (the “CD&A”) discusses in more detail below the elements of the executive compensation program and the reasons why the Compensation Committee selected those particular elements, the performance metrics and goals under certain of those elements, the compensation that the executives might earn, and how each element encourages the Company's achievement of its business objectives and strategy.

Executive Summary
Financial Results
Consolidated revenue totaling $1,167.8 million for the year ended December 31, 2015 increased compared to the prior year as strategic revenue growth more than offset the impact of no longer providing backhaul service to our discontinued wireless operations and declines from legacy and integration products. Revenue from our strategic products totaled $536.6 million in 2015, up 21% compared to 2014. Operating income in 2015 was $128.0 million, down from the prior year due in large part to increased costs associated with accelerating the construction of our fiber network and costs absorbed as a result of winding down wireless operations.
Income from continuing operations totaled $290.8 million for the year ended December 31, 2015, primarily due to the $449.2 million gain on the sale of a portion of our CyrusOne investment. Income from discontinued operations, net of tax, for the year ended December 31, 2015 was $62.9 million. As of March 31, 2015, there were no subscribers remaining on the wireless network, and we no longer required the use of the wireless spectrum being leased. Therefore, the $112.6 million gain on the sale of the wireless spectrum licenses, which had been previously deferred, was recognized in our financial results during the first quarter of 2015. In addition, on April 1, 2015, we transferred certain other assets related to our wireless business to the purchaser, including leases to certain wireless towers and related equipment and other assets, which resulted in a gain of $15.9 million in the second quarter of 2015.
The Company sold a combined 21.7 million CyrusOne partnership units and common shares for cash totaling $643.9 million during 2015. The cash generated from these transactions was primarily used to manage our debt. During 2015, debt repayments totaled $531.7 million reducing interest payments by approximately $42 million annually. As a result, our consolidated debt leverage as defined by our Corporate Credit Agreement was 4.3x as of December 31, 2015. If our leverage was further adjusted for our remaining 9.5% ownership in CyrusOne, which was valued at $257.9 million, as of December 31, 2015, our leverage would be 3.4x.
We ceased operations of our wireless business in March 2015. As a result, wireless financial results are now presented as discontinued operations. Therefore, we have recast the financial information for all periods presented. See “Management's Discussion and Analysis of Financial Condition and Results of Operations” in the Company's Annual Report on Form 10-K for further details on the Company's 2015 financial results.
Executive Compensation Program
The Company's executive compensation program ties a significant portion of an executive's realized annual compensation to the Company's achievement of financial and strategic goals. For 2015, the key financial measures utilized to assess annual performance are revenue and Adjusted EBITDA and the key financial measures utilized to assess long-term performance are strategic revenue, Adjusted EBITDA, and unlevered cash return on assets. See pages 25 - 28 for a detailed discussion of the payments made under the annual and long-term incentive plans for 2015 performance.

The following chart summarizes the key elements of our compensation program, which are discussed in more detail later in the CD&A.

Component	Purpose	Key Characteristics	2015 Key Actions
Base Salary	• Allows Company to attract and retain executives • Recognizes individual performance through merit increases • Recognizes individual work experience and level of responsibility	• Fixed annual cash compensation • Increases primarily driven by individual performance and by market positioning • Used to calculate other components of compensation
• With the exception of Messrs. Simpson and Wilson, the NEOs received increases in January

• Mr. Simpson received a merit increase in February and an additional increase in November to reflect his increased responsibilities and for retention purposes

Annual Incentives	• Motivate achievement of Company annual financial goals and strategic objectives • Motivate achievement of individual annual performance goals	• Performance-based annual cash incentive compensation • Bonus target set as a percentage of base salary
• The revenue and Adjusted EBITDA performance metrics, which affect 80% of incentive payout, were attained at approximately 103% of target. Together with the individual performance portion, NEO total annual incentive payouts ranged from 113% to 123% of target

Non-qualified Stock Options and Stock Appreciation Rights (“SARs”)
• Align executive interests with shareholder interests

• Motivate achievement of Company long-term financial goals and strategic objectives

• Facilitate executive equity ownership thereby further aligning executive and shareholder interests

• Performance-based long-term equity incentive compensation

• Vest over three-year period based on continued service and the achievement of performance goals

• Does not have value unless stock price increases following date of grant
• No stock options or stock appreciation rights were granted to any NEO in 2015
Performance Share and Unit Awards	• Motivate achievement of Company long-term financial goals and strategic objectives • Facilitate executive equity ownership thereby further aligning executive and shareholder interests	• Performance-based long-term equity incentive compensation • Granted annually with cumulative three-year performance cycles	• Grants were made in the form of performance-based shares or units • Beginning with the 2014 grant, a single payout will be made at the successful completion of the 3-year performance period
The Company also provides certain retirement benefits and post-termination compensation to the NEOs, as described in more detail later in this CD&A.
Compensation Practices
The Company reviews and modifies its executive compensation program and practices regularly to address changes in the Company's short- and long-term business objectives and strategies, new regulatory standards and to implement evolving best practices. Listed below are compensation practices that the Company has adopted in support of its pay-for-performance philosophy:

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Performance-based Compensation. The Company believes that a significant percentage of each NEO's total compensation should be performance-based or “at-risk.” Base salary was only 24% of the Chief Executive Officer's 2015 target compensation and 39% of the other NEOs' 2015 target compensation.

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Stock Ownership Guidelines. The Company believes that equity ownership creates alignment between executive and shareholder interests. In support of this objective, we maintain stock ownership guidelines under which our NEOs are expected to accumulate specified ownership stakes over time. In May, 2014, the Compensation Committee approved substantial increases to the stock ownership guidelines applicable to the NEOs. See page 31 for a more detailed discussion.

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Compensation Risk Assessment. The Company conducts annual compensation risk assessments to ensure that our policies and programs do not unintentionally encourage inappropriate behaviors or lead to excessive risk taking. We have concluded that our compensation plans, policies and practices do not encourage excessive or unnecessary risk-taking and are not reasonably likely to have a material adverse effect on the Company.

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Repricing Prohibition. We maintain prohibitions against the repricing of underwater stock options in the absence of shareholder approval. Effective January 28, 2014, the Company amended its existing policy to expand the definition of a repricing to include cash buyouts of underwater stock options and stock appreciation rights. This change applies to all grants, including existing grants.

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Double-Trigger Equity Vesting. Existing employment agreements with executives incorporate a “double-trigger” requirement for vesting equity grants in the event of a change in control (“CIC”). Effective January 28, 2014, the Company amended the Cincinnati Bell Inc. 2007 Long Term Incentive Plan (the "2007 Long Term Incentive Plan") and revised award agreements for all future grants, beginning with the 2014 equity grants, to provide that in the event of a CIC, an employee must be involuntarily terminated without cause by the Company during the 24-month period following a CIC for previously granted equity awards that are continued, assumed or substituted to vest.

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Executive Compensation Benchmarking. Effective January 28, 2014, the Compensation Committee approved the Company’s recommendations to (i) use the general industry peer group as the primary source of market data for competitive assessments of executive pay, (ii) use the telecommunications peer group as a secondary reference for assessing market pay and industry compensation practices, and (iii) modify the telecommunications peer group to eliminate the four largest companies and add two new companies with annual revenue below that of Cincinnati Bell. We target each pay component and total pay at the 50th percentile.

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Hedging and Pledging Policy. The Company's Insider Trading Policy expressly prohibits ownership of derivative financial instruments or participation in investment strategies that hedge the economic risk of owning the Company's common stock and prohibits officers and directors from pledging Company securities as collateral for loans.

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Clawback Policy. The Company has a clawback policy that allows it to recover incentive payments to or realized by executive officers in the event that the incentive compensation was based on the achievement of financial results that are subsequently restated to correct any accounting error due to material noncompliance with any financial reporting requirement under the federal securities laws, and such restatement results in a lower payment or award.

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Independent Compensation Committee. Each member of the Compensation Committee is independent as defined in the corporate governance listing standards of the NYSE and the Company's director independence standards mirror those of the NYSE.

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Independent Compensation Consultant. The Compensation Committee utilizes the services of an outside independent compensation consultant to assist in its duties. The Compensation Committee's consultant performs no other services for the Company or its management.

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Elimination of Gross-Ups. The Compensation Committee has a policy in place that any new or materially amended employment agreement with any NEO will not contain any excise tax gross-up provisions with respect to payments contingent on a CIC. In addition, current employment agreements have been amended to remove excise tax gross-up provisions.

2015 Say-on-Pay Vote and Shareholder Outreach
In 2015, approximately 91% of the shares voted with respect to the Company's say-on-pay proposal voted "for" approval of the Company's executive compensation.
Annually, one or more of the Chairman of the Board, the Chairman of the Compensation Committee, the Compensation Committee’s independent compensation consultant, and certain members of senior management meet directly with many of the Company’s major shareholders to obtain feedback on the Company’s strategic direction as well as its executive compensation program. In addition, the Compensation Committee considered the concerns expressed by the proxy advisory firms in their 2015 reports on the Company’s say-on-pay proposal.

In response to the feedback from shareholders and the proxy advisory firms, the Compensation Committee implemented a number of changes to the 2007 Long Term Incentive Plan and to the terms of the awards granted under the Plan in 2014. Based on discussions with shareholders, the Company believes that these changes have been well received and are generally seen as a more balanced approach to aligning management compensation with shareholder return so the same terms were used for the 2015 grants.
We have engaged with our investors and based on the 2015 say-on-pay vote and our engagement, we have not taken any actions in response to our say-on-pay vote. The Compensation Committee will continue to consider results from annual shareholder advisory votes when reviewing the Company's executive compensation practices. In addition, the Company's management and the Board believe that it is important to continue their shareholder outreach efforts and intend to continue to engage and communicate with the Company's major shareholders.
Compensation Program Objectives
The executive compensation program's primary objectives are:

•	To attract and retain high-quality executives by offering competitive compensation packages;

•
To motivate and reward executives for the attainment of financial and strategic goals, both short-term and long-term, thereby increasing the Company's value while at the same time discouraging unnecessary or excessive risk-taking; and

•
To align the interests of the executives and the shareholders by attributing a significant portion of total executive compensation to the achievement of specific short-term and long-term performance goals set by the Compensation Committee.

Elements of Compensation
Base Salary
Base salaries are provided to the Company's NEOs for performing their day-to-day responsibilities. The base salaries of our NEOs are based on a review of the competitive market median for comparable executive positions, assessment by the Chief Executive Officer (or in the case of the Chief Executive Officer's base salary, by the Compensation Committee and entire Board) of the executive's performance as compared to his or her individual job responsibilities, the salary level required to attract and retain the executive and such other factors as the Chief Executive Officer or the Compensation Committee deems relevant for such executive. Generally, no one factor is given more weight than another, nor does the Company and the Compensation Committee use a formulaic approach in setting executive pay. Additionally, while the Company looks at 50th percentile total compensation, it also considers the executive’s individual performance as well in determining salary adjustments.
Messrs. Torbeck, Fox and Duckworth received increases in their base salary and annual incentive targets effective January 1, 2015. Mr. Simpson received increases in his base salary and annual incentive target effective February 8, 2015 and again on November 1, 2015 in recognition of his performance, his expanded responsibilities and as part of a retention effort.
Annual Incentives
Annual incentives are intended to motivate and reward senior executives for achieving the short-term business objectives of the Company. Annual incentives are payable for the achievement of annual financial performance goals established by the Compensation Committee and for individual performance. For the NEOs, financial performance goals represent 80% of the annual incentive determination and individual performance evaluation represents 20%. Payouts, if any, can range from 0% to 150% of the total target incentive, depending on the level of achievement of financial goals between threshold and superior levels of performance and evaluations of individual performance and contributions for the year. The Board and Compensation Committee approve financial goals annually which reflect their belief that achievement of these goals drives the Company's strategic success.
The Company used the following goals having the indicated weights in 2015:

•	60% on Adjusted EBITDA;

•	20% on revenue; and

•	20% on individual performance.

The Company has selected Adjusted EBITDA and revenue as its performance measures. Investors have identified these metrics as key indicators of current financial performance and the Company's ability to execute on its strategy of creating a technology company with state of the art fiber assets servicing customers with data, video, voice and IT solutions to meet their evolving needs. Adjusted EBITDA is given a significantly higher weighting than revenue and individual performance because it is a key measure of profitability of the Company that eliminates the effects of accounting and financing decisions. In addition, investors view it as an effective barometer of how well a company can service its debt.
The Board and Compensation Committee review and approve the annual bonus attainment percentages for both Adjusted EBITDA and revenue. In conjunction with such review, they may adjust the actual result or goal amount to reflect a change in business direction, reallocation of Company resources or an unanticipated event.
The Adjusted EBITDA and revenue goals are assessed independently of each other and are scaled above and below their respective targets. The scale for 2015 targets is set forth below:

Percentage of Criterion Achieved	Adjusted EBITDA Goal		Revenue Goal
	Percentage of Target Incentive Goal	Percentage of Total Annual Incentive Paid	Percentage of Target Incentive Goal	Percentage of Total Annual Incentive Paid
Below 95%	0%	0%	0%	0%
95%	50%	30%	50%	10%
100%	100%	60%	100%	20%
110%	125%	75%	125%	25%
120% or greater	150%	90%	150%	30%
The 2015 target annual incentives for each of the NEOs at year-end are set forth below:

Named Executive Officer	Target Annual Incentive as a Percentage of Base Salary
Theodore H. Torbeck	100%
Leigh R. Fox	100%
Thomas E. Simpson	70%
Christopher J. Wilson	100%
Joshua T. Duckworth	50%
In 2015, for annual incentive purposes, the chart below sets out the Adjusted EBITDA and revenue target goals and actual results, which produced a weighted-average payout for the financial portion of approximately 103% of target:

Financial Objective
	2015 Threshold Performance Level	2015 Adjusted Target	2015 Superior Performance Level	2015 Actual Results
Adjusted EBITDA	95%	$300 M	120%	$302 M
Revenue	95%	$1.14 B	120%	$1.17 B
The Chief Executive Officer provides the Compensation Committee with his assessment of each other executive officer's individual performance. The Chief Executive Officer reviews, for each executive officer, the performance of the executive's department, the quality of the executive's advice and counsel on matters within the executive's purview, qualitative peer feedback and the effectiveness of the executive's communication with the organization and with the Chief Executive Officer on matters of topical concern. These factors are evaluated subjectively and are not assigned specific individual weight. The Chief Executive Officer then recommends an award for the individual performance-based portion for each of the other NEO's annual incentive, which can range from 0% to 200% of the target award for such portion.

The Compensation Committee meets in executive session to consider the Chief Executive Officer's individual performance. The Compensation Committee evaluates the information obtained from the other directors concerning the Chief Executive Officer's individual performance, based on a discussion led by the Chairman of the Board. Factors considered include: operational and financial performance, succession planning, development of the Company leadership team, development of business opportunities and community involvement/relationships. The Compensation Committee has discretion in evaluating the Chief Executive Officer's performance and may recommend to the full Board a discretionary increase or decrease to the Chief Executive Officer's final incentive award as the Compensation Committee believes is warranted.
The table below shows the percentage of target annual incentive earned by each NEO for 2015 for each performance measure and in total as well as the actual award payment:

Named Executive Officer	Total Company Revenue	Total Company Adjusted EBITDA	Individual Performance	Total Annual Incentive Award	Total Annual Incentive Award Payment
Theodore H. Torbeck	103%	103%	200%	123%	$951,080
Leigh R. Fox	103%	103%	200%	123%	$472,472
Thomas E. Simpson (a)	103%	103%	200%	123%	$248,835
Christopher J. Wilson	103%	103%	150%	113%	$398,578
Joshua T. Duckworth	103%	103%	175%	118%	$121,252

(a)	Mr. Simpson's award reflects the prorated payout based on his incentive targets in 2015.
Long-term Incentives
The long-term incentives granted to NEOs in 2015 consist of performance shares or units. Long-term incentives are intended to encourage the Company's executives to focus on and achieve the long-term (three-year) business goals of the Company and to aid their development and retention through share ownership and recognition of future performance. An executive's realization of his or her long-term incentive means that the Company has also performed in accordance with its plan over a long-term period. The total annual long-term incentive opportunity for each NEO is established by the Compensation Committee in terms of dollars. In administering the long-term incentive program, the Compensation Committee considers competitive market data (as discussed below) and the recommendations of the Chief Executive Officer regarding each executive's performance and specific individual accomplishments. For each type of award, the number of performance shares/units to grant is determined by dividing the approved award amount by the closing price of a share of common stock on the day the Board approves the financial results. The Compensation Committee's policy is not to grant more than 2,000,000 shares per year in connection with long-term incentive awards under the 2007 Long Term Incentive Plan. To the extent that the settlement of the long-term incentive awards in any year exceeds 2,000,000 shares, the excess portion of the incentives are settled in cash.
Stock Options/SARs
No stock options or SARs were granted to any NEO in 2015.
Performance Plan
Performance share or unit awards, which may be paid in common shares, cash, or a combination thereof, are based on the achievement of specific Company quantitative goals over a three-year performance period. Such awards are granted during the first quarter of each calendar year following finalization and approval by the full Board (for awards granted prior to 2014) of the one-year, two-year cumulative and three-year cumulative financial goal(s) for the next three-year performance period. Starting with the 2014 awards and continuing with the 2015 awards, performance goal attainment will be based on the achievement of the specific Company quantitative goals for the respective aggregate three-year performance period as approved by the full Board.

The threshold, target and superior performance levels are the same for each of the NEOs. For the 2013 performance cycle, actual adjusted free cash flow and actual unlevered cash return on assets achieved must be at least 90% of the target goal in order to generate a threshold level payout equal to 75% of the target award for each executive. Adjusted free cash flow and unlevered cash return one-year, two-year cumulative, and three-year cumulative financial target goals and actual results for the performance periods beginning in 2013 are shown in the table below:

Performance Cycle
	Threshold Performance Level	Cumulative Target	Superior Performance Level	Actual Results (*)	Percentage of Target (a)
2013-2015
2013	15.5%	17.0%	18.5%	16.7%	95%
2013 - 2014	15.5%	17.0%	18.5%	18.4%	147%
2013 - 2015	15.5%	17.0%	18.5%	17.8%	127%

(a)	The maximum payout on any interim performance cycle is 100%; the maximum payout for the full 3-year performance cycle is 150%

*
Actual free cash flow was adjusted for special items not contemplated when the cumulative three-year target was approved by the Compensation Committee. Similarly, unlevered cash flows were adjusted for special items not contemplated when the cumulative three-year target was approved by the Compensation Committee

For the 2014 three-year performance cycle ending December 31, 2016 and the 2015 three-year performance cycle ending December 31, 2017, strategic revenue, Adjusted EBITDA and unlevered cash return on assets are equally weighted. For strategic revenue and Adjusted EBITDA, achievement must be at least 95% of the target goal in order to generate a threshold level payout equal to 50% of the target award for each executive. For unlevered cash return on asset for the 2014-2016 and 2015-2017 performance cycles, achievement must be atleast 16.0% in order to generate a threshold level payout equal to 75% of the target award for each executive. The final payout calculation for the 2014-2016 and 2015-2017 performance cycles is subject to a +/- 15% adjustment based on the Company’s Total Shareholder Return ("TSR") over the three-year performance period compared to the Russell 2000 Index. Achievement less than the 35th percentile of the Russell 2000 Index will result in a 15% reduction while achievement greater than the 65th percentile will result in a 15% increase. For TSR results greater than the 35th percentile and less than the 65th percentile of the Russell 2000 index, the +/- 15% adjustment will be determined based on interpolation.
Benefits
NEOs hired prior to January 1, 2009 participate in the Cincinnati Bell Management Pension Plan (the "Management Pension Plan") as all other eligible salaried and certain non-union hourly employees. The Management Pension Plan is a qualified defined benefit plan with a nonqualified provision that applies to the extent that eligible earnings or benefits exceed the applicable Internal Revenue Code limits for qualified plans. The Company makes all required contributions to this plan. However, as described on page 37, the Management Pension Plan is now frozen and no further credits, other than interest, are made to the plan. The executives, along with all other salaried employees, also participate in a 401(k) savings plan, which includes a Company matching contribution feature that vests 100% of such matching contributions in the employee's account as they are made to the plan.
The value of the Company's retirement program is not considered in any of the compensation decisions made with respect to other elements of NEO compensation, because the Company believes that the alignment of the interests of executives and shareholders is most effectively accomplished through its short- and long-term incentive compensation programs.
Compensation Determination Process
Role of the Compensation Committee and Management in Recommending Compensation
As described in greater detail below, individual base salaries, annual cash incentive awards and long-term incentive grant amounts are determined within the framework of the executive's position and responsibility, individual performance and future leadership potential, as determined by the Chief Executive Officer in consultation with the Compensation Committee, or by the Compensation Committee and the full Board in the case of the Chief Executive Officer, as well as with regard to the external marketplace.

The Chief Executive Officer presents compensation recommendations for the senior executives, including the other NEOs, to the Compensation Committee for its review and approval. The Compensation Committee evaluates the performance of the Chief Executive Officer, determines his compensation, and discusses its recommendation with the Board in executive session before the Board grants its approval.
Determination of the Target Compensation Levels
In determining pay levels, the Company established a philosophy to target each component - base salary, target bonus and target long-term incentive - at the market 50th percentile appropriate to the revenue size of the Company. In implementing this philosophy, the Compensation Committee considers and evaluates the following information:
•An annual study of market compensation practices conducted by Willis Towers Watson, the Company’s compensation consultant, at the Company’s request, whereby it obtains, compiles and supplies to the Company and the Compensation Committee competitive compensation information concerning the companies in each of the two peer groups described below.
•Pay practices for executive officers of a peer group consisting of 126 companies across various industries with annual revenue between $1 billion and $3 billion (the "General Industry Peer Group"). The list of these companies is set forth in Schedule 1 attached to this proxy statement. These companies were chosen because they have annual revenue that is closely aligned with the Company's revenue size, and they provide the Company and the Compensation Committee with insight into general industry executive compensation practices. Since executive compensation correlates a company's annual revenue (i.e., the higher a company's revenue, generally the higher the executive's market compensation), to neutralize this effect, the Company, in consultation with Willis Towers Watson, uses a statistical technique called "regression analysis1." Effective January 28, 2014, the Compensation Committee approved the use of the General Industry Peer Group information as the primary source for market competitive assessments of NEO pay levels. The key reasons for this change are:
◦The ever-changing landscape of the telecommunications industry and the difficulty in assessing year-over-year changes in executive compensation within these companies due to mergers, acquisitions, etc.
◦The lack of a sufficient number of suitable telecommunications companies within the Willis Towers Watson database to secure adequate pay survey data, resulting in the need to use proxy data for some telecommunications companies, and
◦The absence of pay data in the proxies for certain NEO positions.
•Pay practices for executive officers of a peer group consisting of 18 telecommunications companies (the "Telecommunications Peer Group"). The list of these companies is set forth in Schedule 2 attached to this proxy statement. Because of the reasons noted above, the Compensation Committee uses the information about the Telecommunications Peer Group as a secondary source for monitoring compensation trends as a check to make certain that using the General Industry Peer Group data for comparative analysis does not cause an aberration of the Company's executive compensation at the 50th percentile.
•The Compensation Committee annually reviews the list of companies in each peer group to make certain the list is appropriate, and, after review, the Compensation Committee approved the Telecommunications Peer Group. The Telecommunications Peer Group used in 2015 is shown in Schedule 2. For 2014, the Telecommunications Peer Group included AT&T, Comcast, Verizon and Sprint and did not include Atlantic Tele-Network or General Communications.

[1] Linear regression analysis is a statistical tool for determining the relationship between a dependent variable (in this case, target compensation levels) and an independent variable (in this case, revenue). The technique correlates median predicted pay for companies by taking into consideration their revenues (i.e., smaller revenue companies would have pay predicted based on their revenues rather than by a simple median of pay for all companies in the General Industry Peer Group). For each executive position whose compensation is assessed and set by the Compensation Committee (or the full Board, in the case of the Chief Executive Officer), Willis Towers Watson produces a predicted level for each pay component at the 50th percentile of companies based on Cincinnati Bell's revenues. The use of regression analysis allows the Compensation Committee to compare each executive's pay, both by pay component and in total, to the market 50th percentile of similar revenue-sized companies

•To provide additional context for the Compensation Committee in making its decisions, the Compensation Committee reviews "tally sheets" prepared for each of the executives. Tally sheets provide the Compensation Committee with detailed information, as of a given date, about each executive's current compensation (including the value of any applicable benefit programs) and wealth accumulation, including the value of accrued and vested pay, such as shares of Company stock, vested stock options and other equity awards owned by the executive, the value of any retirement benefits provided by the Company and any pay and benefits triggered under a variety of employment termination scenarios.
•Input from the Compensation Committee's independent compensation consultant, Mr. Charles J. Mazza.
•Input from Company management (primarily the Chief Executive Officer and the Chief Financial Officer) and the Company's independent compensation consultant, Willis Towers Watson.
•Each NEO's individual performance and current/future potential with the Company.
The Compensation Committee considers, as one of the many factors, each component of executive officer compensation compared to the revenue size-adjusted market 50th percentile for two reasons:
•Benchmarking target compensation at the 50th percentile is consistent with the practice followed by a majority of companies and is considered "best practice," and
•Above-median compensation should be on a delivered actual basis, rather than a target basis, for overachievement of target performance goals consistent with the Company's pay-for-performance philosophy.
In determining the appropriate compensation levels in a particular year, the Company evaluates the following from both peer groups' data:
•Base salary;
•Total target cash compensation - the sum of base salary plus target annual bonus opportunity; and
•Total target direct compensation - the sum of base salary plus target annual bonus opportunity plus target long-term incentive opportunity.
The Compensation Committee compares each NEO's pay, both by pay component and in total, to the market 50th percentile of similar revenue-sized companies set forth in the peer groups. The Company does not review pay levels at individual companies or the specific structure of other companies' short- or long-term incentive plans. Instead, the Compensation Committee considers the predicted pay levels in both peer groups as an indication of market pay practice relating to each pay component and the relevant mixture among pay components. Thus, the Compensation Committee is able to validate that each NEO's compensation package is market competitive and that an appropriate portion of it is "at risk;" that is, subject to payment only if the Company attains certain quantitative results and the individual achieves certain qualitative results.
For 2015, the charts below reflect that each executive has a significant percentage of compensation "at risk" as it reflects the allocation of total target direct compensation among base salary, annual bonus and long-term incentive compensation.
Based on market practices, combined with the Compensation Committee members' collective experience, the Compensation Committee believes that the foregoing allocation of pay among base salary and short- and long-term incentive compensation provides appropriate motivation to achieve objectives set for the current year while also providing a significant incentive that requires the executives to make decisions that are intended to sustain attainment of business objectives over the longer term.

Role of Compensation Consultants
Both the Compensation Committee and the Company have engaged a consultant to advise on compensation-related matters. Neither the Compensation Committee nor the Company has identified any conflicts of interest with respect to their respective compensation consultant that would impair the advice provided by such compensation consultant.
The Compensation Committee retains Mr. Charles J. Mazza, an independent compensation consultant, who performs no other services for the Company or its management, to assist in its deliberations regarding executive compensation. Pursuant to the Committee's instructions, Mr. Mazza analyzes and comments on various compensation proposals made by the Company and on various topics specified by the Committee and opines and reports on these matters in open sessions of Compensation Committee meetings. In executive sessions of the Compensation Committee meetings, Mr. Mazza addresses subjects of particular interest to the Compensation Committee, such as compensation of the Chief Executive Officer, and presents his analysis of such subjects including the pros and cons of certain compensation elements and his recommendations. Pursuant to the Compensation Committee Chair's request, Mr. Mazza contacts each member of the Compensation Committee annually as part of the Compensation Committee's self-evaluation and reports his conclusions to the Compensation Committee.
The Company retains Willis Towers Watson to assist with various compensation-related projects during the course of the year. Typically, the Company has a discussion with Willis Towers Watson about a project, outlining the project's objectives, and discusses Willis Towers Watson's approach to the project before requesting them to complete the project. The projects range from requests for general compensation data or information to requests for specific guidance and recommendations, such as designing specific incentive plans.
Other Compensation Policies
Stock Ownership Guidelines
The Compensation Committee recognizes that executive stock ownership is an important means of aligning the interests of the Company's executives with those of its shareholders. In May, 2014, the Compensation Committee approved an increase in the stock ownership guidelines for the NEOs as follows:

•	Chief Executive Officer - increased from 3 times base salary to 5 times base salary (as adjusted each year)

•	Other NEOs - increased from 1.5 times base salary to 2 times base salary (as adjusted each year)
The Compensation Committee established May 2019 as the target date for the NEOs to reach the new guidelines.  To the extent possible, future long-term incentive awards will be made in shares based on share availability to assist the executives in meeting the guidelines.  Aside from the Company's actual performance from one year to the next, the price of the Company's stock may vary due to the general condition of the economy and the stock market. Therefore, the Compensation Committee may measure an executive's progress more on the basis of the year-over-year increase in the number of shares owned rather than the overall market value of the shares owned in relation to the executive's ownership goal. For purposes of measuring ownership, only shares owned outright or beneficially by the executive (including shares owned by the executive's spouse or dependent children and shares owned through the Company's savings plan or deferred compensation plan) are included. Shares represented by unvested stock options or any other form of equity for which a performance or vesting condition remains to be completed before the executive earns a right to and receives the shares (except for shares that have been electively deferred to a future date) are not counted in determining the executive's level of ownership.
Using the new stock ownership guidelines, as of February 29, 2016, Mr. Torbeck, owned shares valued at approximately 95% of his ownership target; Mr. Fox has achieved approximately 37% of his ownership goal; Mr. Simpson has achieved 5% of his ownership goal; Mr. Wilson has achieved approximately 94% of his ownership goal; and Mr. Duckworth has achieved approximately 9% of his ownership goal.
Prohibition on Hedging and Pledging
The Company's Insider Trading Policy expressly prohibits ownership of derivative financial instruments or participation in investment strategies that hedge the economic risk of owning the Company's common stock and prohibits officers and directors from pledging Company securities as collateral for loans.

Employment Agreements, Severance and Change in Control Payments and Benefits
The Company generally enters into employment agreements with the named executive officers for several reasons. Employment agreements give the Company flexibility to make changes in key executive positions with or without a showing of cause, if terminating the executive is determined by the Company or the Board to be in the best interests of the Company. The agreements also minimize the potential for litigation by establishing separation terms in advance and requiring that any dispute be resolved through an arbitration process. The severance, change in control payments and benefits provided under the employment agreements as described in more detail beginning on page 41 are important to ensure the retention of the NEOs.
Depending on the circumstances of their termination, the NEOs are eligible to receive severance benefits in the form of a multiple of annual base salary as a lump sum payment, continued access to certain Company-provided benefits for a defined period post-employment, healthcare benefits and accelerated vesting of all equity as determined by the provisions in their employment agreements, which are discussed in detail starting on page 37. Under a dismissal without cause or constructive discharge following a change of control, the Company provides the severance benefits because it serves the best interest of the Company and its shareholders to have executives focus on the business merits of possible change in control situations without undue concern for their personal financial outcome. In the case of a without cause termination or constructive discharge absent a change in control, the Company believes it is appropriate to provide severance at these levels to ensure the financial security of these executives, particularly in view of the non-compete provisions which state that, for 12 months following termination, the executive will not compete with the Company or solicit customers or employees of the Company. Because these potential payments are triggered under very specific circumstances, such payments are not considered in setting pay or other elements of executive compensation. The Compensation Committee has a policy that the Company will not enter into any new or materially amended employment agreements with NEOs providing for excise tax gross-up provisions with respect to payments contingent upon a change in control, and no NEO has an excise tax gross-up provision.

Adjustments and Recovery of Award Payments and Clawback Policy
The Company is subject to the requirements of Section 304 of the Sarbanes-Oxley Act of 2002. Therefore, if the Company were required to restate its financial results due to any material noncompliance of the Company, as a result of misconduct, with any financial reporting requirement under the securities laws, the Securities and Exchange Commission could act to recover from the Chief Executive Officer and Chief Financial Officer any bonus or other incentive-based or equity-based compensation received during the 12-month period following the date the applicable financial statements were issued and any profits from any sale of securities of the Company during that 12-month period.
In addition, the Board has adopted an interim executive compensation recoupment/clawback policy with the intention that the policy will be modified when final regulations required by the Dodd-Frank Wall Street Reform and Consumer Protection Act (the "Dodd-Frank Act") are adopted by the SEC. The policy was effective as of January 1, 2011, for any current executive officer or former executive officer that terminates employment after January 1, 2011 and applies to cash and equity-based compensation that is approved, granted or awarded on or after January 1, 2011. The policy allows the Company to recover incentive payments to, or realized by, certain executive officers in the event that the incentive compensation was based on the achievement of financial results that were subsequently restated to correct any accounting error due to material noncompliance with any financial reporting requirement under federal securities laws and such restatement results in a lower payment or award.
Compensation Limitation
Section 162(m) of the Code generally limits to $1,000,000 the available deduction to the Company for compensation paid to any of the Company's NEOs, excluding the Chief Financial Officer, except for performance-based compensation that meets certain requirements. Although the Compensation Committee considers the anticipated tax treatment to the Company of its compensation payments, the Compensation Committee has determined that it will not necessarily seek to limit executive compensation to amounts deductible under Section 162(m) of the Code.

Any general statement that incorporates this Proxy Statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934 shall not be deemed to incorporate by reference this Compensation Committee Report on Executive Compensation and related disclosure. Except to the extent the Company specifically incorporates such Report and related disclosure by reference, this information shall not otherwise be deemed to have been filed under such Acts.

Compensation Committee Report
The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis included in the Proxy Statement with management. Based on our review and discussions with management, we have recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement and incorporated by reference in Cincinnati Bell Inc.'s Annual Report on Form 10-K for the fiscal year ended December 31, 2015.
COMPENSATION COMMITTEE
Craig F. Maier, Chairman
Phillip R. Cox
John W. Eck
Jakki L. Haussler
Lynn A. Wentworth

Compensation Tables

Summary Compensation Table
The following table sets forth information concerning the compensation of any person who served as the principal executive officer (Theodore H. Torbeck) or principal financial officer (Leigh R. Fox) during the year ended December 31, 2015, the three most highly compensated persons who served as executive officers (Christopher J. Wilson, Joshua T. Duckworth and Thomas E. Simpson) at the end of the year ended December 31, 2015 (collectively, the “NEOs”).
Summary Compensation Table — Fiscal 2015

Name, Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($) (a)	Option Awards ($) (b)	Non-Equity Incentive Plan Compensation ($) (c)	Change in Pension Value and Non-Qualified Deferred Compensation Earnings ($) (d)	All Other Compensation ($) (e)	Total ($)
Theodore H. Torbeck (f)	2015	775,000	—	1,750,000	—	951,080	—	9,805	3,485,885
President and Chief Executive Officer	2014	750,000	—	1,650,000	—	928,800	—	10,200	3,339,000
	2013	746,954	—	1,150,000	250,000	3,181,790	—	10,000	5,338,744
Leigh R. Fox (g)	2015	385,000	—	375,000	—	472,472	(8,413)	10,400	1,234,459
Chief Financial Officer	2014	350,000	—	350,000	—	497,031	29,072	10,200	1,236,303
	2013	303,846	—	286,500	—	1,056,876	(22,420)	3,566	1,628,368
Thomas E. Simpson (h)	2015	370,000	—	200,000	—	248,835	(7,038)	468	812,265
Chief Technology Officer	2014	241,778	—	—	—	145,051	26,870	7,139	420,838
Christopher J. Wilson	2015	353,600	—	320,000	—	398,578	(22,106)	10,400	1,060,472
Vice President, General Counsel and Secretary	2014	353,600	—	—	—	252,456	95,689	10,200	711,945
	2013	353,600	—	200,000	200,000	1,848,275	(68,863)	10,000	2,543,012
Joshua T. Duckworth (i)	2015	206,000	—	100,000	—	121,252	—	8,165	435,417
Vice President, Investor Relations and Controller	2014	200,000	—	75,000	—	109,840	—	9,636	394,476
	2013	169,231	—	50,000	—	193,151	—	8,530	420,912

(a)
The 2015 amounts reflect the grant-date fair value of the performance share-based awards issued in 2015 to Messrs. Torbeck, Fox, Simpson, Wilson and Duckworth for the 2015-2017 performance cycle. The 2014 amounts reflect the grant-date fair value of the performance share-based awards issued in 2014 to Messrs. Torbeck, Fox and Duckworth for the 2014-2016 performance cycle. The 2013 amounts, excluding Mr. Torbeck's grant, reflect the grant-date fair value of the performance share-based awards issued in 2013 to Messrs. Fox, Wilson and Duckworth for the 2013-2015 performance cycle. Mr. Torbeck's amount is the combination of a restricted stock grant and the grant-date fair value of performance share-based awards issued in 2013. All amounts assume payout at target. For further discussion of these awards, see Note 15 to our Consolidated Financial Statements included in our Annual Report on Form 10-K for the year ended December 31, 2015. The table below shows the amounts if the maximum payout is earned based on the stock price at date of grant.

	Stock Awards ($)
Name	2015	2014	2013
Theodore H. Torbeck (1)	2,625,000	2,475,000	1,275,000
Leigh R. Fox	562,500	525,000	429,750
Thomas E. Simpson	300,000	—	—
Christopher J. Wilson	480,000	—	300,000
Joshua T. Duckworth	150,000	112,500	75,000

(1)
The 2013 amount for Mr. Torbeck’s grant reflects the grant-date fair value of the performance share-based awards issued in 2013 for the 2013-2015 performance cycle and a restricted common share grant. The 2013 restricted common share grant was made in accordance with Mr. Torbeck's employment agreement and the restricted common share grant vests one-third per year at the end of each one-year period.

(b)
The 2013 amounts shown reflect the aggregate grant date fair value of performance-based options granted to Messrs. Torbeck, and Wilson. For all awards, the grant date fair value was computed in accordance with Accounting Standards Codification ("ASC") 718. For further discussion of the assumptions utilized to value these awards, see Note 15 to our Consolidated Financial Statements included in our Annual Report on Form 10-K for the year ended December 31, 2015. The amounts shown in the Summary Compensation Table above reflect payout at target, which is the maximum amount that can be earned. Performance was measured based on the achievement of cumulative unlevered cash return on asset targets over the three-year period 2013-2015. The material terms of the options granted are: grant-type - non-incentive; exercise price - fair market value of common stock on grant date; vesting - 50% on the first anniversary of the original grant date and 25% on the second anniversary and 25% on the third anniversary; term of grant - 10 years; termination - except in the case of death, disability, or retirement, any unvested awards will be canceled 90 days following termination of employment.

(c)
Non-equity incentive plan compensation represents amounts earned for annual performance-based cash incentives, long-term incentive performance plan cash-settled awards and Data Center Performance Plan awards. The Data Center Performance Plan was established in 2010 and was fully paid out in 2013. Messrs. Simpson and Wilson were granted cash-settled long term incentive awards for the 2014-2016 performance period.  Actual award payments, if any, will be made in 2017 based on the achievement of company metrics for the 2014-2016 performance period.  The table below shows the amounts earned for each of these awards:

Name	Year	Annual Performance-Based Cash Incentive ($)	Long-Term Cash-Settled Performance Units ($) (1)	Data Center Performance Plan Cash Incentive ($)(2)	Total ($)
Theodore H. Torbeck	2015	951,080	—	—	951,080
	2014	928,800	—	—	928,800
	2013	949,950	—	2,231,840	3,181,790
Leigh R. Fox	2015	472,472	—	—	472,472
	2014	419,440	77,591	—	497,031
	2013	306,623	36,064	714,189	1,056,876
Thomas E. Simpson	2015	248,835	—	—	248,835
	2014	145,051	—	—	145,051
Christopher J. Wilson	2015	398,578	—	—	398,578
	2014	252,456	—	—	252,456
	2013	268,132	—	1,580,143	1,848,275
Joshua T. Duckworth	2015	121,252	—	—	121,252
	2014	109,840	—	—	109,840
	2013	86,023	—	107,128	193,151

(1)
The amounts shown above for long-term cash-settled performance units earned by Mr. Fox represent the amounts earned in 2014 and paid in 2015 for the 2012-2014 performance cycle related to cash-payment performance awards granted in January 2012; and the amounts earned in 2013 and paid in 2014 for the 2012-2013 performance cycle related to cash-payment performance awards granted in January 2012.

(2)	The amounts shown above represent the amounts paid in 2013 for the long-term Data Center Performance Plan.

(d)
The amounts shown in this column for Messrs. Fox , Simpson and Wilson represent the one-year change in the value of their qualified defined benefit plan and nonqualified excess plan for 2015, 2014 and 2013, respectively, projected forward to age 65 for each executive with interest credited at 3.5%, which is the rate a terminated participant would then be given (such interest rate was increased to 4.0% effective as of March 2, 2012) and then discounted back to the respective year at the discount rate (3.8% for 2015, 3.4% for 2014 and 4.2% for 2013) required under ASC 960. The present value of the accrued pension benefits decreased in 2015 primarily due to an increase in the applicable discount rate. The Company froze its qualified pension plan for management employees in 2009; therefore, Mr. Torbeck and Mr. Duckworth are not entitled to any benefits under this plan. None of the executives receive any preferential treatment or above-market interest under the Company's retirement plans.

(e)
For each NEO, the amount represents the Company's 401(k) match. Under the terms of the Cincinnati Bell Inc. Retirement Savings Plan, the Company's matching contribution is equal to 100% on the first 3% and 50% on the next 2% of contributions made to the plan by the participant. Eligible compensation includes base wages plus any incentive paid to eligible participants. The maximum Company matching contribution is $10,400.

(f)	Mr. Torbeck was appointed Chief Executive Officer on January 31, 2013.

(g)	Mr. Fox was appointed Chief Financial Offer on October 1, 2013.

(h)	Mr. Simpson was appointed Chief Technology Officer of Cincinnati Bell Telephone Company, LLC on July 31, 2014. Mr. Simpson was named Chief Technology Officer of the Company on January 27, 2015.

(i)	Mr. Duckworth was appointed Vice President, Investor Relations and Controller on July 9, 2013.

Grants of Plan-Based Awards
The following table sets forth information concerning equity grants to the NEOs during the year ended December 31, 2015 as well as estimated future payouts under cash incentive plans:
Grants of Plan-Based Awards in 2015 Fiscal Year

Name	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards (a)			All Other Stock Awards: Number of Shares of Stock or Units (#) (b)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Closing Price of Company Shares on Grant Date ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)
		Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Theodore H. Torbeck
Performance-based shares	1/27/2015	—	—	—	283,171	566,343	849,514	—	—	—	—	—
Annual cash incentive		387,500	775,000	1,162,500	—	—	—	—	—	—	—	—
Leigh R. Fox
Performance-based shares	1/27/2015	—	—	—	60,679	121,359	182,038	—	—	—	—	—
Annual cash incentive		192,500	385,000	577,500	—	—	—	—	—	—	—	—
Thomas E. Simpson
Performance-based awards	1/27/2015	—	—	—	32,362	64,724	97,086	—	—	—	—	—
Annual cash incentive		101,384	202,767	304,151	—	—	—	—	—	—	—	—
Christopher J. Wilson
Performance-based awards	1/27/2015	—	—	—	51,779	103,559	155,338	—	—	—	—	—
Annual cash incentive		176,800	353,600	530,400	—	—	—	—	—	—	—	—
Joshua T. Duckworth
Performance-based shares	1/27/2015	—	—	—	16,181	32,362	48,543	—	—	—	—	—
Annual cash incentive		51,500	103,000	154,500	—	—	—	—	—	—	—	—

(a)
Amounts reflect shares issuable under the long-term performance-based incentive plan. Performance will be measured based on achievement of the defined targets over the three-year period 2015-2017. See pages 25 - 28 for further details. For further discussion of assumptions and valuation, refer to Note 15 to our Consolidated Financial Statements included in our Annual Report on Form 10-K for the year ended December 31, 2015.

(b)	No restricted shares/units or stock options were granted in 2015.

Discussion of Summary Compensation Table and Grants of Plan-Based Awards Table
Employment Agreements
During 2015, all of the NEOs were employed pursuant to agreements with the Company. Each employment agreement sets forth, among other things, the NEO's base salary, bonus opportunities, entitlement to participate in the Company's benefit and pension plans and to receive equity awards and post-termination benefits and obligations.
Based on the agreements in place at December 31, 2015:
Mr. Torbeck's employment agreement provides for the employment and retention of Mr. Torbeck for a one-year term subject to automatic one-year extensions. Mr. Torbeck's agreement provides for both a minimum base salary of $750,000 and a minimum bonus target of $750,000 per year.
Mr. Fox's employment agreement provides for the employment and retention of Mr. Fox for a one-year term subject to automatic one-year extensions. Mr. Fox's employment agreement provides for both a minimum base salary of $350,000 and a minimum bonus target of $350,000 per year.
Mr. Simpson’s employment agreement provides for the employment and retention of Mr. Simpson for a one-year term subject to automatic one-year extensions. Mr. Simpson’s employment agreement provides for a minimum base salary of $370,000 and a minimum bonus target of $259,000 per year.
Mr. Wilson's employment agreement provides for the employment and retention of Mr. Wilson for a one-year term subject to automatic one-year extensions. Mr. Wilson's employment agreement provides for a minimum base salary of $353,600 per year and a minimum bonus target of $353,600 per year.
Mr. Duckworth's employment agreement provides for the employment and retention of Mr. Duckworth for a one-year term subject to automatic one-year extensions. Mr. Duckworth’s employment agreement provides for a minimum base salary of $206,000 and a minimum bonus target of $103,000 per year.
Each of the NEOs, except for Mr. Torbeck and Mr. Duckworth, participate in the Management Pension Plan, which contains both a qualified defined benefit plan and a nonqualified excess benefit provision (the provision for this excess benefit is contained in the qualified defined benefit pension plan document), which applies the same benefit formula to that portion of the base wages and annual bonus payment that exceeds the maximum compensation that can be used in determining benefits under a qualified defined benefit pension plan.
Except as noted below, all eligible salaried employees of the Company participate in the Management Pension Plan on the same basis with benefits being earned after a three-year cliff-vesting period. Covered compensation for purposes of calculating benefits include base wages including any applicable overtime wages paid plus annual bonus payments. Upon separation from employment, vested benefits are payable either as a lump-sum, a single life annuity or, for married participants, a 50% joint and survivor, which provides a reduced benefit for the employee in order to provide a benefit equal to 50% of that amount if the employee dies before his/her spouse. However, a 2009 amendment to the Management Pension Plan generally provided that only "grandfathered participants" and no other participants would accrue additional plan benefits based on their compensation and service after December 31, 2018. For purposes of the plan, a "grandfathered participant" is a Plan participant who has continuously been an employee of the Company or any of its subsidiaries since before 2009 and either: (i) was at least age 50 by January 1, 2009; or (ii) had been eligible for and accepted or declined a 2007 early retirement offer of the Company. Also, the plan was further amended to reduce the benefits accrued by grandfathered participants based on their compensation and service after December 31, 2011 by approximately one-half from the prior accrual rate. In addition, the Management Pension Plan was amended to stop accruals based on compensation paid after June 30, 2013 or services after the pay period ended June 29, 2013. The Management Pension Plan benefits for the NEO's are shown on pages 39 - 40.
After retirement or other termination of employment, a participant under the Management Pension Plan is entitled to elect to receive a benefit under the plan in the form of a lump sum payment or as an annuity, generally based on the balance credited to the participant's cash balance account under the plan when the benefit begins to be paid (but also subject to certain transition or special benefit formula rules in certain situations).
Each of the employment agreements also provide for severance payments upon termination of employment as a result of death or disability, termination by the Company without cause or termination upon a change in control. The payments to the NEOs upon termination or a change in control as of December 31, 2015 are described beginning on page 41.

Long-term Incentives
In 2015, the NEOs long-term incentives were awarded as performance unit grants. The Compensation Committee made the decision to solely use performance units to (i) provide an opportunity for the NEO to be rewarded based on the Company achieving its more objective quantitative operating results that are consistent with its long-term business strategy and (ii) to more closely align such actions with shareholders' interests. The long-term incentives granted to the NEOs are described in the Compensation Discussion and Analysis that begins on page 19.
In 2016, the Compensation Committee approved the use of time-based units as a retention component. For the 2016 - 2018 long-term incentive grant targets, 25% will be time-based units and 75% will be performance-based units.
Salary and Cash Incentive Awards in Proportion to Total Compensation
In 2015, the percentage of total compensation for each NEO represented by the sum of their salary plus bonus and non-equity incentive plan compensation as shown in the summary compensation table on page 34 was as follows: Mr. Torbeck - 50%, Mr. Fox - 69%, Mr. Simpson - 76%, Mr. Wilson - 71% and Mr. Duckworth - 75%.

Outstanding Equity Awards at Fiscal Year End
The following table sets forth information concerning options and other equity awards held by the NEOs at December 31, 2015:

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Option (#) Exercisable	Number of Securities Underlying Unexercised Option (#) Unexercisable (a)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#) (a)	Option Exercise Price ($)	Option Expiration Date (b)	Number of Shares or Units of Stocks That Have Not Vested (#) (c)	Market Value of Shares or Units of Stocks That Have Not Vested ($) (c)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#) (d)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($) (e)
Theodore H. Torbeck	89,541	29,848	—	4.75	1/31/2023
						53,860	193,896	—	—
						—	—	1,584,213	5,703,167
Leigh R. Fox	1,500	—	—	2.91	1/29/2020
						—	—	380,952	1,371,427
Thomas E. Simpson	—	—	—	—	—
						—	—	114,691	412,888
Christopher J. Wilson	71,633	23,878	—	4.75	1/31/2023
						—	—	186,917	672,901
Joshua T. Duckworth	1,800	—	—	2.48	8/23/2020
						—	—	91,141	328,108

(a)	These awards are performance-based and vest 50% on the first anniversary and 25% on the second and third anniversaries if the performance condition is achieved.

(b)	All options granted are for a maximum period of ten years from the date of grant and vest over a three-year period.

(c)	This award represents restricted shares granted to Mr. Torbeck on January 2, 2013. The value is based on the closing price of the Company's common shares as of December 31, 2015 ($3.60).

(d)
Amounts in the column include the performance shares granted for the 2013-2015 performance cycle, reflected at the maximum level payout less shares earned and vested on January 27, 2014 and January 27, 2015; performance shares granted for the 2014-2016 performance cycle, at the maximum level payout; and performance shares granted for the 2015-2017 performance cycle, at the maximum level payout.

(e)
Assuming the maximum number of shares is earned, amounts represent the equity incentive plan awards not yet vested. The value is based on the closing price of the Company's common shares as of December 31, 2015 ($3.60).

Option Exercises and Stock Vested
The following table sets forth information concerning the exercise of options and the vesting of stock held by the NEOs during the year ended December 31, 2015:
Option Exercises and Stock Vested in 2015

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#) (a)	Value Realized on Exercise ($) (b)	Number of Shares Acquired on Vesting (#) (c)	Value Realized on Vesting ($) (d)
Theodore H. Torbeck	—	—	258,968	810,201
Leigh R. Fox	—	—	43,389	134,072
Thomas E. Simpson	—	—	6,256	19,331
Christopher J. Wilson	129,870	51,299	51,398	158,820
Joshua T. Duckworth	—	—	3,908	12,076

(a)	The amounts shown represent shares issued upon exercise of both stock options and share-settled stock appreciation rights.

(b)
The value realized on exercise is based upon the closing price of a share of our common stock on the date of exercise compared to the exercise or strike price of the option or stock appreciation award.

(c)
The amount shown for Mr. Torbeck represents vesting of one-third of the restricted shares granted on January 3, 2012 and January 2, 2013 and shares issued on January 27, 2015 upon vesting of long-term performance plan awards. The amounts shown for Messrs. Fox, Simpson, Wilson and Duckworth represent shares issued on January 27, 2015 upon vesting of long-term performance plan awards.

(d)
The amounts represent the value realized upon vesting based on the closing price of a share of our common stock on the respective vesting dates. For Mr. Torbeck, the vesting dates of his restricted share awards were 53,860 shares on January 2, 2015 ($3.24) and 191,082 shares on January 5, 2015 ($3.10). For Mr. Torbeck, the vesting date of his 14,026 shares of his long-term performance plan award was January 27, 2015 ($3.09). For Messrs. Fox, Simpson, Wilson and Duckworth, the vesting date of their long-term performance plan awards was January 27, 2015 ($3.09).

Pension Benefits
In February 2009, the Company made significant changes to the Management Pension Plan. The Company froze pension benefits for plan participants who were not grandfathered participants (as previously described on page 37). Thereafter, the Company amended the Management Pension Plan to stop accruals based upon compensation paid after June 30, 2013 or services after the pay period ended June 29, 2013 for all participants, including grandfathered participants. Messrs. Fox, Simpson, and Wilson are not grandfathered participants and no longer accrue additional benefits under such plan based on current compensation or service. In addition, any employee hired on or after January 1, 2009 was not eligible to participate in the Management Pension Plan. As a result, Mr. Torbeck and Mr. Duckworth are not eligible to participate in the Management Pension Plan.

The following table sets forth information regarding pension benefits:

Name	Plan Name	Number of Years Credited Service (#) (a)	Present Value of Accumulated Benefit ($) (b)(c)	Payments During Last Fiscal Year ($)
Leigh R. Fox	Qualified Defined Benefit Plan (d)	9	97,597	—
	Non-Qualified Excess Plan (e)	—	—	—
	Total		97,597
Thomas E. Simpson	Qualified Defined Benefit Plan (d)	8	85,593	—
	Non-Qualified Excess Plan (e)	—	—	—
	Total		85,593
Christopher J. Wilson	Qualified Defined Benefit Plan (d)	10	296,867	—
	Non-Qualified Excess Plan (e)	10	120,540	—
	Total		417,407

(a)
This column reflects years of credited service under the plans rather than actual years of service with the Company, which are higher for each of the NEOs noted. Participants were no longer credited years of service upon the freezing of pension benefits.

(b)
Amounts in this column represent the accumulated benefit obligations computed using the same assumptions as used for financial reporting purposes, described in more detail in Note 12 to our Consolidated Financial Statements included in our Annual Report on Form 10-K for the year ended December 31, 2015.

(c)
If any of the above-identified executive officers had retired on December 31, 2015, they would have been entitled to a benefit equal to the balance then credited to them, without any reduction, under the Management Pension Plan (both the tax-qualified defined benefit plan portion and the non-qualified excess plan portion) as of that date. They may elect a lump-sum or equivalent annuity form of payment subject to any payment restrictions in place due to the funding status.

(d)	Management Pension Plan.

(e)	Nonqualified ERISA Excess Provisions of the Management Pension Plan.
A participant's account under the Management Pension Plan is also generally credited with assumed interest for each calendar year at a certain interest rate. Such interest rate for 2015 was 4.0% per annum.

Nonqualified Deferred Compensation
The following table sets forth information concerning compensation deferred by the NEOs:
Nonqualified Deferred Compensation for 2015 Fiscal Year

Name	Executive Contributions ($)	Company Contributions ($)	Aggregate Earnings ($) (a)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at December 31, 2015 ($)
Theodore H. Torbeck	—	—	—	—	—
Leigh R. Fox	—	—	—	—	—
Thomas E. Simpson	—	—	—	—	—
Christopher J. Wilson	—	—	53,300	—	468,000
Joshua T. Duckworth	—	—	—	—	—

(a)
For Mr. Wilson, the amount shown includes the difference between the closing price of the Company's stock ($3.19) on December 31, 2014 and the closing price of the Company's stock ($3.60) on December 31, 2015 with respect to deferrals made prior to 2015.

Effective October 20, 2015, the Board approved the termination of the Cincinnati Bell Inc. Executive Deferred Compensation Plan (the “Executive Deferred Compensation Plan”). The Executive Deferred Compensation Plan’s termination, liquidation and distributions will be accomplished in compliance with Section 409A of the Internal Revenue Code and the Treasury Regulations issued thereunder. In accordance with the Internal Revenue Code, no new deferrals are permitted and all outstanding account balances will be distributed to the participants on November 7, 2016.

The Executive Deferred Compensation Plan generally permitted under its policies, for any calendar year, each employee who had an annual base rate of pay and target bonus above a certain high dollar amount and has been designated by the Company or a subsidiary of the Company as a “key employee” for purposes of the plan (for 2015 a key employee for purposes of the plan generally has annual pay of more than $260,000) to defer receipt of up to 75% of his or her base salary, up to 100% of his or her cash bonuses (including annual incentive awards and non-performance-based cash awards under the 2007 Long Term Incentive Plan (collectively with predecessor plans, the “Long Term Incentive Plans”)) and up to 100% of any performance-based common share awards (not including awards of stock options or restricted stock after 2005) provided under the Long Term Incentive Plans or the Short Term Incentive Plan.
For all key employees who participated in the Executive Deferred Compensation Plan, there was also a Company “match” on the amount of base salary and cash bonuses deferred under the plan for any calendar year. In general, the match was equal to the lesser of 66 2/3% of the base salary and cash bonuses deferred or 4% of the base salary and cash bonuses for a year that exceed the annual compensation limit.
Amounts deferred by any participating key employee under the Executive Deferred Compensation Plan and any related Company “match” were credited to the account of the participant under the plan and are assumed to be invested in various mutual funds or other investments (including common shares) as designated by the participant.
The accounts under the Executive Deferred Compensation Plan are not funded in a manner that would give any participant a secured interest in any funds, and benefits are paid from the assets of the Company and its subsidiaries (or from a trust that the Company has established and that remains subject to the Company's creditors).
The Executive Deferred Compensation Plan must comply with the requirements of the American Jobs Creation Act of 2004 in order to retain its ability to defer federal income tax on certain amounts credited to a participant's account under the plan. The Company has amended the plan to meet the requirements of the American Jobs Creation Act of 2004.

Potential Payments upon Termination of Employment or a Change in Control
The following table shows potential payments to our NEOs directly and indirectly on their behalf under existing contracts, agreements, plans or arrangements, whether written or unwritten, for various scenarios involving a change in control or termination of employment, assuming a December 31, 2015 termination or change in control date and, where applicable, using the closing price of our common shares on December 31, 2015 of $3.60.

Potential Payments upon Termination of Employment or a Change in Control: 2015

Name	Executive Payment on Termination	Involuntary Not for Cause Termination ($)	Change in Control ($)	Death ($)	Disability ($)
Theodore H. Torbeck	Base Salary	1,550,000	2,317,250	—	—
	Annual Incentive Target Opportunity	—	2,317,250	951,080	951,080
	Long Term Incentives — Performance Based (a)	1,715,908	3,754,742	3,754,742	3,754,742
	Long Term Incentives — Restricted Shares	193,896	193,896	193,896	193,896
	Basic Benefits (b)	31,452	31,452	—	31,452
	Total	3,491,256	8,614,590	4,899,718	4,931,170
Leigh R. Fox	Base Salary	770,000	962,500	—	—
	Annual Incentive Target Opportunity	—	962,500	472,472	472,472
	Long Term Incentives — Performance Based (a)	415,667	852,556	852,556	852,556
	Basic Benefits (b)	29,554	29,554	—	29,554
	Total	1,215,221	2,807,110	1,325,028	1,354,582
Thomas E. Simpson	Base Salary	740,000	925,000	—	—
	Annual Incentive Target Opportunity	—	925,000	248,835	248,835
	Long Term Incentives — Performance Based (a)	172,814	405,821	405,821	405,821
	Basic Benefits (b)	27,577	27,577	—	27,577
	Total	940,391	2,283,398	654,656	682,233
Christopher J. Wilson	Base Salary	707,200	884,000	—	—
	Annual Incentive Target Opportunity	—	884,000	398,578	398,578
	Long Term Incentives — Performance Based (a)	361,490	734,303	734,303	734,303
	Basic Benefits (b)	29,135	29,135	—	29,135
	Total	1,097,825	2,531,438	1,132,881	1,162,016
Joshua T. Duckworth	Base Salary	412,000	515,000	—	—
	Annual Incentive Target Opportunity	—	257,500	121,252	121,252
	Long Term Incentives — Performance Based (a)	89,039	205,542	205,542	205,542
	Basic Benefits (b)	28,521	28,521	—	28,521
	Total	529,560	1,006,563	326,794	355,315

(a)
Performance based includes shares and cash awards that are based on the attainment of target performance metrics in the 2016 performance year. These awards have been included in the table at target; however, the actual payouts based on attainment of the metrics could range from zero to 150% of the target amount.

(b)
Basic benefits consist of medical, dental, vision and group term life insurance similar to such benefits provided by the Company to other employees. In June 2014, the Company changed the benefits under the long-term disability plan to include continuation of benefits for up to 24 months after the date of disability.

If any of the executives elects to voluntarily terminate employment with the Company, or if they are terminated by the Company for cause, they are entitled to no payments from the Company other than those benefits which they have a non-forfeitable vested right to receive (the “vested amounts”), which include any shares of stock they own outright, vested options which may be exercisable for a period of 90 days following termination, deferred compensation amounts and vested amounts under the Company's long-term incentive, pension and savings plans.
In addition to any applicable “vested amounts,” an executive will be entitled to receive certain additional benefits if one of the four termination scenarios detailed in the above table and discussed below occurs. Regardless of the termination scenario, Messrs. Torbeck, Fox, Simpson, Wilson and Duckworth will continue to be bound by the non-disclosure, non-compete and non-solicitation provisions of their employment agreements.
If an executive is terminated by the Company without cause (an involuntary not for cause termination), the executive will be entitled to the following:
A payment equal to 2.0 times the executive's base salary;
A payment equal to the present value of an additional two years of participation in the Company's Management Pension Plan, if applicable, as though the executive had remained employed at the same base rate of pay and target bonus;

Continued medical, dental, vision and life insurance benefits during the two-year period following the executive's termination of employment on the same basis as any active salaried employee provided any required monthly contributions are made;
Continued treatment as an active employee during the two-year period following termination with respect to any outstanding long-term incentive cycles the executive may be participating in and any unvested stock options will continue to vest under the normal vesting schedule as though the executive was still an active employee; and
The ability to exercise any vested options for an additional 90 days after the end of the two-year period.
If an executive is terminated within the one-year period following a change in control, the executive will be entitled to the following:
A payment equal to 2.5 times the sum of his base salary and annual bonus target in the case of Messrs. Fox, Simpson, Wilson and Duckworth and 2.99 times in the case of Mr. Torbeck;
If eligible to participate in the Management Pension Plan, a payment equal to the present value of an additional two years of participation in the Plan as though the executive had remained employed at the same base rate of pay and target bonus;
Continued medical, dental, vision and life insurance coverage during the two-year period following the executive's termination of employment on the same basis as other active employees provided any required monthly contributions are made;
Full vesting of any options, restricted shares and/or other equity awards and the ability to exercise such options for the two-year period following termination; and
Full vesting and payout at target amounts of any awards granted under long-term incentive plan.
If an executive is “terminated” because of his or her death, the executive's beneficiary will be entitled to the following:
A payment equal to the bonus accrued and payable to the deceased executive for the current year;
Full vesting of all options held by the deceased executive and the ability to exercise such options for the one-year period following the date of the executive's death; and
Full vesting and payout at target amounts of any awards granted to the deceased executive under long-term incentive plans.
If an executive is terminated by reason of disability, the executive will be entitled to the following:
A payment equal to the bonus accrued and payable to the disabled executive for the current year completed;
Continued vesting of all options held by the disabled executive on their normal schedule and the ability to exercise such vested options so long as the disabling conditions exist;
Continued participation by the disabled executive in any outstanding long-term incentive plans; and
Continued consideration of the disabled executive as an employee for all other benefits so long as the disabling condition that resulted in the disability-based termination is present for up to 24 months after the date of disability.
Under all of the termination scenarios in the preceding table, as of December 31, 2015, Messrs. Fox, Simpson, Wilson and Duckworth had certain "vested amounts" to which they were entitled as follows: Mr. Fox - $65,391, Mr. Simpson - $56,429, Mr. Wilson - $784,389 and Mr. Duckworth - $2,016.

Item 2 - Advisory Approval of the Company's Executive Compensation
As required by the Dodd-Frank Act and pursuant to Section 14A of the Securities Exchange Act of 1934, as amended, the Company is submitting to its shareholders a vote for the advisory approval of the Company’s executive compensation (“say-on-pay vote”). The Board of Directors determined that it would submit a say-on-pay vote to our shareholders annually. This year’s say-on-pay vote addresses our executive compensation as disclosed in the Compensation Discussion and Analysis section (“CD&A”) beginning on page 19 and the Executive Compensation section beginning on page 34.
The guiding principles of the Company’s compensation policies and decisions include aligning each executive’s compensation with the Company’s business strategy and providing incentives needed to attract, motivate and retain key executives who are important to our long-term success. Consistent with this philosophy, a significant portion of the total compensation for each of our executives is directly related to the Company’s revenues, earnings and other performance factors that measure our progress against the goals of our strategic plan as well as performance against our peer companies. The Compensation Committee and the Board believe that our compensation design and practices are effective in implementing our strategic goals. For the above reasons, we ask our shareholders to vote “FOR” the following resolution:
“RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion, is hereby APPROVED.”
The say-on-pay vote is advisory and, therefore, not binding on the Company, the Compensation Committee or the Board. However, our Board and our Compensation Committee value the opinions of our shareholders and to the extent there is any significant vote against the named executive officers’ compensation as disclosed in this Proxy Statement, we will seek to determine the causes of any significant negative voting results in an effort to better understand shareholder issues and concerns with our executive compensation.
Vote Required
Approval of this proposal requires the affirmative vote of the holders of a majority of the common shares and 6 3/4% Cumulative Convertible Preferred Shares, voting as one class, present in person or represented by proxy at the Annual Meeting and entitled to vote on this proposal. Under the rules of the NYSE, brokers are prohibited from giving proxies to vote on executive compensation matters unless the beneficial owner of such shares has given voting instructions on the matter. This means that, if your broker is the recordholder of your shares, you must give voting instructions to your broker with respect to this Item 2 if you want your broker to vote your shares on this matter. Proxies submitted without direction pursuant to this solicitation will be voted for the approval of the compensation of our named executive officers, as disclosed in this Proxy Statement. Abstentions will have the same effect as a vote against this proposal. Broker non-votes are not considered shares entitled to vote on this proposal and will have no impact on the outcome of this proposal.
Our Recommendation
The Board recommends that shareholders vote “FOR” the advisory approval of the Company’s executive compensation of its named executive officers as disclosed in the CD&A and Executive Compensation sections of this Proxy Statement.

Item 3 - Approval of an Amendment to the Cincinnati Bell Inc. 2007 Stock Option Plan for Non-Employee Directors
The Cincinnati Bell Inc. 2007 Stock Option Plan for Non-Employee Directors (the “2007 Directors Plan”), as amended, permits stock options and restricted stock awards to be granted to those directors of the Company who are not employees of the Company or any of its subsidiaries (the “non-employee directors”).
Under the current terms of the 2007 Directors Plan, up to 1,000,000 common shares may in the aggregate be the subject of awards granted during the life of the plan, either as stock option awards or restricted stock grants. More details about the awards issued under the 2007 Directors Plan can found on pages 9 - 11.
At this Annual Meeting, the shareholders of the Company will be asked to approve an amendment of the 2007 Directors Plan. On January 28, 2016, the Board approved an amendment to the 2007 Directors Plan, subject to shareholder approval to:

•	Increase the maximum number of common shares available for issuance under the plan by 500,000 common shares from 1,000,000 common shares to 1,500,000 common shares;

•	Increase the aggregate award limit for stock options permitted under the plan by 500,000 common shares from 1,000,000 common shares to 1,500,000 common shares; and

•	Increase the aggregate award limit for restricted stock permitted under the plan by 500,000 common shares from 1,000,000 common shares to 1,500,000 common shares.
The number of shares available for issuance under the 2007 Directors Plan has been substantially depleted. The 500,000 additional shares will provide sufficient capacity to complete the remaining life of the 2007 Directors Plan. The Board adopted this amendment because it believes that:
•Additional shares are necessary to attract new non-employee directors; and
•Additional shares are needed to provide the annual equity grant to non-employee directors.
If the shareholders do not approve the amendment, the proposed increases will not take effect, and only a limited amount of awards may be granted under the 2007 Directors Plan (except for previously awarded shares that might in the future be returned to the 2007 Directors Plan as a result of cancellations or expiration of the prior awards).
Aggregate Past Grants Under the 2007 Directors Plan
As of February 29, 2016, awards (net of canceled or expired awards) covering an aggregate of 863,804 common shares have been granted under the 2007 Directors Plan. Consequently, in addition to any shares that might in the future be returned to the 2007 Directors Plan as a result of cancellations or expirations of awards, only 136,196 common shares remain available for future grants under the 2007 Directors Plan as of February 29, 2016.
With respect to options granted under the 2007 Directors Plan, as of February 29, 2016, all common shares subject to such outstanding options are currently underwater and have no value (based on the closing sale price of $3.46 for the Company’s common shares as reported on the NYSE on such date). As of February 29, 2016, no shares had been issued upon exercise of any stock options granted under the 2007 Directors Plan.
Summary of the Plan
THE FULL TEXT OF THE 2007 DIRECTORS PLAN, AS PROPOSED TO BE AMENDED, IS SET FORTH IN APPENDIX I OF THIS PROXY STATEMENT AND THE FOLLOWING DISCUSSION IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO SUCH TEXT. THE REVISIONS ARE INDICATED BY UNDERLINE AND ~~STRIKE THROUGHS~~.
The purposes of the 2007 Directors Plan are (i) to attract and retain the services of experienced and knowledgeable independent directors of the Company for the benefit of the Company and its shareholders and (ii) to provide further incentive for such directors to continue to work for the best interests of the Company and its shareholders. The plan was originally approved by the Company’s shareholders on May 3, 2007, and an amendment to the plan was approved by the Company’s shareholders on May 1, 2012.

The principal provisions of the 2007 Directors Plan are as follows:
1.     Administration. The 2007 Directors Plan is administered by the Board. Subject to the limits and terms of the plan, the Board (i) makes awards under the plan, (ii) interprets the terms of the plan, and (iii) performs all other administrative actions necessary for the plan.
2.     Non-Employee Directors Eligible to Receive Awards. Only a member of the Board who is not an employee of the Company or any subsidiary of the Company (a "non-employee director") is eligible to be granted an award under the 2007 Directors Plan. There are currently eight non-employee directors eligible to participate in the 2007 Directors Plan.
3.     Types of Awards. The awards to be granted under the 2007 Directors Plan may consist of (i) stock options, (ii) restricted stock and/or (iii) restricted stock units. No award may be granted under the plan after May 2, 2017.
(a) A stock option represents an option to purchase, over a certain time period not to exceed ten years, a number of common shares at a fixed purchase price. The fixed purchase price of any common share acquired under any stock option will not be less than 100% of the fair market value of a common share on the grant date of the option. No stock option granted under the plan may be an incentive stock option (a special type of stock option that can provide special tax advantages for employees).
(b) Restricted stock constitutes common shares that may not be disposed of by the non-employee director to whom they are awarded until certain restrictions lapse (and that will ultimately be forfeited to the extent such restrictions are not satisfied). In general, and subject to certain exceptions in the 2007 Directors Plan, such restrictions will not lapse in full unless the non-employee director serves as a director of the Company for at least three years after the award’s grant or unless the non-employee director’s service as a Company director ends in special circumstances (such as his or her death, disability, or retirement after attaining the age of 68). The restrictions that apply to any restricted stock award may lapse as to a portion of the common shares subject to the award if the non-employee director meets some but not all of the imposed restrictions. Unless the Board otherwise determines, the recipient of restricted stock has all rights of a shareholder of the Company with respect to the restricted common shares, including the right to vote and to receive cash dividends.
(c) Restricted stock units represent the right of the non-employee director to common shares upon the satisfaction of the vesting conditions set forth in the Plan and award. To become vested, a non-employee director must continuously serve as a director of the Company for at least one year after the award’s grant, unless the non-employee director’s services as a Company director ends in special circumstances (such as his or her death, disability, or retirement after attaining the age of 68). Unless the Board otherwise determines, the recipient of restricted stock has all rights of a shareholder of the Company with respect to the restricted common shares, including the right to vote and to receive cash dividends.
4.     Grants of Awards. The 2007 Directors Plan provides that each non-employee director of the Company may, at the discretion of the Board, be granted a stock option for a number of common shares, a number of restricted common shares, and/or a number of restricted stock units on the date of each annual meeting if such director first became a non-employee director before the date of such annual meeting and continues in office as a non-employee director after such meeting (or, for a new non-employee director, on the first day of his or her term as a director of the Company).
The Board is to exercise its discretion when taking any action described above with the intent that the awards it makes under the 2007 Directors Plan, together with other compensation provided the non-employee directors that is either paid in the form of common shares or has its value determined in relation to the value of common shares (“equity-based compensation”), provides equity-based compensation for the non-employee directors that each year is approximately equal to the median level of the value of equity-based compensation provided by a group of comparable peer group companies to their non-employee directors.
5.     Shares Reserved For Issuance. Subject to adjustment in the case of certain changes in the capital structure of the Company, the following limits apply to the number of common shares that may be issued or paid under or with respect to awards granted under the 2007 Directors Plan.
(a) The maximum number of common shares of the Company which may be issued or paid under or with respect to all of the awards (considered in the aggregate) granted under the plan during the plan’s entire existence is 1,000,000 common shares but, as has been noted above, has been amended by the Board (subject to shareholder approval) to be 1,500,000 common shares. This is a change in the 2007 Directors Plan for which shareholder approval is being requested.

(b) The maximum number of common shares of the Company which may be issued or paid under or with respect to all stock options (considered in the aggregate but separately from all restricted stock awards) granted under the plan during the plan’s entire existence is 1,000,000 common shares but, as has been noted above, has been amended by the Board (subject to shareholder approval) to be 1,500,000 common shares. This is a change in the 2007 Directors Plan for which shareholder approval is being requested.
(c) The maximum number of common shares of the Company which may be issued or paid under or with respect to all restricted stock awards and restricted stock unit awards (considered in the aggregate but separately from all stock option awards) granted under the plan during the plan’s entire existence is currently 1,000,000 common shares but, as has been noted above, has been amended by the Board (subject to shareholder approval) to be 1,500,000 common shares. This is a change in the 2007 Directors Plan for which shareholder approval is being requested.
6.     Change in Control. In the event a change in control of the Company occurs, then, in general terms and among other things (unless otherwise prescribed by the terms of the applicable award): (i) all then outstanding stock options that were granted under the 2007 Directors Plan will become exercisable in full; (ii) the restrictions still then in force and applicable to any common shares that have been awarded under the plan as restricted stock shall lapse; and (iii) the vesting conditions still then in force and applicable will be deemed satisfied.
In addition, unless otherwise prescribed by the Board in an award, in the event of a change in control of the Company, the Board will have discretion to pay in cash (in lieu of the right to exercise) the then value of any then outstanding stock option provided that the then fair market value of the common shares that are subject to such option exceeds such option’s purchase price as to such shares.
7.     Adjustments for Stock Dividends, Stock Splits, and Other Corporate Transactions. In the event of any change affecting the common shares of the Company by reason of any stock dividend or split, recapitalization, merger, consolidation, spin-off, combination or exchange of shares, or other corporate change in the Company, or any distributions to common shareholders of the Company other than cash dividends, the Board will make such adjustments in the aggregate number or class of common shares which may be distributed under the 2007 Directors Plan and in the number, class, and purchase or other price of shares on which the outstanding awards granted under the plan are based as it determines to be necessary or appropriate to prevent any rights provided under the plan and its awards from being enlarged or diluted by such event.
8.     Fair Market Value of Common Shares. For purposes of the 2007 Directors Plan, the fair market value of a Company common share on any date shall generally be deemed to be the closing price of a Company common share on the NYSE on such date (or, if no trading in any stocks occurred at all on such exchange on such date, on the next subsequent date on which trading of stocks occurred on such exchange). If, however, common shares are not listed or traded at all on the NYSE on any date as of which a Company common share’s fair market value is needed to be determined for purposes of the plan, then the fair market value of a common share on such date will be determined by the Board in good faith.
9.     Amendment and Termination. The 2007 Directors Plan may generally be amended or terminated by the Board, provided that no such action shall impair the rights of a non-employee director with respect to a previously granted award without the non-employee director’s consent.
However, the 2007 Directors Plan provides that no amendment to the plan shall be made without approval of the Company’s shareholders: (i) if such amendment would increase the total number of common shares reserved for issuance under all awards that may be granted under the plan; (ii) if such amendment would change the class of persons eligible for awards under the plan; or (iii) if such amendment would make any other change in the plan that is required by applicable law to be approved by the Company’s shareholders in order to be effective. In addition, the rules of the NYSE require shareholder approval to material amendments to the plan.
Further, the purchase or other similar price applicable to any award granted under the 2007 Directors Plan, including a stock option granted under the plan, cannot be reduced by any amendment to the award, by the cancellation of the award and the granting of a new award, or by any other means unless such reduction is approved by the Company’s shareholders.
10. Federal Income Tax Consequences. The following describes, in very general terms, the federal income tax consequences arising with respect to awards granted under the 2007 Directors Plan.
A stock option that is granted to a non-employee director will generally create no tax consequences for the director or the Company at the time of the grant of the award. Further, upon exercising any stock option, the non-employee director generally must recognize ordinary income equal to the amount by which the fair market value of the common shares that are subject to the portion of the option being exercised, as determined on the date of exercise, exceeds the purchase price of such common shares, and the Company will be entitled to a deduction for the same amount.

The treatment to a non-employee director of a disposition of common shares acquired through the exercise of a stock option depends on how long the common shares have been held. Generally, there will be no tax consequence to the Company in connection with a disposition of common shares acquired under a stock option.
With respect to a restricted stock award and a restricted stock unit award granted under the 2007 Directors Plan to a non-employee director, the non-employee director generally must recognize ordinary income equal to the fair market value of the common shares provided under the award at the first time such common shares are not subject to a substantial risk that they will be forfeited; and the Company will be entitled to a deduction for the same amount.
In certain cases, such as an award to a non-employee director of restricted stock, the non-employee director may have the right under Section 83(b) of the Internal Revenue Code to elect to recognize as ordinary income the value of the award when issued instead of when no further substantial risk of forfeiture exists with respect to the award. In the event of such an election, the Company will be entitled to a deduction for such value at the same time.
The foregoing tax rules may be slightly adjusted for an award granted to a non-employee director who is subject to Section 16 of the Securities Exchange Act of 1934.
11. Miscellaneous. The 2007 Directors Plan generally requires that any purchase price or tax withholding obligations that apply to a non-employee director with respect to an award granted under the plan to him or her must be satisfied by the non-employee director when the award is exercised or when the award’s common shares are no longer subject to a substantial risk of forfeiture. The plan gives several different methods that the Board can use or permit to ensure that such purchase price and tax withholding requirements are satisfied.
In no event shall the Company ever be obligated to issue or deliver any common shares in connection with an award granted under the 2007 Directors Plan unless and until the Company determines that such issuance or delivery will not constitute a violation of the provisions of any applicable law (or regulation issued under such law) or the rules of any securities exchange on which common shares are listed.
Vote Required
Approval of the amendment to the Cincinnati Bell Inc. 2007 Stock Option Plan for Non-Employee Directors requires the affirmative vote of the holders of a majority of the common shares and 6 ¾% Cumulative Convertible Preferred Shares, voting as one class, present in person or represented by proxy at the Annual Meeting and entitled to vote on this proposal. Abstentions will have the same effect as votes against the proposal. Since the Company believes this proposal to be “non-routine,” brokers will not have discretion to vote on this proposal without your instruction.
Our Recommendation
The Board recommends a vote “FOR” the approval of the amendment to the Cincinnati Bell Inc. 2007 Stock Option Plan for Non-Employee Directors.

Item 4 - Re-Approval of the Material Terms of the Performance Goals Under the Cincinnati Bell Inc. 2011 Short-Term Incentive Plan
The Board is requesting shareholder re-approval of the material terms of the performance goals that may be used in setting conditions for the payment of certain awards made under the Cincinnati Bell Inc. 2011 Short-Term Incentive Plan (the “2011 Short Term Incentive Plan”). The Company's shareholders previously approved the 2011 Short Term Incentive Plan, including the material terms of the performance goals, at the 2011 annual meeting of the Company's shareholders. The re-approval is necessary so that certain awards to be granted under the plan may comply with Section 162(m) of the Internal Revenue Code (the “Code”). No changes are being made to the terms of the 2011 Short Term Incentive Plan in connection with the requested shareholder re-approval of the material terms of the plan's performance goals.
To explain, Section 162(m) of the Code generally provides that any publicly traded corporation may not deduct for federal income tax purposes, with respect to any tax year of the corporation, compensation paid to an employee who is a “covered employee” for such tax year to the extent such compensation exceeds $1,000,000.
For purposes of Section 162(m) of the Code and as currently interpreted in guidance issued by the Internal Revenue Service, a “covered employee” of a publicly traded corporation generally means, with respect to any tax year of the corporation, (i) the employee who, as of the close of the tax year, is or is acting as the corporation’s principal executive officer and (ii) any other officer whose total compensation for that tax year is required to be reported to the corporation’s shareholders under the Securities Exchange Act of 1934 by reason of the officer being among the three highest compensated officers for the tax year (other than the principal executive officer or the principal financial officer).
However, Code Section 162(m) generally provides that compensation that is payable to such a covered employee for a tax year only if certain pre-established objective performance goals based on business criteria are met (“performance-based compensation”) will be exempt from such tax deduction limits if the material terms of such performance goals (i.e., the employees eligible to receive such compensation, the business criteria on which such performance goals are based, and the maximum amount of such performance-based compensation that could be paid to any employee) are disclosed to and approved by the applicable corporation’s shareholders.
In order to give the Company the ability to deduct, without regard to the deduction limits of Section 162(m) of the Code, the performance-based compensation payable under any awards that are granted under the plan to covered employees on or after the Company's 2016 annual shareholder meeting, the Company's shareholders must re-approve the material terms of such performance goals at the 2016 annual shareholder meeting (which is five years from 2011 when the Company's shareholders last approved the material terms of such performance goals). However, even if the shareholders re-approve the material terms of the performance goals of the 2011 Short Term Incentive Plan, the Company cannot guarantee that an award that is intended to provide performance-based compensation to a covered employee will avoid being subject to the deduction limits of Section 162(m) of the Code. Nevertheless, the Company wants the opportunity to deduct for federal income tax purposes, without regard to the deduction limits of Section 162(m), performance-based compensation provided by the Company under the 2011 Short Term Incentive Plan to executives whose compensation is otherwise subject to such deduction limits.
Because of this, the 2011 Short Term Incentive Plan contains rules that should permit certain parts of awards granted under the plan (which parts provide for performance-based compensation) to be exempt from the deduction limits of Section 162(m) of the Code, provided that the Company’s shareholders re-approve the material terms of the performance goals of the plan. Without such shareholder re-approval, no parts of the awards granted under the plan after the Company’s 2016 annual shareholder meeting will be able to avoid being subject to the deduction limits of Section 162(m) of the Code.
As indicated above, the Company is asking for shareholder re-approval of the material terms of the performance goals under which performance-based compensation can be paid under the 2011 Short Term Incentive Plan.
Material Terms of Performance Goals
The following is a summary of the material terms of the performance goals under which compensation can be paid under the 2011 Short Term Incentive Plan. THE FULL TEXT OF THE 2011 SHORT TERM INCENTIVE PLAN IS SET FORTH IN APPENDIX II OF THIS PROXY STATEMENT AND THE FOLLOWING DISCUSSION IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO SUCH TEXT.

1.    Employees Eligible to Receive Awards. Awards may be granted under the 2011 Short Term Incentive Plan to, and only to, key employees of the Company. A key employee refers, for purposes of the plan, to a person who is both (i) employed and classified as an employee by the Company and (ii) an officer of the Company who is subject to the disclosure requirements of Section 16 of the Securities Exchange Act of 1934.
The 2011 Short Term Incentive Plan will be administered by the Board’s Compensation Committee (for purposes of this discussion as to the 2011 Short Term Incentive Plan, the “Committee”).
Subject to the limits and terms of the 2011 Short Term Incentive Plan, the Committee will (i) select the key employees to whom awards under the plan will be granted, (ii) make the awards under the plan, in such amounts and on such conditions as it determines, (iii) interpret the terms of the plan and adopt administrative guidelines and rules in connection with the plan’s operation, (iv) appoint certain employees to act on its behalf as its representatives, and (v) perform all other actions necessary for the plan’s administration.
However, notwithstanding that the Committee generally has the right to make awards under the 2011 Short Term Incentive Plan, any award under the plan that is set by the Committee for Cincinnati Bell Inc.’s Chief Executive Officer must be approved by the Board in order to be effective.
2.    Awards. Any award granted under the 2011 Short Term Incentive Plan to a key employee will be made with respect to a specific Cincinnati Bell Inc. tax year for federal income tax purposes (the award’s “award year”) and will be composed of one or more parts. No more than one award may be granted to a key employee under the plan with respect to any award year.
Each part of an award granted under the 2011 Short Term Incentive Plan to a key employee is referred to in this discussion as an “award part.” An award part will be payable only if certain Company performance goals or individual performance goals that are made applicable to that award part by the Committee are met.
The total amount payable under an award granted pursuant to the 2011 Short Term Incentive Plan will be equal to the sum of the amounts, if any, payable under each award part of the award and paid in a lump sum cash amount after the end of the award’s award year, but no later than the 15th day of the third month that follows the end of the award year.
The amount payable under a 2011 Short Term Incentive Plan award that relates to any award part of the award will equal such award part’s target share if certain (or a certain level) of the Company performance goals or individual performance goals, as the case may be, applicable to the award part are met, but such amount may be more or less than such target share if additional or fewer (or if a higher or lower level) of the performance goals applicable to the award part are determined to be met.
In no event may the amount payable by reason of any award part of an award granted under the 2011 Short Term Incentive Plan exceed 200% of the award part’s target share, and in no event may the total amount payable under any award granted under the plan (including all of its award parts) exceed $3,000,000.
Note that the Committee (or the Board with respect to an award granted to Cincinnati Bell Inc.’s Chief Executive Officer) may, prior to any payment being made under a 2011 Short Term Incentive Plan award and in its discretion and for any reason, reduce the amount payable by reason of any award part of the award that is based on a Company performance goal below the amount that would otherwise be payable by reason of such award part (although the Committee and the Board do not have discretion to increase the amount that would otherwise be payable under such award part).
Notwithstanding the foregoing, the amount that is otherwise payable under an award granted for an award year under the 2011 Short Term Incentive Plan to a key employee who incurs one of the situations described below is generally reduced on a pro rata basis to reflect:
a.    the portion of such year during which he or she is not a key employee of the Company because he or she only became a key employee after the start of such year or ceased to be a key employee prior to the end of such year for a reason other than his or her retirement or death;
b.    the portion of such year during which the key employee received disability benefits under a plan of the Company (if such benefits were received for more than three months in the year); or
c.    the portion of such year during which the key executive was on a leave of absence approved by the Company (if such leave of absence lasted for more than three months in such year).

Also, notwithstanding the foregoing, a key employee to whom an award is granted for any award year under the 2011 Short Term Incentive Plan will not in any event be entitled to receive any amount by reason of the award unless he or she both:
a.    either is an employee of the Company on the last day of the year or had his or her employment with the Company end during such year because of his or her disability, his or her retirement, or his or her death; and
b.    had at least three months of active service for the Company during the year (not including any time the key employee was absent from active service during such award year by reason of any leave of absence or for any other reason, including an absence on account of disability).
For purposes of the immediately preceding two paragraphs, a key employee to whom an award is granted for any award year under the 2011 Short Term Incentive Plan will be deemed to have left employment with the Company by reason of “retirement” only if he or she ceases to be an employee of the Company after either (i) both attaining age 60 and completing at least ten years of continuous service as an employee with the Company or (ii) completing at least 30 years of continuous service as an employee with the Company.
As was noted above and notwithstanding any other provision contained in the 2011 Short Term Incentive Plan, the amount to be received by a key employee by reason of any award that is granted to the key employee under the plan with respect to any award year will not in any event exceed $3,000,000.
If a key employee is entitled to receive a payment under any award granted to him or her under the 2011 Short Term Incentive Plan, but he or she dies before such payment is made to him or her, then such payment will be made to the key employee’s beneficiary (as determined under the provisions of the plan).
3.    Company Performance Goals. The Company performance goals that may be set by the Committee with respect to any award part of an award granted under the 2011 Short Term Incentive Plan to a key employee may be based on, and only on, one or more of the following criteria applicable to the Company:
a.    free cash flow (defined as cash generated by operating activities, minus capital expenditures and other investing activities, dividend payments and proceeds from the issuance of equity securities, and proceeds from the sale of assets);
b.    earnings before interest, taxes, depreciation, and amortization;
c.    earnings per share;
d.    operating income;
e.    total shareholder returns;
f.    profit targets;
g.    revenue targets;
h.    profitability targets as measured by return ratios;
i.    net income;
j.    return on sales;
k.    return on assets;
l.    return on equity; and
m.    corporate performance indicators (indices based on the level of certain services provided to customers).
The Company performance goal criteria that will apply to any award granted under the 2011 Short Term Incentive Plan to a key employee with respect to an award year will be criteria that will be able to be objectively determined by the Committee, measured or determined on the basis of the award year, and set by the Committee either prior to the start of the award year or within the first 90 days of the award year (and provided that the Company performance criteria is not in any event set after 25% or more of the award year has elapsed).
Further, the Committee may provide in the terms of an award granted under the 2011 Short Term Incentive Plan that any factor used to help determine any Company performance goal criteria identified above will be taken into account only to the extent it exceeds or, conversely, is less than a certain amount.

The Committee may also provide in the terms of an award granted under the 2011 Short Term Incentive Plan that, in determining whether any Company performance goal criteria identified above has been attained, certain special or technical factors will be ignored or, conversely, taken into account, in whole or in part, including but not limited to any one or more of the following factors:
a.    a gain, loss, income, or expense resulting from changes in generally accepted accounting principles that become effective during the award’s award year;
b.    a gain, loss, income, or expense that is extraordinary in nature;
c.    an impact of other specified nonrecurring events;
d.    a gain or loss resulting from, and the direct expense incurred in connection with, the disposition of a business, in whole or in part, the sale of investments or non-core assets, or discontinued operations, categories, or segments of businesses;
e.    a gain or loss from claims and/or litigation and insurance recoveries relating to claims or litigation;
f.    an impact of impairment of tangible or intangible assets;
g.    an impact of restructuring activities, including, without limitation, reductions in force;
h.    an impact of investments or acquisitions made during the applicable award year;
i.    a loss from political and legal changes that impact operations, as a consequence of war, insurrection, riot, terrorism, confiscation, expropriation, nationalization, deprivation, seizure, business interruption, or regulatory requirements;
j.    retained and uninsured losses from natural catastrophes;
k.    currency fluctuations;
l.    an expense relating to the issuance of stock options and/or other stock-based compensation;
m.    an expense relating to the early retirement of debt; and/or
n.    an impact of the conversion of convertible debt securities.
Each of the adjustments will be determined in accordance with generally accepted accounting principles and standards, unless another objective method of measurement is designated by the Committee.
In addition, any Company performance goal criteria identified above may be measured or determined for Cincinnati Bell Inc., for any organization that is a part of the Company, for the Company in the aggregate, or for any group of corporations or organizations that are included in the Company.
Any such performance criteria may also be measured and determined in an absolute sense and/or in comparison to the analogous performance criteria of other publicly traded companies (that are selected for such comparison purposes by the Committee).
The Committee will verify that the Company performance goal that must be met for any specific payment to be made by reason of any award part of an award granted under the 2011 Short Term Incentive Plan has been met before such payment is permitted.
Note that, to the extent that any amount that becomes payable under an award granted under the 2011 Short Term Incentive Plan is attributable to an award part of such award that required that a Company performance goal had to be met, such amount is intended to constitute performance-based compensation that can be exempt from the deduction limits of Section 162(m) of the Code.
4.    Individual Performance Goals. The individual performance goals that may be set by the Committee with respect to any award part of an award granted under the 2011 Short Term Incentive Plan to a key employee may be based on any criteria it deems appropriate for judging the performance of the key employee in fulfilling his or her duties for the Company.
The individual performance goals that may be set by the Committee with respect to any award part of an award granted under the 2011 Short Term Incentive Plan to a key employee may be based on any criteria it deems appropriate for judging the performance of the key employee in fulfilling his or her duties for the Company.
Such individual performance goals may be set at any time by the Committee, including after the end of the award year applicable to the award. The individual performance goal criteria may be either subjective or objective at the discretion of the Committee.

When an award under the 2011 Short Term Incentive Plan is granted to Cincinnati Bell Inc.’s Chief Executive Officer, however, the Board will have final approval as to the determination of whether such officer has met any such individual performance criteria.
Note that, to the extent that any amount that becomes payable under an award granted under the 2011 Short Term Incentive Plan is attributable to an award part of such award that required that individual performance goals had to be met, such amount will not constitute performance-based compensation and hence will, regardless of shareholder approval of the Plan, be subject to the deduction limits of Section 162(m) of the Code.
5.    Change of Control. In the event that a “change in control” (as is defined in the 2011 Short Term Incentive Plan) of Cincinnati Bell Inc. occurs, then, in general terms, the following actions apply to awards that were previously granted under the plan but have not yet been paid.
First, the amount payable under any award that was granted under the 2011 Short Term Incentive Plan with respect to Cincinnati Bell Inc.’s tax year that immediately precedes Cincinnati Bell Inc.’s tax year in which the change in control occurs will, if such award has not yet been paid, be paid within five business days after the date of the change in control.
If the amount of such award has not been determined by the Committee by the date of the change in control, its amount will be deemed to be equal to the award’s target.
Second, a pro rata portion of any award granted under the 2011 Short Term Incentive Plan with respect to Cincinnati Bell Inc.’s tax year in which the change in control occurs will be paid within five business days after the date of the change in control.
Such pro rata portion will generally be based on the award’s target multiplied by a fraction that has a numerator equal to the number of full and partial months from the first day of the tax year in which the change in control occurs to the date of the change in control and a denominator equal to twelve.
6.    Amendment and Termination. The 2011 Short Term Incentive Plan may be amended or terminated by the Board, provided that no such action will impair the rights of a key employee with respect to a previously granted award without the key employee’s consent and provided that no amendment may be made without approval of Cincinnati Bell Inc.’s shareholders if such amendment would make any change in the plan that is required by law to be approved by the shareholders in order to become effective.
7.    Federal Income Tax Consequences. In general, any key employee who receives an amount that is paid by reason of an award granted under the 2011 Short Term Incentive Plan must recognize, for federal income tax consequences and at the time of the payment, ordinary compensation income equal to such amount.
In general, the Company will be entitled to a deduction for the same amount; but, when the key employee is an officer whose compensation is subject to the deduction limits of Code Section 162(m), such amount will, when combined with other compensation payable by the Company to the officer, be subject to such deduction limits with respect to any award part of the award that is based on individual performance goals or which otherwise fails to avoid such limits.
Re-approval of Material Terms of Performance Goals
As indicated above, we are seeking shareholder re-approval of the material terms of the performance goals under which compensation may be paid under the 2011 Short Term Incentive Plan in order to permit any awards granted under the plan to covered employees which are intended to provide performance-based compensation to be deducted by the Company without regard to the deduction limits of Section 162(m) of the Code.
Without such re-approval by the Company's shareholders at their 2016 Annual Meeting, awards that are granted under the 2011 Short Term Incentive Plan to covered employees on or after such meeting may be subject to the deduction limits of Section 162(m) of the Code, thereby possibly increasing the taxes that will have to be paid by the Company in connection with compensation paid to the covered employees.
Even if the Company's shareholders fail to re-approve the material terms of the performance goals set forth under the plan, the Company retains the right to grant awards, including performance-based compensation awards both under the 2011 Short Term Incentive Plan and outside such plan. The Company has no current definitive policy as to awards it may grant to covered employees either under or outside the 2011 Short Term Incentive Plan should the Company's shareholders fail to re-approve the material terms of the performance goals set forth under the plan. The failure of the shareholders to re-approve such terms and the resulting inability of such awards to avoid the deduction limits of Section 162(m) of the Code would be a factor in determining future awards to covered employees made by the Company.

The only certain result if the Company's shareholders fail to re-approve the material terms of the performance goals set forth under the 2011 Short Term Incentive Plan would be that no compensation payable by reason of future awards granted under the plan to covered employees will be able to avoid being subject to the deduction limits of Section 162(m) of the Code even if such avoidance would be beneficial to the Company and its shareholders.
Vote Required
Re-approval of the material terms of the performance goals under which compensation can be paid under the 2011 Short Term Incentive Plan requires the affirmative vote of the holders of a majority of the common shares and 6 ¾% Cumulative Convertible Preferred Shares, voting as one class, present in person or represented by proxy at the Annual Meeting and entitled to vote on this proposal. Abstentions will have the same effect as votes against the proposal. Since the Company believes this proposal to be “non-routine,” brokers will not have discretion to vote on this proposal without your instruction.
Our Recommendation
The Board recommends that shareholders vote “FOR” the re-approval of the performance goals under which compensation can be paid under the 2011 Short Term Incentive Plan.

Equity Compensation Plan Information
The following table provides information as of December 31, 2015 regarding securities of the Company to be issued and remaining available for issuance under the equity compensation plans of the Company:

Plan Category	Number of securities to be issued upon exercise of stock options, awards, warrants and rights (a)		Weighted-average exercise price of outstanding stock options, awards, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by security holders	7,720,718	(1)	$3.62	5,647,918	(3)
Equity compensation plans not approved by security holders	166,721	(2)	—	136,196
Total	7,887,439		$3.62	5,784,114	(3)

(1)
Includes 3,879,678 outstanding stock options not yet exercised, 234,308 shares of time-based restricted stock and restricted stock units, and 3,606,732 shares of performance-based awards, restrictions on which have not expired as of December 31, 2015. Awards were granted under various incentive plans approved by Cincinnati Bell shareholders. There are no outstanding unexercised share-settled stock appreciation rights. The number of performance-based shares assumes the maximum awards that can be earned if the performance conditions are achieved.

(2)
The shares to be issued relate to deferred compensation in the form of previously received special awards and annual awards to non-employee directors pursuant to the “Deferred Compensation Plan for Outside Directors.” From 1997 through 2004, the directors received an annual award of phantom stock equivalent to a number of common shares. For years beginning after 2004, the annual award is the equivalent of 6,000 common shares. As a result of a plan amendment effective as of January 1, 2005, upon termination of Board service, non-employee directors are required to take distribution of all annual phantom stock awards in cash. The number of actual shares of common stock to be issued pursuant to the plan as of December 31, 2015 is approximately 11,500. This plan also provides that no awards are payable until such non-employee director completes at least five years of active service as a non-employee director, except if he or she dies while serving as a member of the Board of Directors.

(3)
If the amendment to the 2007 Directors Plan being voted upon at the 2016 Annual Meeting is approved by the shareholders, an additional 500,000 securities will be available for issuance under equity compensation plans approved by shareholders.

Audit Matters
Any general statement that incorporates this Proxy Statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934 shall not be deemed to incorporate by reference this Audit and Finance Committee Report and related disclosure. Except to the extent the Company specifically incorporates such Report and related disclosure by reference, this information shall not otherwise be deemed to have been filed under such Acts.

Audit and Finance Committee Report
The Audit and Finance Committee of the Board has reviewed and discussed the Company’s audited financial statements with the management of the Company and has reviewed a report from management assessing the Company’s internal controls. The Audit and Finance Committee has discussed with Deloitte & Touche LLP, the member firms of Deloitte Touche Tohmatsu, and their respective affiliates (collectively, "Deloitte & Touche LLP"), the Company’s Independent Registered Public Accounting Firm for the fiscal year ended December 31, 2015, the matters required to be discussed by the Statement on Auditing Standard No. 16, Communications with Audit Committees, and Related and Transitional Amendments to PCAOB Standards and as adopted by the Public Company Accounting Oversight Board (“PCAOB”). The Audit and Finance Committee has also received the written disclosures and letter from the Independent Registered Public Accounting Firm required by applicable standards of the PCAOB, has discussed with Deloitte & Touche LLP their independence with respect to the Company, and has considered the question of whether the auditors’ provision of non-audit services was compatible with the Independent Registered Public Accounting Firm maintaining their independence.
Based on its review and discussions referred to in the preceding paragraph, the Audit and Finance Committee recommended to the Board that the audited financial statements for the Company’s fiscal year ended December 31, 2015 be included in the Company's Annual Report on Form 10-K for the Company's fiscal year ended December 31, 2015.
The Board has determined that each member of the Audit and Finance Committee satisfies the independence requirements of the rules and regulations of the SEC and the independence and other requirements of the rules and listing standards of the NYSE. The Board has determined that Lynn A. Wentworth and Jakki L. Haussler are audit committee financial experts as defined in the rules and regulations of the SEC and that each member of the Committee is financially literate as defined by the rules and listing standards of the NYSE.
AUDIT AND FINANCE COMMITTEE
Lynn A. Wentworth, Chair
Phillip R. Cox
Jakki L. Haussler
Craig F. Maier
Russel P. Mayer
John M. Zrno

Other Audit Information
Audit Fees
Deloitte & Touche LLP was the Company's Independent Registered Public Accounting Firm for the 2015 and 2014 fiscal years. Aggregate fees for professional services rendered by Deloitte & Touche LLP for the years ended December 31, 2015 and 2014 were as follows:

	2015	2014
Audit fees	$1,367,800	$1,420,000
Audit related fees	500,604	32,000
Tax fees	2,700	7,500
All other fees	—	—
Total	$1,871,104	$1,459,500
Audit fees
The audit fees for the years ended December 31, 2015 and 2014 were for services rendered in connection with the audit of the Company's annual financial statements, review of quarterly financial statements included in the Company's reports filed with the SEC and services related to requirements established by the Sarbanes-Oxley Act of 2002.
Audit related fees
The audit related fees for the years ended December 31, 2015 and 2014 were for various accounting consultations and due diligence projects.
Tax fees
Tax fees for the years ended December 31, 2015 and 2014 were for the preparation of various tax filings and tax consultations.
All other fees
None.
Engagement of the Independent Registered Public Accounting Firm and Pre-Approval Policy
In accordance with its charter, the Audit and Finance Committee has the sole authority and responsibility to select, evaluate and, if necessary, replace the Independent Registered Public Accounting Firm. The Audit and Finance Committee has the sole authority to approve all audit engagement fees and terms. In addition, the Audit and Finance Committee, or the Chairperson of the Audit and Finance Committee between regularly scheduled meetings, must pre-approve all services provided to the Company by the Company's Independent Registered Public Accounting Firm.
Pursuant to Section 202 of the Sarbanes-Oxley Act of 2002, the Audit and Finance Committee pre-approved every engagement of Deloitte & Touche LLP to perform audit or non-audit services on behalf of the Company or any of its subsidiaries during the years ended December 31, 2015 and 2014.

Item 5 - Ratification of Appointment of Independent Registered Public Accounting Firm
The Company’s Audit and Finance Committee Charter provides that the Committee shall have the sole authority and responsibility to select, evaluate and, if necessary, replace the Company’s Independent Registered Public Accounting Firm.
On January 27, 2016, the Audit and Finance Committee retained Deloitte & Touche LLP as its Independent Registered Public Accounting Firm to audit the financial statements of the Company for the fiscal year ending December 31, 2016.
The Company is asking the shareholders to ratify the Committee’s appointment of Deloitte & Touche LLP as the Independent Registered Public Accounting Firm of the Company for the fiscal year ending December 31, 2016. If the shareholders do not ratify this appointment, the Audit and Finance Committee will consider the results of the vote and determine whether to appoint a different independent registered public accounting firm to audit the financial statements of the Company for the fiscal year ending December 31, 2016.
One or more members of the firm of Deloitte & Touche LLP will attend the Annual Meeting, will have an opportunity to make a statement and will be available to answer questions.
Vote Required
Ratification of the appointment of Deloitte & Touche LLP as the Independent Registered Public Accounting Firm of the Company requires the affirmative vote of the holders of a majority of the common shares and 6 ¾% Cumulative Convertible Preferred Shares, voting as one class, present or represented at the Annual Meeting, in person or by proxy, and entitled to vote on this proposal. Abstentions will have the effect of a vote against the proposal. Since the Company believes this proposal to be “routine,” broker non-votes will likely be voted by the organizations holding such shares in their discretion.
Our Recommendation
The Board recommends a vote “FOR” such ratification of the appointment of Deloitte & Touche LLP as the Independent Registered Public Accounting Firm for the year 2016.

Questions and Answers about the Proxy Materials and the Annual Meeting
Q: Why am I receiving these proxy materials?
A: The Company's Board is providing these proxy materials to you in connection with the Annual Meeting of Shareholders, which will take place on April 29, 2016. As a shareholder, you are invited to attend the meeting and are entitled to vote on the proposals described in this Proxy Statement.
Q: What information is contained in the package of materials that I received?
A: The Company's combined Proxy Statement, Summary 2015 Annual Report and Annual Report on Form 10-K for the year ended December 31, 2015, which includes our 2015 consolidated financial statements, contains information relating to the proposals to be voted on at the meeting, the voting process, the compensation of directors and certain officers and certain other information required by the rules and regulations of the SEC and the rules and listing standards of the NYSE. Although you are encouraged to vote either by the internet or by telephone, these materials, if received in printed form, also include a proxy card or voting instruction card for your use in voting by mail or at the Annual Meeting.
Q: What proposals will be voted on at the meeting?

A1:	The election of nine directors to serve a one-year term ending in 2017;

A2:	The advisory approval of the Company's executive compensation;

A3:	The approval of an amendment to the Cincinnati Bell Inc. 2007 Stock Option Plan for Non-Employee Directors (the "2007 Directors Plan");

A4:	The re-approval of the material terms of the performance goals under the Cincinnati Bell Inc. 2011 Short-Term Incentive Plan (the "2011 Short-Term Incentive Plan"); and

A5:	The ratification of the appointment of Deloitte & Touche LLP as the Independent Registered Public Accounting Firm to audit the financial statements of the Company for the year 2016.
Q: What is the Board of Directors' voting recommendation?
A: The Board recommends that you vote your shares:

•	“FOR” each of the nominees to the Board;

•	“FOR” the advisory approval of the Company's executive compensation;

•	“FOR” the approval of an amendment to the 2007 Directors Plan;

•	“FOR” the re-approval of the material terms of the performance goals under the 2011 Short-Term Incentive Plan; and

•	“FOR” the ratification of the appointment of Deloitte & Touche LLP as the Independent Registered Public Accounting Firm to audit the financial statements of the Company for the year 2016.

Q: Why did I receive a one-page notice in the mail regarding the internet availability of proxy materials instead of a full set of proxy materials?
A: Pursuant to the rules of the SEC, the Company has elected to provide access to our proxy materials over the internet. Accordingly, we sent a Notice to our shareholders of record and beneficial owners, which instructs them as to how they may submit their proxy on the internet. If you would like to receive a paper copy of our proxy materials, you should follow the instructions for requesting such materials in the Notice. In addition, you may request to receive proxy materials in printed form by mail or by email on an ongoing basis.
Q: How can I get electronic access to the proxy materials?
A: Instructions regarding how to view the proxy materials for the Annual Meeting on the internet and to instruct the Company to send future proxy materials to you via email or in printed form are included in the Notice and on the website. If you elect to receive future proxy materials by email, the Company will save the cost of printing and mailing the proxy materials. You will also receive an email next year with instructions containing a link to those materials and a link to the proxy voting site. The election to receive proxy materials by email will remain in effect until you terminate it.
Q: What shares can I vote?
A: You may vote all Company common shares and 6 3/4% Cumulative Convertible Preferred Shares that you own (or for which you have been given the right to provide instructions as to how such shares should be voted) as of the close of business on the Record Date. This includes: (i) shares held directly in your name as the shareholder of record, including common shares purchased through the Cincinnati Bell Employee Stock Purchase Plan; (ii) shares that are held by a trust used in connection with a Company employee or director plan pursuant to which the value of such shares has been credited to your account under such plan; and (iii) shares held for you as the beneficial owner through a broker or other nominee.
Q: What is the difference between holding shares as a shareholder of record and as a beneficial owner?
A: Many Cincinnati Bell shareholders hold their shares through a broker or other nominee rather than directly in their own name. As summarized below, there are some distinctions between shares held of record and those owned beneficially.
Shareholder of Record
If your shares are registered directly in your name with Cincinnati Bell’s transfer agent, Computershare Investor Services, LLC, you are considered the shareholder of record for those shares. As a shareholder of record, you may grant your voting proxy over the internet, by mail, by telephone or you may vote your shares in person at the meeting.

Beneficial Owner
If your shares are held in a stock brokerage account or by another nominee (including a trust used in connection with a Company employee or director plan), you are considered the beneficial owner of shares held in street name, and your broker or nominee is considered to be the shareholder of record. If you are a participant in the Cincinnati Bell Inc. Retirement Savings Plan or the Cincinnati Bell Inc. Savings and Security Plan, you are the beneficial owner of the shares credited to your account. As the beneficial owner, a Notice and/or proxy card was forwarded to you by the shareholder of record. As the beneficial owner, you may direct and provide voting instructions to your broker or nominee to vote the shares held in your account by proxy over the internet or by telephone by following the instructions provided in the Notice or the proxy card. You can also mail your proxy to the Company by following the instructions provided in the proxy card (if forwarded by your broker or nominee). You are also invited to attend the Annual Meeting. However, since you are not the shareholder of record, you may not vote these shares in person at the meeting unless you obtain a signed proxy from the shareholder of record authorizing you to vote the shares.
Q: How can I attend and vote my shares at the meeting?
A: Shares held directly in your name as the shareholder of record may be voted in person at the Annual Meeting. If you choose to attend the meeting and vote in person, you will need to provide proof of identification and then you will be presented a proxy card. Beneficial shares, held either in street name or credited to your account under a Company employee or director plan, cannot be voted at the Annual Meeting unless you obtain a signed proxy from the shareholder of record authorizing you to vote these shares.
Q: How can I vote my shares without attending the meeting?
A: The methods for voting without attending the meeting are:
By Internet - If you have internet access, you may submit your vote from any location by following the instructions provided in the Notice or the proxy card.
By Telephone - If you live in the United States or Canada, you may submit your vote by following the “Vote by Phone” instructions provided in the Notice or the proxy card.
By Mail - You may vote by mail by completing and signing your proxy card and mailing it in the accompanying enclosed, pre-addressed postage-paid envelope.
Q: What happens if I don't give specific voting instructions?
A: The effect of not providing specific voting instructions depends on if you are the shareholder of record or the beneficial owner of the shares.
Shareholder of Record
If you are a shareholder of record and (i) you indicate when voting on the internet or by telephone that you wish to vote as recommended by the Board, or (ii) you sign and return a proxy without giving specific voting instructions, then the proxy holders will vote your shares in the manner recommended by our Board on each of the matters presented in this proxy statement for which you did not provide specific voting instructions, and as the proxy holders may determine in their discretion with respect to any other matters properly presented for a vote at the Annual Meeting.
Beneficial Owner
If you are deemed to be the beneficial owner of shares and do not provide the broker or nominee that holds your shares with specific voting instructions, the broker or nominee that holds such shares may generally vote on routine matters but cannot vote on non-routine matters, as provided by the rules of the NYSE. If the broker or nominee that holds such shares does not receive instructions on how to vote on a non-routine matter, the broker or nominee will inform the Inspector of Elections that it does not have authority to vote on such matter with respect to such shares. This is generally referred to as a “broker non-vote.” The Company encourages you to provide voting instructions to the broker or nominee that holds such shares by carefully following the instructions provided in the proxy card or as described above.
Q: Which ballot measures are considered "routine" or "non-routine"?
A: Proposal 1 (election of directors), Proposal 2 (advisory approval of the Company’s executive compensation), Proposal 3 (approval of an amendment to the 2007 Directors Plan), and Proposal 4 (re-approval of the material terms under the performance goals of the 2011 Short-Term Incentive Plan) are considered non-routine matters, and your broker or nominee cannot vote your shares without your specific voting instructions. Proposal 5 (ratification of the Independent Registered Public Accounting Firm) is considered a routine matter, which generally allows your broker or nominee to vote your shares on this matter even if you do not provide specific voting instructions.

Q: How are abstentions treated?
A: Abstentions are counted for the purpose of determining whether a quorum is present. For the purpose of determining whether shareholders have approved Proposal 1 (election of directors), abstentions are not treated as votes cast affirmatively or negatively, and therefore have no effect on the outcome of such proposal. For the purpose of determining whether shareholders have approved Proposal 2 (advisory approval of the Company's executive compensation), Proposal 3 (approval of an amendment to the 2007 Directors Plan), Proposal 4 (re-approval of the material terms of the performance goals under the 2011 Short-Term Incentive Plan) or Proposal 5 (ratification of the Independent Registered Public Accounting Firm), abstentions will have a negative effect on the outcome of such proposals.
Q: Can I change my vote?
A: Yes. You may change your voting instructions at any time prior to the vote at the Annual Meeting. You may change your vote by either: (i) granting a new proxy or voting instructions bearing a later date (which automatically revokes the earlier proxy or voting instructions) whether made on the internet, by telephone or by mail; (ii) if you are a shareholder of record, notifying the Company’s Secretary in writing that you want to revoke your earlier proxy; or (iii) if you are a shareholder of record attending the Annual Meeting, giving notice of your proxy revocation in open meeting and voting in person. Please note that in order to revoke your previously granted proxy at the Annual Meeting, you must specifically request the revocation of your previous proxy.
Q: What does it mean if I receive more than one Notice or more than one proxy card?
A: It means that your shares are registered differently or are in more than one account. Please provide voting instructions for all Notices and proxy cards that you receive.
Q: Where can I find the voting results of the meeting?
A: We will announce preliminary voting results at the meeting and publish final results in the Company's Current Report on Form 8-K, which will be filed on or before May 4, 2016.
Q: What happens if additional proposals are presented at the meeting?
A: Other than the proposals described in this Proxy Statement, we do not expect any matters to be presented for a vote at the Annual Meeting. If you grant a proxy, the persons named as proxy holders, Phillip R. Cox, Lynn A. Wentworth and John M. Zrno, will have the discretion to vote your shares on any additional matters properly presented for a vote at the meeting. If for any unforeseen reason any of the nominees are not available as a candidate for director, the persons named as proxy holders will vote your proxy for such other candidate or candidates as may be nominated by the Board.
Q: What classes of shares are entitled to be voted?
A: Each common share and each 6 3/4% Cumulative Convertible Preferred Share outstanding as of the close of business on the Record Date is entitled to vote on all items being voted upon at the Annual Meeting. You are entitled to one vote for each common share and one vote for each 6 3/4% Cumulative Convertible Preferred Share you own of record on the Record Date or to provide instructions on how to vote such shares in which you have a beneficial interest. The 6 3/4% Cumulative Convertible Preferred Shares will vote with the common shares as one class on each of the proposals described in this Proxy Statement. There are no cumulative voting rights for either class of shares. On the Record Date, we had 210,018,609 outstanding common shares and 155,250 6 3/4% Cumulative Convertible Preferred Shares outstanding.
Q: What is the quorum requirement for the meeting?
A: The quorum requirement for holding the meeting and transacting business is the presence, in person or by proxy, of a majority of the common and preferred shares issued and outstanding on the Record Date and entitled to vote at such meeting. However, if any particular action requires more than a simple majority because of the law, the NYSE rules, the Company’s Amended Articles of Incorporation or the Company’s Amended Regulations, that particular action will not be approved unless the required percentage of affirmative votes has been obtained or the required number of votes has been cast.
Abstentions are counted as present for the purpose of determining the presence of a quorum. If a routine matter is to be voted upon, broker non-votes are also counted as present for the purpose of determining the presence of a quorum. Since there is a routine matter to be voted upon this year, broker non-votes will be counted for determining the existence of a quorum.

Q: Who will count the votes?
A: A representative of Broadridge Financial Solutions, Inc. (“Broadridge”) will tabulate the votes and act as the Inspector of Elections.

Q: Is my vote confidential?
A: Proxy instructions, ballots and voting tabulations that identify individual shareholders are handled in a manner that protects voting privacy. Your vote will not be disclosed either within the Company or to third parties except (i) as necessary to meet applicable legal requirements, (ii) to allow for the tabulation of votes and certification of the vote, or (iii) to facilitate a successful proxy solicitation by the Board. Occasionally, shareholders provide written comments on their proxy card, which are forwarded to the Company’s management.
Q: Who will bear the cost of soliciting votes for the meeting?
A: The Company is making this solicitation and will pay the entire cost of preparing, assembling, printing, mailing and distributing the proxy materials. If you choose to access the proxy materials and/or vote via the internet, you are responsible for any internet access charges you may incur. In addition to the costs of mailing the proxy materials, the Company may also incur costs to provide additional copies of these proxy materials (if requested) and for its directors, officers and employees to solicit proxies or votes in person, by telephone or by electronic communication. Our directors, officers and employees will not receive any additional compensation for such activities. We have hired Georgeson Inc. to solicit proxies for approximately $11,000 plus expenses. We have also hired Broadridge for a fee of approximately $10,000 plus expenses to assist us in facilitating the voting of proxies over the internet and serving as the Inspector of Elections. We will also reimburse brokerage houses and other nominees for their reasonable out-of-pocket expenses for forwarding proxy and solicitation materials to shareholders.
Q: What percentage of the Company's issued and outstanding voting shares do our directors and executive officers beneficially own?
A: Our directors and executive officers owned 1.1% of our voting shares as of the Record Date.
Q: Do any of our shareholders hold more than 5% of the issued and outstanding shares of any class of the Company's voting stock?
A: As of the Record Date or an earlier date, if indicated, each of the following entities (together with their affiliates) indicated that it held more than 5% of the issued and outstanding common shares of the Company: GAMCO Investors, Inc. and affiliates, Blackrock, Inc., The Vanguard Group, and Pinnacle Associates, Ltd. GAMCO Investors, Inc. and affiliates also indicated it holds more than 5% of the 6 ¾% Cumulative Convertible Preferred shares of the Company. See page 18 for more details on the number of shares owned and percentage ownership as of the Record Date or an earlier date, if indicated.
Q: What is householding?
A: Householding is a process that allows the Company to reduce costs and increase efficiencies by mailing only one copy of Company communications to multiple shareholders who reside at the same household mailing address. If you and other shareholders at the same household mailing address are currently receiving only one copy of Company communications but would like to receive separate copies or are currently receiving multiple copies of Company communications but would like to participate in our householding program, please see the instructions on page 63.

Communications and Other Shareholder's Proposals
Mailing Address of Principal Executive Office
The mail address of our principal executive office is:
Cincinnati Bell Inc.
221 East Fourth Street
Cincinnati, OH 45202
Shareholder Proposals for Next Year's Annual Meeting
Shareholder proposals intended for inclusion in next year’s Proxy Statement should be sent to Christopher J. Wilson, Vice President, General Counsel and Secretary, Cincinnati Bell Inc., 221 East Fourth Street, Cincinnati, Ohio 45202, and must be received by November 18, 2016. Any such proposal must comply with Rule 14a-8 promulgated by the SEC pursuant to the Securities Exchange Act of 1934, as amended. If the Company does not receive written notice by February 1, 2017 of a proposal from a shareholder who intends to propose any other matter to be acted upon at the 2017 Annual Meeting, the persons named in the Company’s proxy for the 2017 Annual Meeting will be allowed to exercise their discretionary authority to vote upon any such proposal.
Shareholders may propose director candidates for consideration by the Governance and Nominating Committee of the Board. Any such recommendations should be directed to Christopher J. Wilson, Vice President, General Counsel and Secretary, Cincinnati Bell Inc., 221 East Fourth Street, Cincinnati, Ohio 45202, and must be received no later than November 18, 2016 for the 2017 Annual Meeting of Shareholders.
Other Matters to Come Before the Meeting
At the time this Proxy Statement was released to the shareholders on March 18, 2016, the Company knew of no other matters that might be presented for action at the meeting. If any other matters properly come before the meeting, it is intended that the voting shares represented by proxies will be voted with respect thereto in accordance with the judgment of the persons voting them.
Financial Statements and Corporate Governance Documents Available
The Company has elected to provide access to its Proxy Statement, Annual Report on Form 10-K and Summary Annual Report over the internet. We sent the Notice of Internet Availability to our shareholders and beneficial owners, which provides information and instructions on how to access our proxy materials over the internet or to request printed copies of our proxy materials. You may also obtain a copy of any of the following corporate governance documents from the Company’s website identified below:

Corporate Governance Document	Website
Audit and Finance Committee Charter	www.cincinnatibell.com/aboutus/corporate_governance/af_charter
Compensation Committee Charter	www.cincinnatibell.com/aboutus/corporate_governance/compensation_committee_charter
Governance and Nominating Committee Charter	www.cincinnatibell.com/aboutus/corporate_governance/gn_committee_charter
Code of Business Conduct	www.cincinnatibell.com/aboutus/corporate_governance/code_of_conduct
Code of Ethics for Senior Financial Officers	www.cincinnatibell.com/aboutus/corporate_governance/code_of_ethics
Code of Ethics for Directors	www.cincinnatibell.com/aboutus/corporate_governance/code_of_ethics
Corporate Governance Guidelines	www.cincinnatibell.com/aboutus/corporate_governance/corporate_governance_guidelines

Proxy Statements for Shareholders Sharing the Same Household Mailing Address
As part of the Company’s efforts to reduce costs and increase efficiency, when possible, only one copy of the Notice of Internet Availability and, as appropriate, the proxy materials has been delivered to multiple shareholders sharing the same household mailing address, unless the Company has received contrary instructions from one or more of the shareholders at that address.
Upon written or oral request, the Company will promptly provide a separate copy of the Notice of Internet Availability and, as appropriate, the proxy materials to a shareholder at a shared address to which a single copy was delivered. If your household mailing address is shared with other shareholders and you did not receive a Notice of Internet Availability or, as appropriate, the proxy materials, but would like to receive a separate copy of this item as well as future Company communications, please contact the following:
For beneficial owners, please contact your broker.
For shareholders of record, please contact our transfer agent, Computershare, at the following address:
Computershare Investor Services, LLC
Shareholder Services
7530 Lucerne Drive, Suite 305
Cleveland, Ohio 44130-6557
Phone: (888) 294-8217
If shareholders residing at the same household mailing address are currently receiving multiple copies of Company communications but would like to receive only one in the future, please send written notice to your broker (for beneficial owners) or to Computershare (for shareholders of record) at the above address. In the written notice, please indicate the names of all accounts in your household, and you will be forwarded the appropriate forms for completion.
Each shareholder participating in the householding program will, however, continue to receive a separate proxy card or voting instruction card.
Electronic Delivery of Materials
Shareholders can also enroll for electronic delivery of the Company’s future proxy materials by registering directly or with your broker through our website, investor.cincinnatibell.com in the Electronic Shareholder Communications Enrollment section of the Company’s Investor Relations webpage.
Each shareholder participating in the electronic delivery of materials will, however, continue to receive a separate Notice, proxy card or voting instruction card.
Shareholder Communications with the Board of Directors
Shareholders or other interested parties may communicate with the Board, any individual director, the non-management directors as a group, or the director who presides at meetings of the non-management directors. The Company has established procedures for such shareholder communications. Shareholders and other interested parties should send any communications to Christopher J. Wilson, Vice President, General Counsel and Secretary, Cincinnati Bell Inc., 221 East Fourth Street, Cincinnati, Ohio 45202, and identify the intended recipient or recipients. All communications addressed to the Board or any identified director or directors will be forwarded to the identified person or persons.

By Order of the Board of Directors

Christopher J. Wilson
Vice President, General Counsel and Secretary

March 18, 2016

Annex A
Cincinnati Bell Inc.
Reconciliation of GAAP and Non-GAAP Financial Measures
The Company reports its financial results in accordance with accounting principles generally accepted in the United States ("GAAP" or referred to herein as "reported"). However, management believes that certain non-GAAP financial measures provide users with additional meaningful financial information that should be considered when assessing our ongoing performance. Management uses these non-GAAP financial measures in making financial, operating and planning decisions and in evaluating the Company's performance. Non-GAAP financial measures should be viewed in addition to, and not as an alternative for, the Company's reported results prepared in accordance with GAAP. Management also believes non-GAAP financial measures should not be construed as being more important than comparable GAAP measures. We ceased operations of our wireless business as of March 2015. As a result, wireless financial results are now presented as discontinued operations.
For additional details regarding the reconciliation of GAAP and non-GAAP financial measures below, see the Company's Current Report on Form 8-K filed with the SEC on February 18, 2016. This information is also available in the "Investor Relations" section of the Company's website, www.cincinnatibell.com.

	Twelve Months Ended December 31,
(dollars in millions)	2015	2014
Net Income (GAAP)	$353.7	$75.6
Less:
Income (loss) from discontinued operations, net of tax	62.9	(42.1)
Income from continuing operations (GAAP)	290.8	117.7
Add:
Income tax expense	159.8	81.4
Interest expense	103.1	145.9
Loss from CyrusOne investment	5.1	7.0
Gain on sale of CyrusOne investment	(449.2)	(192.8)
Loss on extinguishment of debt	20.9	19.6
Other income, net	(2.5)	(1.9)
Operating Income (GAAP)	$128.0	$176.9
Add:
Depreciation and amortization	141.6	127.6
Restructuring charges (reversals)	6.0	(0.4)
Loss (gain) on sale or disposal of assets	0.8	(0.3)
Transaction costs	1.4	1.2
Employee contract termination costs	2.8	2.0
Curtailment loss	0.3	—
Impairment of assets	—	4.6
Pension and other retirement plan expenses	21.2	18.0
Adjusted EBITDA (Non-GAAP)	$302.1	$329.6

	Twelve Months Ended December 31,
(dollars in millions)	2015	2014
Reconciliation of Operating Cash Flow (GAAP) to Adjusted
Unlevered Operating Cash Flows (Non-GAAP):
Operating cash flow (GAAP)	$110.9	$175.2
Interest payments	108.5	153.1
Unlevered operating cash flows (Non-GAAP)	219.4	328.3
Add:
Transaction costs	1.4	4.4
Assumed negative synergies from wireless and other	27.4	—
Wireless tower decommissioning	4.9	—
Accelerated pension payments	8.0	—
Adjusted unlevered operating cash flows (Non-GAAP)	$261.1	$332.7

	Twelve Months Ended December 31,
(dollars in millions)	2015	2014
Reconciliation of GAAP Cash Flow to Free Cash Flow (as defined by the Company)
Net increase (decrease) in cash and cash equivalents	$(50.5)	$53.3
Less adjustments:
Net increase in corporate credit and receivables facilities with initial maturities less than 90 days	1.6	127.0
Proceeds from sale of CyrusOne investment	(643.9)	(355.9)
Repayment of debt	531.7	376.5
Debt issuance costs	0.4	0.9
Decommissioning of wireless towers	4.9	—
Transaction costs	1.4	1.2
Discontinued operations*	27.6	(219.3)
Free cash flow (as defined by the Company)	$(126.8)	$(16.3)
*For the twelve months ended December 31, 2015 and 2014, our wireless business generated free cash flow of ($27.6) million and $24.9 million, respectively. The twelve months ended December 31, 2014 also included $194.4 million of proceeds from the sale of wireless spectrum licenses. Wireless operations are now reported as discontinued operations within the consolidated financial statements.

Adjusted EBITDA provides a useful measure of operational performance. The Company defines Adjusted EBITDA as GAAP operating income plus depreciation, amortization, restructuring charges, (gain) loss on sale or disposal of assets, transaction costs, curtailment gain (loss), asset impairments, components of pension and other retirement plan costs (including interest costs, asset returns, and amortization of actuarial gains and losses), and other special items. Adjusted EBITDA should not be considered as an alternative to comparable GAAP measures of profitability and may not be comparable with the measure as defined by other companies.
Unlevered Operating Cash Flow provides a useful measure of operational performance and liquidity. The Company defines unlevered operating cash flow as cash flows provided by (used in) operating activities plus cash paid for interest and other special items.

Free Cash Flow provides a useful measure of operational performance, liquidity and financial health. The Company defines free cash flow as cash provided by (used in) operating, financing and investing activities, adjusted for the issuance and repayment of debt, debt issuance costs, the repurchase of common stock, and the proceeds from the sale or the use of funds from the purchase of business operations, including transaction costs. Free cash flow should not be considered as an alternative to net income (loss), operating income (loss), cash flow from operating activities, or the change in cash on the balance sheet and may not be comparable with free cash flow as defined by other companies. Although the Company feels that there is no comparable GAAP measure for free cash flow, the foregoing financial information reconciles free cash flow to the net increase (decrease) in cash and cash equivalents.

Schedule 1
Cincinnati Bell Inc.
General Industry Peer Group
The companies comprising the General Industry Peer Group in the CD&A are set forth below:

A.O. Smith	G&K Services	Pall
Accellent	GAF Materials	Parsons
Aimia*	GENCO	PHH
Allegion	Glatfelter	Plexus
American Greetings	Graco	Polymer Group
Americas Styrenics	Group General Atomics	Purdue Pharma
AMSTED Industries	H.B. Fuller	Rackspace
Ansell	Harsco	Rayonier
Arby's Restaurant	Hercules Offshore	Recreational Equipment
Armstrong World Industries	Herman Miller	Regal-Beloit
Arup USA*	Hexcel	Revlon
BBA Aviation*	HNI	Rowan Companies
Beam Suntory	HomeServe USA*	Sage Software*
Bob Evans Farms	Hubbell	Sanderson Farms
Boise Cascade	Husky Injection Molding Systems*	SAS Institute
Brembo*	IDEXX Laboratories	Schwan Food Company
Broadridge Financial Solutions	Intercontinental Hotels Group*	Scripps Networks Interactive
Carmeuse North America Group*	International Flavors & Fragrances	Sensata Technologies
CDI	International Game Technology	ServiceMaster Company
Chemtura	Irvine Company	ShawCor
Chico's FAS	ITT Corporation	Sigma-Aldrich
Citrix Systems	Jack in the Box	Snap-On
Clearwater Paper Corporation	K. Hovnanian Companies	Spirit Airlines
Columbia Sportswear	KB Home	Steelcase
Cooper Standard Automotive	Kennametal	SunCoke Energy
Covance	Knowles	TeleTech Holdings
Cracker Barrel Old Country Stores	KodakAlaris	Teradata
Crown Castle	Leprino Foods	Toro
Cubic	Lifetouch	Tribune
Curtiss-Wright	LinkedIn	Tronox
Cytec Industries	Magellan Midstream Partners	Tupperware Brands
Deluxe	Makino*	UBM*
Dentsply	Markit*	Under Armour
Donaldson	Meredith	Underwriters Laboratories
DST Systems	MFA Oil Company	United Launch Alliance
DSW	Milacron	Vertex Pharmaceuticals
Eastman Kodak	NBTY	VistaPrint
Edwards Lifesciences	NewPage	Vulcan Materials
Equifax	Nortek	Wendy's Group
Esterline Technologies	OM Group	West Pharmaceutical Services
Exterran	Outerwall	Worthington Industries
Follett Corporation	P.F. Chang's China Bistro	XO Communications
*Subsidiary

Schedule 2
Cincinnati Bell Inc.
Telecommunications Peer Group
The companies comprising the Telecommunications Peer Group are listed below:

Atlantic-Tele-Network, Inc.	SBA Communications Corp.
Centurylink, Inc.	Spok Holdings, Inc.
Consolidated Communications Holdings, Inc.	Telephone & Data Systems Inc.
EarthLink Inc.	Time Warner Inc.
Fairpoint Communications, Inc.	T-Mobile US, Inc.
Frontier Communications Corp.	TW Telecom Inc.
General Communications Inc.	United States Cellular Corp.
IDT Corp.	Vonage Holdings Corp.
Level 3 Communications Inc.	Windstream Corp.

Appendix I
CINCINNATI BELL INC.
2007 STOCK OPTION PLAN FOR NON-EMPLOYEE DIRECTORS
(As adopted and originally effective as of May 3, 2007)
(As amended and effective on May 1, 2012, as subsequently amended, and as further amended and effective upon shareholder approval on April 29, 2016)

1.    Introduction to Plan.
1.1    Name and Sponsor of Plan. The name of this Plan is the Cincinnati Bell Inc. 2007 Stock Option Plan for Non-Employee Directors, and its sponsor is CBI.
1.2    Purposes of Plan. The purposes of this Plan are (i) to attract and retain the services of experienced and knowledgeable persons to serve as independent directors of CBI for the benefit of CBI and its shareholders and (ii) to provide additional incentive for such directors to continue to work for the best interests of CBI and its shareholders.
1.3    Effective Date and Duration of Plan.
(a)    The Plan is effective as of the Effective Date (May 3, 2007), subject to the Plan's approval by a majority of the voting shares present or represented and entitled to vote on the Plan at the 2007 annual meeting of CBI's shareholders.
(b)    The Plan shall remain in effect thereafter until the earliest of (i) the date on which the Plan is terminated in accordance with section 14 hereof, (ii) the date on which the maximum number of Common Shares which may be issued or paid under or with respect to all of the awards granted under the Plan during the Plan's entire existence (as determined under the other provisions of the Plan) have been issued or paid, or (iii) May 2, 2017. Upon the termination of the Plan, no awards may be granted under the Plan after the date of such termination but any award granted under the Plan on or prior to the date of such termination shall remain outstanding in accordance with the terms of the Plan and the terms of the award.
2.    General Definitions. For all purposes of the Plan, the following terms shall have the meanings indicated below when used in the Plan, unless the context clearly indicates otherwise.
2.1    “Board” means the Board of Directors of CBI.
2.2    “CBI” means Cincinnati Bell Inc. (and, except for purposes of determining whether a Change in Control has occurred, any legal successor to Cincinnati Bell Inc. that results from a merger or similar transaction).
2.3    “Change in Control” means the occurrence of any of the events described in subsection 11.3 hereof.
2.4    “Code” means the Internal Revenue Code of 1986, as it exists as of the Effective Date and as it may thereafter be amended. A reference to a specific section of the Code shall be deemed to be a reference both (i) to the provisions of such section as it exists as of the Effective Date and as it is subsequently amended, renumbered, or superseded (by future legislation) and (ii) to the provisions of any government regulation that is issued under such section as of the Effective Date or as of a later date.
2.5    “Common Shares” means common shares, par value $0.01 per share, of CBI.
2.6    “Company” means, collectively, (i) CBI, (ii) each other corporation that is part of a controlled group of corporations (within the meaning of Section 1563(a) of the Code, but determined without regard to Code Section 1563(a)(4) and (e)(3)(C)) that includes CBI, and (iii) each other organization (a partnership, sole proprietorship, etc.) that is under common control (within the meaning of Section 414(b) of the Code) with CBI.
2.7    “Effective Date” means May 3, 2007.
2.8    “Exchange Act” means the Securities Exchange Act of 1934, as it exists as of the Effective Date and as it may thereafter be amended. A reference to a specific section of the Exchange Act shall be deemed to be a reference both (i) to the provisions of such section as it exists as of the Effective Date and as it is subsequently amended, renumbered, or superseded (by future legislation) and (ii) to the provisions of any government regulation or rule that is issued under such section as of the Effective Date or as of a later date.

2.9    “Outside Director” means any member of the Board who is not an employee (on an employee payroll) of the Company.
2.10    “Plan” means this document, named the “Cincinnati Bell Inc. 2007 Stock Option Plan for Non-Employee Directors,” as set forth herein and as it may be amended.
2.11    “Regulation 1.83-3(i)” means Treasury Regulation Section 1.83-3(i) issued by the Department of the Treasury under Section 83 of the Code, as such regulation exists as of the Effective Date and as it is subsequently amended, renumbered, or superseded.
2.12    “Retirement” means, with respect to any Outside Director, the Outside Director's ceasing to be a director of CBI either (i) after he or she has attained at least age 68, (ii) after he or she has completed at least three full years of service as a director of CBI (with one year of service being credited to the Outside Director for this purpose for each twelve months as a CBI director, whether or not consecutive), or (iii) with the express consent of the Board that such cessation will be treated as the Outside Director's retirement for purposes of the Plan.
2.13    “Rule 16b-3” means Rule 16b-3 issued by the Securities and Exchange Commission under Section 16 of the Exchange Act, as such rule exists as of the Effective Date and as it is subsequently amended, renumbered, or superseded.
3.    Administration of Plan. The Plan shall be administered by the Board. The Board shall have the sole and complete authority to grant awards to Outside Directors in accordance with the provisions of section 5 hereof and, subject to the limitations and other provisions of the Plan, to interpret the Plan, to adopt, amend, and rescind administrative guidelines and other rules and regulations relating to the Plan, and to make all other determinations and to take all other actions it deems necessary or advisable for the proper administration of the Plan. Except to the extent otherwise required by applicable law, the Board's determinations on any matter within its authority shall be conclusive and binding on CBI, all Outside Directors, and all other parties.
4.    Class of Persons Eligible for Plan. Awards may be granted under the Plan to, and only to, Outside Directors.
5.    Awards under Plan.
5.1    Type of Awards. Awards under the Plan may be granted in any or all of the following forms, all of which shall be based on Common Shares: (i) stock options; (ii) restricted stock; and (iii) restricted stock units. The subsequent provisions of the Plan provide certain rules and conditions that apply to each of such award forms.
5.2    Grant of Awards. The Board may, in its discretion, grant under the Plan stock option, restricted stock, and/or restricted stock awards to any Outside Director on the first date of such individual's first term of office as an Outside Director and/or on the date of any annual meeting of the shareholders of CBI. The Board shall exercise its discretion when determining whether to grant any such awards as of any such date with the intent that the awards that are granted to the Outside Directors under the Plan, together with other compensation that is either paid in the form of Common Shares or has its value determined in relation to the value of Common Shares (such awards and such other compensation referred to in this subsection 5.2 as “equity-based compensation”) and taking into account the fair market value of a Common Share when granting or providing such equity-based compensation, provide equity-based compensation for the Outside Directors that each year is approximately equal to the median level of the value of equity-based compensation provided by a group of comparable peer group companies to their non-employee directors.
5.3    Common Shares To Be Issued Under Awards. Any Common Shares that are to be issued or paid under any award granted under the Plan may consist, in whole or in part, of Common Shares that are authorized but unissued or Common Shares that are treasury shares.
6.    Limits on Shares Subject to Plan Awards.
6.1    Common Share Limit. Subject to the following provisions of this subsection 6.1 and the provisions of subsections 6.2 and 12.1 hereof, the following limits set forth in paragraphs (a) through (c) of this subsection 6.1 (which generally involve the maximum number of Common Shares that may be issued or paid under the Plan and its various types of awards during the Plan's entire existence) shall apply to the grant of awards under the Plan. No award may be granted under the Plan to the extent it would cause any of the following limits to be violated.
(a)    The maximum number of Common Shares which may be issued or paid under or with respect to all of the awards (considered in the aggregate) granted under the Plan during the Plan's entire existence shall be equal to ~~1,000,000~~ 1,500,000 Common Shares.

(b)    The maximum number of Common Shares which may be issued or paid under or with respect to all stock option awards (considered in the aggregate but separately from all restricted stock and restricted stock unit forms of awards) granted under the Plan during the Plan's entire existence shall be equal to ~~1,000,000~~ 1,500,000 Common Shares.
(c)    The maximum number of Common Shares which may be issued or paid under or with respect to all restricted stock and restricted stock unit awards (considered in the aggregate but separately from all stock option forms of awards) granted under the Plan during the Plan's entire existence shall be equal to ~~1,000,000~~ 1,500,000 Common Shares.
6.2    Rules For Applying Award Limits. For purposes of applying the award limits set forth in subsection 6.1 hereof and for all other purposes of the Plan, the following provisions of this subsection 6.2 shall apply.
(a)    If any award or portion thereof granted under the Plan is forfeited, expires, or in any other manner terminates without the payment of Common Shares or any other amount or consideration, the number of Common Shares on which such award or portion of an award was based (i) shall again be available to be issued or paid under the Plan and to be the basis on which other awards may be granted under the Plan and (ii) thus shall not be counted as Common Shares that were issued or paid under the Plan in determining whether any of the limits set forth in subsection 6.1 hereof are met.
(b)    Any Common Shares that would be issued or paid under an award granted under the Plan but are withheld in payment of any exercise price, purchase price, or tax withholding requirements (in accordance with the provisions of section 13 hereof) (i) shall not again be deemed to be available to be issued or paid under the Plan or to be the basis on which other awards may be granted under the Plan and (ii) thus shall be counted as Common Shares that were issued or paid under the Plan in determining whether any of the limits set forth in subsection 6.1 hereof are met.
7.    Stock Option Awards. Any awards granted under the Plan in the form of stock options shall be subject to the following terms and conditions of this section 7.
7.1    Nature of Stock Option. A stock option means an option to purchase any number of Common Shares, up to a fixed maximum number of Common Shares, in the future at a fixed price (for purposes of this section 7, the “Exercise Price”) that applies to the Common Shares to which the purchase relates. Stock options granted under the Plan to any Outside Director shall be stock options that are not incentive stock options (within the meaning of Section 422 of the Code).
7.2    Terms and Conditions of Stock Option To Be Determined by Board. Subject to the other provisions of this section 7 and the other sections of the Plan, the terms and conditions of any stock option granted under the Plan shall be determined by the Board. The grant of a stock option shall be evidenced by a written agreement signed by the Board or a representative thereof, which agreement shall contain the terms and conditions of the stock option (as set by the Board).
7.3    Exercise Price of Stock Option. Unless otherwise prescribed by the Board to be higher, the Exercise Price with respect to any number of Common Shares that are subject to a stock option granted under the Plan shall be 100% (and may not in any event be less than 100%) of the fair market value of such number of Common Shares (disregarding lapse restrictions as defined in Regulation 1.83-3(i)) on the date the stock option is granted.
7.4    Expiration of Stock Option.
(a)    Unless otherwise prescribed by the Board, any stock option granted under the Plan shall be exercisable in whole or in part at any time after the date on which it is granted. However, subject to the provisions of paragraph (b) of this subsection 7.4, a stock option granted under the Plan shall not in any event be exercisable after the expiration of ten years after the date on which it is granted (or after any earlier expiration date that is otherwise prescribed for the stock option by the Board).
(b)    Unless otherwise prescribed by the Board and subject in any event to the provisions of paragraph (a) of this subsection 7.4, if an Outside Director ceases to be a director of CBI other than for death or Retirement when still eligible to exercise a stock option granted to him or her under the Plan (to the extent such stock option has not previously been exercised), such stock option shall no longer be exercisable after the earlier of the expiration of ten years after the date on which the stock option was granted or the expiration of six months after the date on which the Outside Director ceased to be a director of CBI; except that, if such Outside Director dies after he or she ceased to be a director of CBI but prior to the expiration of six months after the date on which he or she ceased to be a director of CBI, the first reference in this paragraph (b) to “six months” shall be deemed to be a reference to “one year.”

7.5    Procedures for Exercise of Stock Option.
(a)    With respect to each exercise of a stock option granted under the Plan, written notice of the exercise must be given and the purchase price for the Common Shares being purchased upon the exercise and any taxes required to be withheld upon the exercise must be paid in full at the time of the exercise. The procedures for meeting such requirements shall be established under the provisions of section 13 hereof.
(b)    As soon as administratively practical after the receipt of the written notice and full payment applicable to the exercise of any stock option granted under the Plan in accordance with the procedures established under the provisions of section 13 hereof, CBI shall deliver to the applicable Outside Director (or such other person who is exercising the stock option) a certificate or certificates representing the acquired Common Shares.
8.    Restricted Stock Awards. Any awards granted under the Plan in the form of restricted stock shall be subject to the following terms and conditions of this section 8.
8.1    Nature of Restricted Stock.
(a)    Restricted stock shall constitute Common Shares that may not be disposed of by the Outside Director to whom the restricted stock is granted until certain restrictions and conditions established by the Board lapse. Such restrictions shall include but not necessarily be limited to restrictions that provide that the Outside Director must, in order to dispose of all of the Common Shares reflected in a restricted stock award granted under the Plan, complete at least three full years of service as a director of CBI (with one year of service being credited to the Outside Director for this purpose for each twelve months as a CBI director, whether or not consecutive) or terminate service with CBI in special circumstances (such as upon the Outside Director's death, disability, or Retirement that occurs after he or she has attained at least age 68). Any restrictions imposed under a restricted stock award shall also similarly restrict the ability of the Outside Director to dispose of other rights issued with respect to such restricted stock.
(b)    Any restricted stock award granted under the Plan may provide that the satisfaction of certain but not all (or a certain level but not the highest level) of the restrictions and conditions applicable to such restricted stock will permit the lapse of the applicable restrictions and conditions that restrict the right to dispose of such restricted stock as to a percentage (that is reasonably related to the percentage of all or the highest level of the restrictions and conditions applicable to the entire restricted stock award that have been satisfied), but not the maximum number, of the Common Shares reflected by such restricted stock.
8.2    Terms and Conditions of Restricted Stock To Be Determined by Board. Subject to the other provisions of this section 8 and the other sections of the Plan, all of the restrictions and other terms and conditions that apply to any restricted stock awarded under the Plan shall be determined by the Board. The grant of any restricted stock under the Plan shall be evidenced by a written agreement signed by the Board or a representative thereof, which agreement shall contain the restrictions and other terms and conditions of the restricted stock (as set by the Board) and shall be referenced on the certificates representing the Common Shares that constitute such restricted stock.
8.3    Procedures for Payment of Taxes Upon Vesting of Restricted Stock. Any taxes required to be withheld upon the lapse of any restrictions applicable to any restricted stock granted under the Plan (and, if applicable, any minimum purchase price for the restricted stock that may be required by applicable law) must be paid in full at the time such restrictions lapse. The procedures for meeting such requirements shall be established under the provisions of section 13 hereof.
8.4    Right of Participant Under Restricted Stock. Any Outside Director who has been granted restricted stock under the Plan shall have, during the period in which restrictions on his or her ability to dispose of such stock apply, all of the rights of a shareholder of CBI with respect to the Common Shares awarded as restricted stock (other than the right to dispose of such shares), including the right to vote the shares and the right to receive any cash or stock dividends, unless the Board shall otherwise provide in the terms of the applicable restricted stock award and except as may otherwise be provided in subsection 8.5 hereof.
8.5    Restrictions for Additional Common Shares Issued under Stock Split or Dividend. Any Common Shares issued with respect to restricted stock as a result of a stock split, stock dividend, or similar transaction shall be restricted to the same extent as the applicable restricted stock, unless otherwise provided by the Board in the terms of the applicable restricted stock award.

8.6    Forfeiture of Restricted Stock. If any restrictions or conditions on an Outside Director's ability to dispose of any restricted stock granted to him or her are not satisfied in accordance with the terms of such restricted stock award, such restricted stock shall be forfeited (subject to such exceptions, if any, as are authorized by the Board). For instance, if an Outside Director to whom restricted stock has been granted under the Plan terminates his or her service with CBI during the period in which restrictions on his or her ability to dispose of such stock apply (and prior to the satisfaction of the requirements applicable to such restrictions), such restricted stock shall be forfeited (subject to such exceptions, if any, as are authorized by the Board as to a termination of service that reflects the Outside Director's death, disability, or Retirement that occurs after the Outside Director has attained at least age 68 or as to other special circumstances).
8A.    Restricted Stock Unit Awards. Any awards granted under the Plan in the form of restricted stock units shall be subject to the following terms and conditions of this section 8A.
8A.1    Restricted Stock Unit. Any restricted stock unit award that is granted to an Outside Director will award the Outside Director with a fixed number of restricted stock units. Each restricted stock unit that is awarded under a restricted stock unit award shall constitute a right that the Outside Director (or, in the event of his or her death prior to payment, the executor, administrator, or other personal representative of his or her estate) will receive one Common Share if the vesting conditions set forth under such award are met.
(a)    The vesting conditions that apply to the restricted stock units that are awarded under a restricted stock unit award granted to an Outside Director pursuant to the Plan shall require, subject to the other sections and subsections of the Plan (including section 11 hereof that concerns the effect of a Change in Control on awards granted under the Plan), either:
(1)    that the Outside Director must continuously be a CBI director from the date on which the restricted stock award is granted until the first annual anniversary of the date on which the award is granted (or, if earlier and if the first annual meeting of CBI shareholders after the date on which the restricted stock unit award is granted occurs before but no more than two weeks before the first annual anniversary of the date on which the restricted stock unit award is granted, until such first annual meeting of CBI shareholders), in which case the Outside Director shall be vested in all of the restricted stock units included in such restricted stock unit award; or
(2)    that the Outside Director must, while still a CBI director and prior to the date he or she becomes vested in all of the restricted stock units included in such restricted stock unit award under paragraph (a)(1) of this subsection 8A.1, either die or become disabled, in which case the Outside Director shall be vested in a number of restricted stock units (rounded up to the nearest whole unit) that bears the same ratio to the total number of the restricted stock units included in such restricted stock unit award as the number of days in the period that begins on the date on which the award is granted and ends on the earlier of his or her death or becoming disabled bears to the number of days in the period that begins on date on which the award is granted and ends on the first annual anniversary of the date on which the award is granted.
(b)    For purposes of this subsection 8A.1, an Outside Director shall be deemed to be “disabled” and to have a “disability” if he or she is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than twelve months. The Outside Director’s disability must be determined by the Board, which determination shall be based on medical evidence provided to it by the Outside Director or obtained by the Board on its own initiative and which in either case is deemed reasonable, satisfactory, and credible by the Board. Further, if an Outside Director fails to reasonably cooperate with the Board’s attempt to determine whether he or she is disabled, then, notwithstanding any other evidence of disability that exists, the Board shall have the right to determine that no condition of disability exists as to the Outside Director.
8A.2    Terms and Conditions of Restricted Stock Units To Be Determined by Board. The terms and conditions that apply to any restricted stock units awarded under the Plan shall be consistent with the other provisions of this section 8A and the other sections of the Plan and shall, to the extent such other provisions do not require a specific term or condition, be determined by the Board. The grant of any restricted stock unit award under the Plan shall be evidenced by a written agreement signed by the Board or a representative thereof, which agreement shall contain the vesting conditions and other terms and conditions of the restricted stock units (as set by the other provisions of this section 8A and the other sections of the Plan or, if applicable, by the Board).

8A.3    Procedures for Payment of Restricted Stock Units and of Applicable Taxes.
(a)    If an Outside Director becomes vested in any restricted stock units that are awarded under a restricted stock unit award granted to him or her pursuant to the Plan, then CBI shall distribute to the Outside Director (or, in the event of his or her death before the payment, the executor, administrator, or other personal representative of his or her estate) a number of Common Shares equal to the number of such restricted stock units in which he or she so becomes vested (but subject to the tax withholding requirements of paragraph (b) of this subsection 8A.3 being satisfied at the time of such distribution). Such distribution shall be made on a date that is within the 60 day period that begins on the earliest of (i) the date of the Outside Director’s death, (ii) the date on which the Outside Director becomes disabled, or (iii) the first annual anniversary of the date on which the restricted stock unit award is granted, with the specific date within such 60 consecutive day period on which such distribution will be made being chosen by the Board in its discretion.
(b)    Any taxes required to be withheld upon an Outside Director (or the executor, administrator, or other personal representative of his or her estate) becoming entitled to the distribution of any Common Shares in connection with restricted stock units awarded to the Outside Director under a restricted stock unit award granted under the Plan must be paid in full at the time of such distribution. The procedures for meeting such requirements shall be established under the provisions of section 13 hereof.
8A.4    Forfeiture of Restricted Stock Units. If any vesting conditions required to be met before any payment can be made with respect to any restricted stock units awarded to an Outside Director under a restricted stock unit award granted pursuant to the Plan are not satisfied in accordance with the terms of this Plan, such restricted stock units shall be forfeited by the Outside Director and neither he or she, his or her estate, or any other person attempting to claim rights under the Plan through the Outside Director shall have any rights to Common Shares or other amounts by reason of such forfeited restricted stock units.
9.    Fair Market Value of Common Shares. For purposes of the Plan, the fair market value of a Common Share on any date (for purposes of this section 9, the “subject date”) shall be deemed to be the closing price of a Common Share on the New York Stock Exchange on the subject date (or, if no trading in any stocks occurred at all on such exchange on the subject date, on the next subsequent date on which trading of stocks occurred on such exchange). Notwithstanding the foregoing, if Common Shares are not listed or traded at all on the New York Stock Exchange on the date as of which a Common Share's fair market value for the subject date is to be determined under the terms of the immediately preceding sentence, then the fair market value of a Common Share on the subject date shall be determined by the Board in good faith pursuant to methods and procedures established by the Board.
10. Nonassignability of Awards. Except as may be required by applicable law, no award granted under the Plan to an Outside Director may be assigned, transferred, pledged, or otherwise encumbered by the Outside Director otherwise than by will, by designation of a beneficiary to take effect after the Outside Director's death, or by the laws of descent and distribution. Each stock option award shall be exercisable during the Outside Director's lifetime only by the Outside Director (or, if permissible under applicable law, by the Outside Director's guardian or legal representative). Notwithstanding the foregoing provisions of this section 10, the Board may, in its discretion, permit transfers of stock option awards by gift or otherwise, subject to such terms and conditions as the Board may prescribe.
11. Provisions Upon Change in Control.
11.1    Effect of Change in Control on Awards. In the event a Change in Control occurs on or after the Effective Date, then, notwithstanding any other provision of the Plan and unless otherwise prescribed by the Board in the terms of an applicable award:
(a)     all outstanding stock options granted under the Plan to an Outside Director shall immediately become exercisable in full upon the date of the Change in Control;
(b)     the restrictions still then in force and applicable to any Common Shares awarded as restricted stock under the Plan to an Outside Director shall immediately lapse upon the date of the Change in Control; and
(c)     the vesting conditions that are required to be met before the Outside Director vests in all of the restricted stock units that have been awarded to an Outside Director under a restricted stock unit award under which no restricted stock units have previously become vested or forfeited shall immediately be deemed satisfied upon the date of the Change in Control and CBI shall, within the 60 day period that begins on the date of the Change in Control, distribute to the Outside Director (or, in the event of his or her death before the payment, the executor, administrator, or other personal representative of his or her estate) a number of Common Shares equal to the number of such restricted stock units in which he or she so becomes vested (but subject to the tax withholding requirements of subsection 8A.3(b) hereof being satisfied at the time of such distribution).

11.2    Cashout of Stock Options and Restricted Stock Units.
(a)    In addition, unless the Board shall otherwise prescribe in the terms of a stock option that was awarded under the Plan to an Outside Director, in the event of a Change in Control the Board shall have discretion to cause a cash payment to be made to the Outside Director (or, if applicable, such other person who then holds such stock option), in lieu of the right to exercise such stock option or any portion thereof, provided (i) that such stock option is still outstanding as of the Change in Control and (ii) that the aggregate fair market value (on the date of the Change in Control) of the Common Shares that are subject to such stock option exceeds the aggregate exercise price of such Common Shares under such stock option. In the event the Board exercises its discretion to cause such cash payment to be made, the amount of such cash payment shall be equal to the amount by which (i) the aggregate fair market value (on the date of the Change in Control) of the Common Shares that are subject to such stock option exceeds (ii) the aggregate exercise price of such Common Shares under such stock option.
(b)    Similarly, unless the Board shall otherwise prescribe in the terms of a restricted stock unit award that was granted under the Plan to an Outside Director, in the event of a Change in Control the Board shall have discretion to cause a cash payment to be made to the Outside Director (or, if applicable, the executor, administrator, or other personal representative of his or her estate) in payment of any restricted stock unit that is subject to such award and in which the Outside Director is vested (in an amount equal to the fair market value of a Common Share as of the date of the Change in Control), in lieu of a payment of a Common Share being made with respect to such restricted stock unit, provided that no payment or forfeiture of such restricted stock unit has occurred before the Change in Control.
11.3    Definition of Change in Control.     For purposes of the Plan, a “Change in Control” means the occurrence of any one of the events described in the following paragraphs of this subsection 11.3.
(a)    A majority of the Board as of any date not being composed of Incumbent Directors. For purposes of this subsection 11.3, as of any date, the term “Incumbent Director” means any individual who is a director of CBI as of such date and either: (i) who was a director of CBI at the beginning of the 24 consecutive month period ending on such date; or (ii) who became a CBI director subsequent to the beginning of such 24 consecutive month period and whose appointment, election, or nomination for election was approved by a vote of at least two-thirds of the CBI directors who were, as of the date of such vote, Incumbent Directors (either by a specific vote or by approval of the proxy statement of CBI in which such person is named as a nominee for director). It is provided, however, that no individual initially appointed, elected, or nominated as a director of CBI as a result of an actual or threatened election contest with respect to directors or as a result of any other actual or threatened solicitation of proxies or consents by or on behalf of any person other than the Board shall ever be deemed to be an Incumbent Director.
(b)    Any “person,” as such term is defined in Section 3(a)(9) of the Exchange Act and as used in Sections 13(d)(3) and 14(d)(2) of the Exchange Act, being or becoming “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of CBI representing 20% or more of the combined voting power of CBI's then outstanding securities eligible to vote for the election of the Board (for purposes of this subsection 11.3, the “CBI Voting Securities”). It is provided, however, that the event described in this paragraph (b) shall not be deemed to be a Change in Control if such event results from any of the following: (i) the acquisition of any CBI Voting Securities by the Company, (ii) the acquisition of any CBI Voting Securities by any employee benefit plan (or related trust) sponsored or maintained by the Company, (iii) the acquisition of any CBI Voting Securities by any underwriter temporarily holding securities pursuant to an offering of such securities, or (iv) a Non-Qualifying Transaction (as defined in paragraph (c) of this subsection 11.3).
(c)    The consummation of a merger, consolidation, statutory share exchange, or similar form of corporate transaction involving the Company (for purposes of this paragraph (c), a “Reorganization”) or sale or other disposition of all or substantially all of the assets of CBI to an entity that is not an affiliate of CBI (for purposes of this paragraph (c), a “Sale”), that in each case requires the approval of CBI's shareholders under the law of CBI's jurisdiction of organization, whether for such Reorganization or Sale (or the issuance of securities of CBI in such Reorganization or Sale), unless immediately following such Reorganization or Sale:

(1)    more than 60% of the total voting power (in respect of the election of directors, or similar officials in the case of an entity other than a corporation) of (i) the entity resulting from such Reorganization or the entity which has acquired all or substantially all of the assets of CBI (for purposes of this paragraph (c) and in either case, the “Surviving Entity”), or (ii) if applicable, the ultimate parent entity that directly or indirectly has beneficial ownership of more than 50% of the total voting power (in respect of the election of directors, or similar officials in the case of an entity other than a corporation) of the Surviving Entity (for purposes of this paragraph (c), the “Parent Entity”), is represented by CBI Voting Securities that were outstanding immediately prior to such Reorganization or Sale (or, if applicable, is represented by shares into which such CBI Voting Securities were converted pursuant to such Reorganization or Sale), and such voting power among the holders thereof is in substantially the same proportion as the voting power of such CBI Voting Securities among the holders thereof immediately prior to the Reorganization or Sale;
(2)    no person (other than any employee benefit plan sponsored or maintained by the Surviving Entity or the Parent Entity or the related trust of any such plan) is or becomes the beneficial owner, directly or indirectly, of 20% or more of the total voting power (in respect of the election of directors, or similar officials in the case of an entity other than a corporation) of the outstanding voting securities of the Parent Entity (or, if there is no Parent Entity, the Surviving Entity); and
(3)    at least a majority of the members of the board of directors (or similar officials in the case of an entity other than a corporation) of the Parent Entity (or, if there is no Parent Entity, the Surviving Entity) following the consummation of the Reorganization or Sale were, at the time of the approval by the Board of the execution of the initial agreement providing for such Reorganization or Sale, Incumbent Directors (any Reorganization or Sale which satisfies all of the criteria specified in subparagraphs (1), (2), and (3) of this paragraph (c) being deemed to be a “Non-Qualifying Transaction” for purposes of this subsection 11.3).
(d)    The shareholders of CBI approving a plan of complete liquidation or dissolution of CBI.
Notwithstanding the foregoing, a Change in Control shall not be deemed to occur solely because any person acquires beneficial ownership of more than 20% of the CBI Voting Securities as a result of the acquisition of CBI Voting Securities by CBI which reduces the number of CBI Voting Securities outstanding; provided that, if after such acquisition by CBI such person becomes the beneficial owner of additional CBI Voting Securities that increases the percentage of outstanding CBI Voting Securities beneficially owned by such person, a Change in Control shall then occur.
12. Adjustments.
12.1    Adjustments for Stock Dividends, Stock Splits, and Other Corporate Transactions.
(a)    In the event of any change affecting the Common Shares by reason of any stock dividend or split, recapitalization, merger, consolidation, spin-off, combination or exchange of shares, or other corporate change, or any distributions to common shareholders other than cash dividends, then, subject to the provisions of paragraph (b) of this subsection 12.1, the Board shall make such substitution or adjustment in the aggregate number or class of shares which may be distributed under the Plan and in the number, class, and exercise price or other price of shares on which the outstanding awards granted under the Plan are based as it determines to be necessary or appropriate in order to prevent the enlargement or dilution of rights under the Plan or under awards granted under the Plan.
(b)    The Board shall not take any action under the provisions of paragraph (a) of this subsection 12.1 with respect to any specific award granted under the Plan to the extent it determines that such action would otherwise cause such award to become subject to the requirements of Code Section 409A when such award would not be subject to such requirements in the absence of such adjustment.
12.2    Adjustments To Correct Errors or Omissions. The Board shall be authorized to correct any defect, supply any omission, or reconcile any inconsistency in the Plan or any award granted under the Plan in the manner and to the extent it shall determine is needed to reflect the intended provisions of the Plan or that award or to meet any law that is applicable to the Plan (or the provisions of any law which must be met in order for the normal tax consequences of the award to apply).

13. Procedures For Satisfying Payment and Withholding Requirements.
13.1    Board May Develop Payment/Withholding Procedures. The Board may, in its discretion, establish procedures governing the exercise of, lapse of restrictions under, and/or payment of any award granted under the Plan and to compel under such procedures that, to the extent applicable under such award, any purchase price for Common Shares being obtained under such award and/or taxes required to be withheld by the terms of such award or under applicable law (with any such purchase price and/or tax withholding requirements being referred to in this section 13 as the “payment/withholding requirements”) be paid in full. The Board may provide for different rules as to the satisfying of the payment/withholding requirements with respect to each type of award granted under the Plan and even among awards of the same type that are granted under the Plan. The Board's procedures applicable to the satisfaction of any payment/withholding requirements that apply to an award granted under the Plan may, in the discretion of the Board, include commonly accepted electronic or telephonic notices given via the internet or an interactive voice response system to a third party broker which is designated by the Board to facilitate and/or administer the exercise, issuance, or payment of any awards granted under the Plan.
13.2    Default Payment/Withholding Procedures. Unless the Board otherwise prescribes in the written agreement by which an award is granted under the Plan, any Outside Director to whom an award under the Plan is granted (or, if applicable, such other person who is exercising the award) may, in his or her sole discretion, satisfy the payment/withholding requirements that apply to such award by using any one or more of the following methods or any combination of the following methods:
(a)    by making a payment to CBI of an amount in cash (which, for purposes of the Plan, shall be deemed to include payment in U.S. currency or by certified check, bank draft, cashier's check, or money order) equal to the amount of such payment/withholding requirements;
(b)    by making a payment to CBI in Common Shares which are previously owned by the Outside Director (or such other person) and have a fair market value on the date of payment equal to the amount of such payment/withholding requirements;
(c)    by having CBI retain Common Shares which are otherwise being purchased, issued, or paid under the award and have a fair market value on the date of payment equal to the amount of such payment/withholding requirements; and/or
(d)    by having CBI retain an amount of cash that is payable under any other compensation applicable to the Outside Director (or such other person) and equal to the amount of such payment/withholding requirements.
13.3    Right of CBI To Retain Amount To Meet Payment/Withholding Requirements If Requirements Are Not Otherwise Met. If any Outside Director (or other person) who is responsible for satisfying any payment/withholding requirements that apply to an award granted under the Plan otherwise fails to satisfy such payment/withholding requirements under the procedures or other rules set forth in the foregoing provisions of this section 13, CBI shall have the right to retain from such award or the payment thereof (or from any other amount that is payable as compensation to the Outside Director or such other person), as appropriate, a sufficient number of Common Shares or cash otherwise applicable to the award (or otherwise applicable to such other compensation amount) in order to satisfy such payment/withholding requirements.
14. Amendment or Termination of Plan.
14.1    Right of Board To Amend or Terminate Plan. Subject to the provisions of paragraph (b) of subsection 1.3 hereof but notwithstanding any other provision hereof to the contrary, the Board may amend or terminate the Plan or any portion or provision thereof at any time, provided that no such action shall materially impair the rights of an Outside Director with respect to a previously granted Plan award without the Outside Director's consent. Notwithstanding the foregoing, the Board may not in any event, without the approval of CBI's shareholders, adopt an amendment to the Plan which shall: (i) increase the total number of Common Shares which may be issued or paid during the existence of the Plan; (ii) change the class of persons eligible to receive awards under the Plan; or (iii) make any other change in the Plan that is required by applicable law to be approved by CBI's shareholders in order to be effective.
14.2    Rules When Shareholder Approval for Amendment Is Required. If approval of CBI's shareholders is required to a Plan amendment pursuant to the provisions of subsection 14.1 hereof, then such approval must comply with all applicable provisions of CBI's corporate charter, bylaws and regulations, and any applicable state law prescribing a method and degree of shareholder approval required for issuance of Common Shares. If the applicable state law fails to prescribe a method and degree in such cases, then such approval must be made by a method and degree that would be treated as adequate under applicable state law in the case of an action requiring shareholder approval of an amendment to the Plan.

15. Miscellaneous.
15.1    Section 83(b) Election. An Outside Director may, with respect to any award granted to him or her under the Plan with respect to which an election could be made under Section 83(b) of the Code (generally to include in his or her gross income for Federal income tax purposes in the year the award is transferred to him or her the amounts specified in such Code section), make such election provided that (i) the terms and conditions of such award fail to prohibit the Outside Director making such election and (ii) the Outside Director provides written notice to the Committee of such election within ten days after he or she has filed a written notice of such election with the Internal Revenue Service (as well as meeting all other notice and additional requirements for such election that are required by Section 83(b) of the Code).
15.2    Prohibition on Reduction of Exercise Price. Subject to the provisions of subsection 12.1 hereof but notwithstanding any other provision of the Plan, in no event shall the exercise price applicable to a stock option award granted under the Plan be reduced, directly or indirectly, by an amendment to the award, by the cancellation of the award and the granting of a new award, or by any other means unless such reduction is approved by CBI's shareholders (with such approval meeting the same conditions as are described in subsection 14.2 hereof as to the approval of a Plan amendment).
15.3    No Right To Employment as Director. Nothing contained in the Plan or any stock option granted under the Plan shall confer on any Outside Director any right to be continued as a director of CBI or interfere in any way with the right of CBI to terminate the Outside Director's service as a director at any time and in the same manner as though the Plan and any stock options granted under the Plan were not in effect.
15.4    No Advance Funding of Plan Benefits. The Plan shall not be funded and CBI shall not be required to segregate any assets to reflect any awards granted under the Plan. Any liability of CBI to any person with respect to any award granted under the Plan shall be based solely upon the contractual obligations that apply to such award, and no such liability shall be deemed to be secured by any pledge of or other lien or encumbrance on any property of CBI.
15.5    No Issuance of Common Shares Unless Securities Laws Permit Issuance. Notwithstanding any other provision of the Plan to the contrary, in no event shall CBI be obligated to issue or deliver any Common Shares under the Plan in connection with an award granted under the Plan unless and until CBI determines that such issuance or delivery will not constitute a violation of the provisions of any applicable law (or regulation issued under such law) or the rules of any securities exchange on which Common Shares are listed and will not be subject to restrictions not generally applicable to Common Shares. In addition, with respect to any Outside Director who is subject to the requirements of Section 16 of the Exchange Act, transactions under the Plan are intended to comply with all applicable requirements of Rule 16b-3. To the extent any provision of the Plan or an award granted under the Plan or action by the Board fails to so comply, it shall be deemed to be null and void to the extent permitted by law or deemed advisable by the Board.
15.6    Applicable Law. Except to the extent preempted by any applicable Federal law, the Plan shall be subject to and construed in accordance with the laws of the State of Ohio.
15.7    Counterparts and Headings. The Plan may be executed in any number of counterparts, each of which shall be deemed an original. The counterparts shall constitute one and the same instrument, which shall be sufficiently evidenced by any one thereof. Headings used throughout the Plan are for convenience only and shall not be given legal significance.

Appendix II
CINCINNATI BELL INC.
2011 SHORT-TERM INCENTIVE PLAN
(As adopted effective as of April 1, 2011)
1.    Introduction to Plan.
1.1    Name and Sponsor of Plan. The name of this Plan is the Cincinnati Bell Inc. 2011 Short Term Incentive Plan, and its sponsor is CBI.
1.2    Purposes of Plan. The purposes of this Plan are (i) to further the growth of the Company by offering Key Employees of the Company competitive incentive compensation related to annual company and individual performance goals and (ii) to aid the Company in attracting and retaining Key Employees of outstanding abilities.
1.3    Effective Date, Duration of Plan, and Replacement of Prior Plan.
(a)    The Plan is effective as of the Effective Date (April 1, 2011), subject to the Plan’s approval by a majority of the voting shares present or represented and entitled to vote on the Plan at the 2011 annual meeting of CBI’s shareholders.
(b)    The Plan shall remain in effect thereafter until the date on which the Plan is terminated in accordance with section 13 hereof. Upon the termination of the Plan, no awards may be granted under the Plan after the date of such termination but any award granted under the Plan on or prior to the date of such termination shall remain outstanding in accordance with the terms of the Plan and the terms of the award.
(c)    The Plan replaces the Cincinnati Bell Inc. Short Term Incentive Plan (for purposes of this paragraph (c), the “Prior Short Term Incentive Plan”), as such plan was in effect before the Effective Date. The Prior Short Term Incentive Plan was terminated effective as of March 31, 2011, but any award granted under the Prior Short Term Incentive Plan on or prior to the date of such plan’s termination shall remain outstanding in accordance with the terms of the Prior Short Term Incentive Plan and the terms of the award.
2.    General Definitions. For all purposes of the Plan and in addition to other definitions of terms that are contained in other sections of the Plan, the following terms shall have the meanings indicated below when used in the Plan, unless the context clearly indicates otherwise.
2.1    “Board” means the Board of Directors of CBI.
2.2    “CBI” means Cincinnati Bell Inc. (and, except for purposes of determining whether a Change in Control has occurred, any legal successor to Cincinnati Bell Inc. that results from a merger or similar transaction).
2.3    “CBI Tax Year” means any tax year of CBI for Federal income tax purposes. As of the Effective Date and until changed by CBI, a CBI Tax Year is a calendar year.
2.4    “CEO” means, as of any point in time, the person then designated by CBI as its Chief Executive Officer.
2.5    “Change in Control” means the occurrence of any of the events described in subsection 10.2 hereof.
2.6    “Code” means the Internal Revenue Code of 1986, as it exists as of the Effective Date and as it may thereafter be amended. A reference to a specific section of the Code shall be deemed to be a reference both (i) to the provisions of such section as it exists as of the Effective Date and as it is subsequently amended, renumbered, or superseded (by future legislation) and (ii) to the provisions of any government regulation that is issued under such section as of the Effective Date or as of a later date.
2.7    “Committee” means the committee appointed to administer the Plan under the provisions of subsection 3.1 hereof.
2.8    “Company” means, collectively, (i) CBI, (ii) each other corporation that is part of a controlled group of corporations (within the meaning of Section 1563(a) of the Code, but determined without regard to Code Section 1563(a)(4) and (e)(3)(C)) that includes CBI, and (iii) each other organization (a partnership, sole proprietorship, etc.) that is under common control (within the meaning of Section 414(b) of the Code) with CBI.
2.9    “Effective Date” means April 1, 2011.

2.10    “Key Employee” means any person who is both (i) employed and classified as an employee by the Company and (ii) an officer of the Company subject to the disclosure requirements of Section 16 of the Exchange Act.
2.11    “Exchange Act” means the Securities Exchange Act of 1934, as it exists as of the Effective Date and as it may thereafter be amended. A reference to a specific section of the Exchange Act shall be deemed to be a reference both (i) to the provisions of such section as it exists as of the Effective Date and as it is subsequently amended, renumbered, or superseded (by future legislation) and (ii) to the provisions of any government regulation or rule that is issued under such section as of the Effective Date or as of a later date.
2.12    “Participant” means a person who, as a Key Employee, was granted an award under the Plan.
2.13    “Plan” means this document, named the “Cincinnati Bell Inc. 2011 Short Term Incentive Plan,” as set forth herein and as it may be amended.
3.    Administration of Plan.
3.1    Committee To Administer Plan. The Plan shall be administered by the Committee. The Committee shall be the Compensation Committee of the Board, unless and until the Board appoints a different committee to administer the Plan. The Committee shall in any event consist of at least three members of the Board (i) who are neither officers nor employees of the Company and (ii) who are outside directors within the meaning of Section 162(m)(4)(C)(i) of the Code.
3.2    Committee’s Authority. Subject to the limitations and other provisions of the Plan, the Committee shall have the sole and complete authority:
(a)    to select, from all of the Key Employees, those Key Employees who shall participate in the Plan;
(b)    to make awards to Key Employees at such times, in such forms, and in such amounts as it shall determine and to cancel, suspend, or amend any such awards;
(c)    to impose such limitations, restrictions, and conditions upon awards as it shall deem appropriate;
(d)    to interpret the Plan and to adopt, amend, and rescind administrative guidelines and other rules and regulations relating to the Plan;
(e)    to appoint certain employees of the Company to act on its behalf as its representatives (including for purposes of signing agreements which reflect awards granted under the Plan); and
(f)    to make all other determinations and to take all other actions it deems necessary or advisable for the proper administration of the Plan.
Except to the extent otherwise required by applicable law, the Committee’s determinations on any matter within its authority shall be conclusive and binding on the Company, all Participants, and all other parties.
3.3    Flexibility in Granting Awards. Notwithstanding any other provision of the Plan which may be read to the contrary, the Committee may set different terms and conditions applicable to each and any award granted under the Plan, even when issued to the same Participant, and there is no obligation that the awards made with respect to any CBI Tax Year must contain the same terms and conditions for all Participants or any group of Participants.
3.4    Board Approval Needed for CEO Awards. Notwithstanding the foregoing provisions of this section 3, any award set by the Committee for issuance to the Key Employee who is the CEO must be approved by the Board in order to become effective.
4.    Class of Key Employees Eligible for Plan. Awards may be granted under the Plan to, and only to, Key Employees. As is indicated in section 3 hereof, the specific Key Employees to whom awards will be granted under the Plan, and who thereby will be Participants under the Plan, shall be chosen by the Committee in its sole discretion.
5.    Awards.
5.1    CBI Tax Year Awards. Awards may be granted under the Plan at any time while the Plan is in effect by the Committee to any Key Employee or Key Employees (with any person who, as a Key Employee, is granted an award under the Plan being referred to herein as a Participant). Any award granted under the Plan to a Participant shall be made with respect to a specific CBI Tax Year (for all purposes of the Plan, the award’s “Award Year”) and shall be composed of one or more parts. No more than one award may be granted to a Participant under the Plan with respect to any CBI Tax Year. Also, the grant of any award under the Plan to a Participant with respect to any CBI Tax Year shall not entitle the Participant to an award for any subsequent CBI Tax Year.

5.2    Award Parts and Payment of Award Amount.
(a)    As is indicated in subsection 5.1 hereof, any award granted under the Plan to a Participant shall be composed of one or more parts. Each part of an award granted under the Plan to a Participant shall be referred to herein, for all purposes of the Plan, as an “award part” and shall, subject to the following subsections of this section 5 and the provisions of section 8 hereof, provide for an amount to be paid to the Participant if and only if either Company performance goals or individual performance goals are determined to have been met in accordance with rules described in the following subsections of this section 5 and in sections 6 and 7 hereof.
(b)    Further, subject to the following subsections of this section 5 and the provisions of section 8 hereof, the total amount to be paid by reason of any award granted to a Participant under the Plan shall equal the sum of the amounts, if any, payable under each award part of the award and shall be paid in a lump sum, in cash, to the Participant after the end of the award’s Award Year but no later than the 15th day of the third month of the CBI Tax Year that next follows the award’s Award Year.
5.3    Determination of Amount Payable under Award.
(a)    Any award granted under the Plan to a Participant shall indicate a target payment amount (for all purposes of the Plan, the award’s “Target”) and assign a percent of the award’s Target to each award part of the award (with the percent of the award’s Target so assigned to any such award part being referred to herein, for all purposes of the Plan, as such award part’s Target Share”).
(b)    Subject to the other provisions of this section 5, the amount payable under an award that relates to any award part of the award shall be equal to such award part’s Target Share if certain (or a certain level) of the Company performance goals or the individual performance goals (as the case may be) applicable to the award part are determined to be met and may also specify a payment amount more or less than such Target Share if additional or fewer (or if a higher or lower level) of the performance goals applicable to the award part are determined to be met.
(c)    In no event may the amount payable by reason of any award part of an award granted under the Plan exceed 200% of the award part’s Target Share, and in no event may the total amount payable under any award (including all of its award parts) exceed $3,000,000.
5.4    Discretion To Reduce Award Amount.
(a)    Notwithstanding the foregoing subsections of this section 5 and with respect to any award granted under the Plan to a Participant, the Committee (or, when the award was granted to the CEO, the Board) may, prior to any payment being made under the award and in its sole and unrestricted discretion and for any reason (including its determination of the Participant’s performance of his or her duties for the Company), reduce the amount that is otherwise payable under the award by reason of any award part of the award that determines an amount payable based on satisfaction of Company performance goals.
(b)    The Committee (or, when the applicable award is granted to the CEO, the Board) may set, in the terms of an award granted under the Plan to a Participant, a limit on the reduction that can be made under this subsection 5.4 to the amount otherwise payable under the award by reason of any award part that determines an amount payable based on satisfaction of Company performance goals.
(c)    The discretion granted the Committee (or, if applicable, the Board) under this subsection 5.4 shall not in any manner allow it to increase the amount that would otherwise be payable under any award granted under the Plan by reason of any award part that determines an amount payable based on satisfaction of Company performance goals.
5.5    Effect on Award Amount of Mid-Year Eligibility, Retirement, Death, Disability, or Leave of Absence. Notwithstanding the foregoing subsections of this section 5, if a situation that is described in any of the following paragraphs of this subsection 5.5 applies to a Participant to whom an award is granted under the Plan, then the amount that is payable under the award shall be deemed to be equal to the product obtained by multiplying (i) the amount that would otherwise be payable under the award based on all of the foregoing subsections of this section 5 (without regard to the provisions of this subsection 5.5) by (ii) a fraction, the numerator of which is equal to the difference between the total number of days in the award’s Award Year and the number of days that are to be excluded from such fraction’s numerator pursuant to whichever of the following paragraphs of this subsection 5.5 are applicable to the Participant and the denominator of which is the total number of days in such Award Year.

(a)    If the Participant becomes a Key Employee during but after the first day of the award’s Award Year, and/or if the Participant ceases to be a Key Employee during but prior to the last day of the award’s Award Year because of his or her retirement or death, then the numerator of the fraction referred to above shall exclude the number of the days in such Award Year on which the Participant is not a Key Employee. For all purposes of the Plan, a Participant’s “retirement” shall be deemed to have occurred only if the Participant ceases to be an employee of the Company after either (i) both attaining age 60 and completing at least ten years of continuous service as an employee with the Company or (ii) completing at least 30 years of continuous service as an employee with the Company.
(b)    If the Participant receives disability benefits under the Company’s Sickness and Accident Disability Benefits Plan or any similar type of disability plan for more than three months of the award’s Award Year, the numerator of the fraction referred to above shall exclude the number of the days in the period of such Award Year for which benefits are payable to the Participant under such plan.
(c)    If the Participant is on a leave of absence (approved by the Company) for more than three months of the award’s Award Year, the numerator of the fraction referred to above shall exclude the number of the days in such Award Year on which the Participant is on such leave of absence.
5.6    Employment Requirements for Receipt of Award Amount. Notwithstanding the foregoing subsections of this section 5, a Participant to whom an award has been granted under the Plan shall not in any event be entitled to receive any amount by reason of the award unless he or she both:
(a)    either (i) is an employee of the Company on the last day of the award’s Award Year or (ii) had his or her employment with the Company end during such Award Year because of his or her disability (for which the Participant will be entitled to receive or has received disability benefits under the Company’s Sickness and Accident Disability Benefits Plan or any similar type of disability plan), his or her retirement (as defined in subsection 5.5(a) hereof), or his or her death; and
(b)    has had at least three months of active service for the Company during the award’s Award Year (not including any time the Participant was absent from active service during such Award Year by reason of any leave of absence or for any other reason, including an absence on account of disability).
5.7    Maximum Amount of Award. As is noted in subsection 5.3(c) hereof and notwithstanding any other provision of the Plan to the contrary, the amount to be received by a Participant by reason of any award that is granted to the Participant under the Plan with respect to any CBI Tax Year shall not in any event exceed $3,000,000.
5.8    Award Agreements. Each award granted under the Plan to a Participant (and the terms of such award) may be evidenced in such manner as the Committee determines, including but not limited to written resolutions of the Committee or an agreement, notice, or similar document that is provided in any manner to the Participant.
6.    Company Performance Goals.
6.1    Criteria for Company Performance Goals. To the extent the meeting of “Company performance goals” set by the Committee may be a condition to an amount being determined with respect to an award part of an award granted under the Plan, the Committee may base such Company performance goals on, and only on, one or more of the following criteria applicable to the Company:
(a)    free cash flow (defined as cash generated by operating activities, minus capital expenditures and other investing activities, dividend payments and proceeds from the issuance of equity securities, and proceeds from the sale of assets);
(b)    earnings before interest, taxes, depreciation, and amortization;
(c)    earnings per share;
(d)    operating income;
(e)    total shareholder returns;
(f)    profit targets;
(g)    revenue targets;
(h)    profitability targets as measured by return ratios;
(i)    net income;
(j)    return on sales;
(k)    return on assets;

(l)    return on equity; and
(m)    corporate performance indicators (indices based on the level of certain services provided to customers).
6.2    Method By Which Performance Criteria Can Be Measured.
(a)    Any performance criteria described in subsection 6.1 hereof that is used to determine the Company performance goals applicable to an award part of an award granted under the Plan shall be measured or determined on the basis of the award’s Award Year, shall be set by the Committee either prior to the start of such year or within its first 90 days (provided that the performance criteria is not in any event set after 25% or more of the applicable Award Year has elapsed), and shall be criteria that will be able to be objectively determined by the Committee.
(b)    Further, the Committee may provide in the terms of an award granted under the Plan that any factor used to help determine any performance criteria identified in subsection 6.1 hereof shall be taken into account only to the extent it exceeds or, conversely, is less than a certain amount. The Committee may also provide in the terms of an award granted under the Plan that, in determining whether any performance criteria identified in subsection 6.1 hereof has been attained, certain special or technical factors shall be ignored or, conversely, taken into account, in whole or in part, including but not limited to any one or more of the following factors:
(1)    a gain, loss, income, or expense resulting from changes in generally accepted accounting principles that become effective during the award’s Award Year;
(2)    a gain, loss, income, or expense that is extraordinary in nature;
(3)    an impact of other specified nonrecurring events;
(4)    a gain or loss resulting from, and the direct expense incurred in connection with, the disposition of a business, in whole or in part, the sale of investments or non-core assets, or discontinued operations, categories, or segments of businesses;
(5)    a gain or loss from claims and/or litigation and insurance recoveries relating to claims or litigation;
(6)    an impact of impairment of tangible or intangible assets;
(7)    an impact of restructuring activities, including, without limitation, reductions in force;
(8)    an impact of investments or acquisitions made during the applicable Award Year;
(9)    a loss from political and legal changes that impact operations, as a consequence of war, insurrection, riot, terrorism, confiscation, expropriation, nationalization, deprivation, seizure, business interruption, or regulatory requirements;
(10)    retained and uninsured losses from natural catastrophes;
(11)    currency fluctuations;
(12)    an expense relating to the issuance of stock options and/or other stock-based compensation;
(13)    an expense relating to the early retirement of debt; and/or
(14)    an impact of the conversion of convertible debt securities.
Each of the adjustments described in this paragraph (b) shall be determined in accordance with generally accepted accounting principles and standards, unless another objective method of measurement is designated by the Committee.
(c)    In addition, any performance criteria identified in subsection 6.1 hereof, and any adjustment in the factors identified in paragraph (b) of this subsection 6.2 that are used to determine any such performance criteria, may: (i) be measured or determined for CBI, for any organization other than CBI that is part of the Company, for the entire Company in the aggregate, or for any group of corporations or organizations that are included in the Company; and (ii) be measured and determined in an absolute sense and/or in comparison to the analogous performance criteria of other publicly-traded companies (that are selected for such comparison purposes by the Committee).
6.3    Verification That Company Performance Goals Are Met. In order for any amount to become payable under the Plan when such amount is attributable to an award part of an award granted under the Plan that required the meeting of any Company performance goals, the Committee shall and must verify that such Company performance goals have been met by the latest date by which such amount must be paid under the other provisions of the Plan.

6.4    Award Parts That Require Company Performance Goals To Be Met Intended To Constitute Performance-Based Compensation. To the extent any amount that becomes payable under an award granted under the Plan is attributable to an award part of such award that required that certain Company performance goals had to be determined to be met, such amount is intended to constitute “performance-based compensation,” within the meaning of Treasury Regulations Section 1.162-27(c) as issued under Code Section 162(m), and thereby, provided all other conditions of Code Section 162(m)(4)(C) are satisfied, to be able to be deductible by the Company for Federal income tax purposes without regard to the deduction limits of Section 162(m)(1) of the Code.
7.    Individual Performance Goals. To the extent the meeting of “individual performance goals” may be a condition to an amount being determined with respect to an award part of an award granted under the Plan to a Participant, the Committee may base such individual performance goals on any criteria it determines is appropriate for judging the performance of the Participant in fulfilling his or her duties for the Company. Such individual performance goals may be set at any time by the Committee, including after the end of the Award Year applicable to the award, and can be criteria that is either objectively or subjectively determinable by the Committee. When the applicable award is issued to the CEO, the Board shall have final approval as to the determination of whether the CEO has met any such individual performance goals.
8.    Beneficiary Rules.
8.1    Payment to Beneficiary. Notwithstanding any of the foregoing provisions of the Plan, if a Participant is entitled to receive a payment under any award granted to him or her under the Plan by reason of the foregoing provisions of the Plan, but he or she dies before such payment is made to him or her, then such payment shall be made to the Participant’s beneficiary (as determined under the provisions of subsection 8.2 hereof) at the same time as such payment would be made if the Participant had not died. No beneficiary of a Participant shall be entitled to any amount under the Plan that is greater than the amount to which the Participant is entitled under the foregoing provisions of the Plan.
8.2    Beneficiary Designation. For purposes of the Plan, a Participant’s “beneficiary” shall mean the person(s), trust(s), and/or other entity(ies) whom or which the Participant designates as his or her beneficiary for the purposes of the Plan in any writing or form which is signed by the Participant and acceptable to the Committee, provided that such writing or form is filed with the Committee prior to the Participant’s death. The determination of a Participant’s beneficiary under the Plan shall also be subject to the following paragraphs of this subsection 8.2.
(a)    If the Participant names more than one person, trust, and/or other entity as part of his or her beneficiary with respect to the Plan, each person, trust, and other entity designated as part of the Participant’s beneficiary shall be entitled to an equal share of any amount payable to the Participant’s beneficiary under any award granted under the Plan (unless the Participant otherwise designates in the writing or form by which he or she names his or her beneficiary for purposes of the Plan).
(b)    The Participant may revoke or change his or her beneficiary designation by signing and filing with the Committee at any time prior to his or her death a new writing or form acceptable to the Committee.
(c)    Notwithstanding the foregoing provisions of this subsection 8.2, if no beneficiary designation of the Participant has been filed with the Committee prior to his or her death, or if the Committee in good faith determines either that any beneficiary designation made by the Participant prior to his or her death is for any reason not valid or enforceable under applicable law or that there is a valid question as to the legal right of the designated beneficiary to receive the applicable payment, then the applicable payment shall be paid to the estate of the Participant (in which case none of the Company, the Committee, or any of their personnel, agents, or representatives shall have any further liability to anyone with respect to such payment).
9.    Nonassignability of Awards. Except as may be required by applicable law, no award granted under the Plan or any part thereof may be assigned, transferred, pledged, or otherwise encumbered by a Participant otherwise than by designation of a beneficiary under the provisions of section 8 hereof.
10. Provisions Upon Change in Control.
10.1    Effect of Change in Control on Awards. In the event a Change in Control occurs on or after the Effective Date, then, unless otherwise prescribed by the Committee in the terms of an applicable award, the following paragraphs of this subsection 10.1 shall apply notwithstanding any other provision of the Plan to the contrary.
(a)    The amount payable under any award that was granted under the Plan with respect to the CBI Tax Year that immediately precedes the CBI Tax Year in which the Change in Control occurs shall, if such amount has not yet been paid (or if such amount has not been determined) by the date of the Change in Control, be paid within five business days after the date of such Change in Control (and, if the amount of such award has not yet been determined by the date of the Change in Control, its amount shall be deemed to be equal to the award’s Target).

(b)    A pro rata portion of any award granted under the Plan with respect to the CBI Tax Year in which the Change in Control occurs shall be paid within five business days after the date of the Change in Control, with the pro rata portion of such award being deemed to be equal to such award’s Target multiplied by a fraction, the numerator of which shall equal the number of full and partial months (including the month in which the Change in Control occurs) since the first day of the CBI Tax Year in which the Change in Control occurs and the denominator of which shall equal the number of months in such CBI Tax Year.
10.2    Definition of Change in Control.     For purposes of the Plan, a “Change in Control” means the occurrence of any one of the events described in the following paragraphs of this subsection 10.2.
(a)    A majority of the Board as of any date not being composed of Incumbent Directors. For purposes of this subsection 10.2, as of any date, the term “Incumbent Director” means any individual who is a director of CBI as of such date and either: (i) who was a director of CBI at the beginning of the 24 consecutive month period ending on such date; or (ii) who became a CBI director subsequent to the beginning of such 24 consecutive month period and whose appointment, election, or nomination for election was approved by a vote of at least two-thirds of the CBI directors who were, as of the date of such vote, Incumbent Directors (either by a specific vote or by approval of the proxy statement of CBI in which such person is named as a nominee for director). It is provided, however, that no individual initially appointed, elected, or nominated as a director of CBI as a result of an actual or threatened election contest with respect to directors or as a result of any other actual or threatened solicitation of proxies or consents by or on behalf of any person other than the Board shall ever be deemed to be an Incumbent Director.
(b)    Any “person,” as such term is defined in Section 3(a)(9) of the Exchange Act and as used in Sections 13(d)(3) and 14(d)(2) of the Exchange Act, being or becoming “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of CBI representing 20% or more of the combined voting power of CBI’s then outstanding securities eligible to vote for the election of the Board (for purposes of this subsection 10.2, the “CBI Voting Securities”). It is provided, however, that the event described in this paragraph (b) shall not be deemed to be a Change in Control if such event results from any of the following: (i) the acquisition of any CBI Voting Securities by the Company, (ii) the acquisition of any CBI Voting Securities by any employee benefit plan (or related trust) sponsored or maintained by the Company, (iii) the acquisition of any CBI Voting Securities by any underwriter temporarily holding securities pursuant to an offering of such securities, or (iv) a Non-Qualifying Transaction (as defined in paragraph (c) of this subsection 10.2).
(c)    The consummation of a merger, consolidation, statutory share exchange, or similar form of corporate transaction involving the Company (for purposes of this paragraph (c), a “Reorganization”) or sale or other disposition of all or substantially all of the assets of CBI to an entity that is not an affiliate of CBI (for purposes of this paragraph (c), a “Sale”), that in each case requires the approval of CBI’s shareholders under the law of CBI’s jurisdiction of organization, whether for such Reorganization or Sale (or the issuance of securities of CBI in such Reorganization or Sale), unless immediately following such Reorganization or Sale:
(1)    more than 60% of the total voting power (in respect of the election of directors, or similar officials in the case of an entity other than a corporation) of (i) the entity resulting from such Reorganization or the entity which has acquired all or substantially all of the assets of CBI (for purposes of this paragraph (c) and in either case, the “Surviving Entity”), or (ii) if applicable, the ultimate parent entity that directly or indirectly has beneficial ownership of more than 50% of the total voting power (in respect of the election of directors, or similar officials in the case of an entity other than a corporation) of the Surviving Entity (for purposes of this paragraph (c), the “Parent Entity”), is represented by CBI Voting Securities that were outstanding immediately prior to such Reorganization or Sale (or, if applicable, is represented by shares into which such CBI Voting Securities were converted pursuant to such Reorganization or Sale), and such voting power among the holders thereof is in substantially the same proportion as the voting power of such CBI Voting Securities among the holders thereof immediately prior to the Reorganization or Sale;
(2)    no person (other than any employee benefit plan sponsored or maintained by the Surviving Entity or the Parent Entity or the related trust of any such plan) is or becomes the beneficial owner, directly or indirectly, of 20% or more of the total voting power (in respect of the election of directors, or similar officials in the case of an entity other than a corporation) of the outstanding voting securities of the Parent Entity (or, if there is no Parent Entity, the Surviving Entity); and

(3)    at least a majority of the members of the board of directors (or similar officials in the case of an entity other than a corporation) of the Parent Entity (or, if there is no Parent Entity, the Surviving Entity) following the consummation of the Reorganization or Sale were, at the time of the approval by the Board of the execution of the initial agreement providing for such Reorganization or Sale, Incumbent Directors (any Reorganization or Sale which satisfies all of the criteria specified in subparagraphs (1), (2), and (3) of this paragraph (c) being deemed to be a “Non-Qualifying Transaction” for purposes of this subsection 10.2).
(d)    The shareholders of CBI approving a plan of complete liquidation or dissolution of CBI.
Notwithstanding the foregoing, a Change in Control shall not be deemed to occur solely because any person acquires beneficial ownership of more than 20% of the CBI Voting Securities as a result of the acquisition of CBI Voting Securities by CBI which reduces the number of CBI Voting Securities outstanding; provided that, if after such acquisition by CBI such person becomes the beneficial owner of additional CBI Voting Securities that increases the percentage of outstanding CBI Voting Securities beneficially owned by such person, a Change in Control shall then occur.
11. Adjustments.     The Committee shall be authorized to correct any defect, supply any omission, or reconcile any inconsistency in the Plan or any award granted under the Plan in the manner and to the extent it shall determine is needed to reflect the intended provisions of the Plan or that award or to meet any law that is applicable to the Plan.
12. Withholding.     The Company shall retain from the payment of any award granted under the Plan a sufficient amount of cash applicable to the award to satisfy all withholding tax obligations that apply to the payment.
13. Amendment or Termination of Plan.
13.1    Right of Board To Amend or Terminate Plan. Subject to the provisions of subsection 1.3(b) hereof but notwithstanding any other provision hereof to the contrary, the Board may amend or terminate the Plan or any portion or provision thereof at any time, provided that no such action shall materially impair the rights of a Participant with respect to a previously granted Plan award without the Participant’s consent. Notwithstanding the foregoing, the Board may not in any event, without the approval of CBI’s shareholders, adopt an amendment to the Plan which shall make any change in the Plan that is required by applicable law to be approved by CBI’s shareholders in order to be effective.
13.2    Rules When Shareholder Approval for Amendment Is Required. If approval of CBI’s shareholders is required to a Plan amendment pursuant to the provisions of subsection 13.1 hereof, then such approval must comply with all applicable provisions of CBI’s corporate charter, bylaws and regulations and any applicable state law. If the applicable state law fails to prescribe a method and degree in such cases, then such approval must be made by a method and degree that would be treated as adequate under applicable state law in the case of an action requiring shareholder approval of an amendment to the Plan.
14. Miscellaneous.
14.1    Deferrals of Award Payments. The Committee may, in its discretion and if performed in accordance with the terms and conditions of an award granted under the Plan or of any plan maintained by CBI, permit Participants to elect to defer the payment otherwise required under all or part of any award granted under the Plan. Such deferral shall not be permitted by the Committee unless such deferral terms and conditions meet all of the conditions of Section 409A of the Code.
14.2    No Right To Employment. Nothing contained in the Plan or any award granted under the Plan shall confer on any Participant any right to be continued in the employment of the Company or interfere in any way with the right of the Company to terminate the Participant’s employment at any time and in the same manner as though the Plan and any awards granted under the Plan were not in effect.
14.3    No Advance Funding of Plan Benefits. All payments required to be made under awards granted under the Plan shall be made by the Company out of its general assets. In this regard, the Plan shall not be funded and the Company shall not be required to segregate any assets to reflect any awards granted under the Plan. Any liability of the Company to any person with respect to any award granted under the Plan shall be based solely upon the contractual obligations that apply to such award, and no such liability shall be deemed to be secured by any pledge of or other lien or encumbrance on any property of the Company.
14.4    Plan Benefits Generally Not Part of Compensation for Other Company Benefit Plans. Any payments or other benefits provided to a Participant with respect to an award granted under the Plan shall not be deemed a part of the Participant’s compensation for purposes of any termination or severance pay plan, or any other pension, profit sharing, or other benefit plan, of the Company unless such plan expressly or clearly indicates that the payments or other benefits provided under an award granted under the Plan shall be considered part of the Participant’s compensation for purposes of such plan or unless applicable law otherwise requires.

14.5    Applicable Law. Except to the extent preempted by any applicable Federal law, the Plan shall be subject to and construed in accordance with the laws of the State of Ohio.
14.6    Counterparts and Headings. The Plan may be executed in any number of counterparts, each of which shall be deemed an original. The counterparts shall constitute one and the same instrument, which shall be sufficiently evidenced by any one thereof. Headings used throughout the Plan are for convenience only and shall not be given legal significance.

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CINCINNATI BELL INC. ATTN: CHRISTOPHER J. WILSON 221 EAST 4TH STREET, 103-1090 CINCINNATI, OH 45202-2301
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CINCINNATI BELL INC.
The Board of Directors recommends you vote FOR Proposals 1, 2, 3, 4 and 5:
Election of Directors
Nominees:
To be elected for one-year terms expiring in 2017.	For	Against	Abstain
1a. Phillip R. Cox	o	o	o			For	Against	Abstain
1b. John W. Eck	o	o	o	2. Advisory approval of the Company's executive compensation.		o	o	o
1c. Jakki L. Haussler	o	o	o
1d. Craig F. Maier	o	o	o	3. Approve an amendment to the Cincinnati Bell Inc. 2007 Stock Option Plan for Non-Employee Directors.		o	o	o
1e. Russel P. Mayer	o	o	o
1f. Lynn A. Wentworth	o	o	o	4. Re-approval of the material terms of the performance goals under the Cincinnati Bell Inc. 2011 Short-Term Incentive Plan.		o	o	o
1g. Martin J. Yudkovitz	o	o	o
1h. John M. Zrno	o	o	o	5. Ratify the appointment of Deloitte & Touche LLP as independent registered public accounting firm for fiscal 2016.		o	o	o
1i. Theodore H. Torbeck	o	o	o
NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

Signature [PLEASE SIGN WITHIN BOX]		Date		Signature (Joint Owners)	Date

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CINCINNATI BELL INC.
SOLICITATION OF PROXY

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
FOR THE ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON APRIL 29, 2016

The undersigned hereby appoints Phillip R. Cox, Lynn A. Wentworth and John M. Zrno, each or any of them, as proxies, with full power of substitution, to represent and to vote all common shares and 6 3/4% Cumulative Convertible Preferred Shares of Cincinnati Bell Inc. held of record by the undersigned at the close of business on February 29, 2016, at the Annual Meeting and at any adjournment or postponement thereof, notice of which Annual Meeting together with the related Proxy Statement has been received. The proxies are directed to vote the shares as indicated on the reverse side.

THIS PROXY CARD, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED. IF NO DIRECTION IS MADE BUT THE CARD IS SIGNED, THIS PROXY CARD WILL BE VOTED FOR THE ELECTION OF EACH OF THE INDIVIDUAL NOMINEES UNDER PROPOSAL 1, FOR PROPOSAL 2, FOR PROPOSAL 3, FOR PROPOSAL 4 AND FOR PROPOSAL 5, AND IN THE DISCRETION OF THE PROXIES WITH RESPECT TO SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING.

(Continued and to be marked, dated and signed, on the other side)